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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
OMEGA HEALTHCARE INVESTORS, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

OMEGA HEALTHCARE INVESTORS, INC.
9690 Deereco Road
Timonium, Maryland 21093
(410) 561-5726

January 25, 2002

To Our Stockholders:

        On October 30, 2001, we announced a plan to raise $50 million in new equity capital from our current stockholders. The purpose of such offering is to satisfy the conditions to the modification of our revolving credit facilities and to enhance our ability to repay approximately $98 million in debt maturing during the first half of 2002. We reached agreements with the bank groups under both our credit facilities on December 21, 2001. These agreements, which become effective upon the closing of these transactions, will modify and/or waive certain financial covenants with which we were not in compliance. We expect to use the proceeds from the offering to repay a portion of the maturing debt and for working capital and other general corporate purposes. We need you, as stockholders, to approve certain matters relating to these transactions, as further described in these proxy materials. A copy of the prospectus describing these transactions will be sent separately to stockholders. The essential components of these transactions are as follows:

  •
  Rights Offering. We are conducting a rights offering pursuant to which holders of our common stock will have the opportunity to purchase their pro rata percentage of additional shares of our common stock in an aggregate amount equal to $26.4 million. The enclosed proxy solicitation materials relate solely to a special meeting of stockholders to be held on February 18, 2002. The prospectus and subscription materials relating to our rights offering will be provided separately to stockholders. To exercise your rights, you must follow the procedures set forth in the separate prospectus and subscription materials.

  •
  Explorer's Investment Commitment. Explorer Holdings, L.P., which owns all of our outstanding Series C preferred stock and 553,850 shares of our common stock, representing 47.1% of our voting stock, will not purchase common stock in this rights offering. Although Explorer will not participate in the rights offering, Explorer has agreed to purchase $23.6 million of our stock in a private placement concurrent with the closing of the rights offering, at the same price per common share as in this rights offering. The amount that Explorer has committed to invest in the private placement represents its pro rata portion, with respect to shares of our Series C preferred stock and common stock it holds, of the $50 million in additional equity capital we are seeking to raise. Explorer has also agreed to increase the size of its private placement investment in our company by an additional amount equal to the aggregate subscription price of any shares that are not subscribed for in this offering. As a result of this commitment, we are assured of receiving a total of $50 million in gross proceeds upon the completion of the rights offering and the private placement to Explorer. The shares to be issued to Explorer are not registered as a part of the rights offering and will be restricted securities under the Securities Act of 1933. We are seeking your approval to issue shares of common stock to Explorer because Explorer is an affiliate of ours and the rules of the New York Stock Exchange require that stockholders approve any sale of this amount of voting capital stock to an affiliate and issuance of securities that may result in a change of control of the company. If stockholders have not approved the sale of common stock to Explorer at the time we close the rights offering and Explorer's investment, we will sell Explorer shares of non-voting Series D preferred stock in lieu of our common stock. The Series D preferred stock will automatically convert into common stock upon receipt of stockholder approval or the waiver by the New York Stock Exchange of its stockholder approval requirement.

  •
  Amendment of Agreements with Explorer. As a condition to Explorer's investment, we have agreed to amend certain of the agreements relating to Explorer's July 2000 investment in our company.

    These amendments will be effective as of the closing of Explorer's new investment. The effect of these amendments is generally to remove those provisions in our agreements that prohibit Explorer from voting in excess of 49.9% of our stock and from taking certain actions without the prior approval of our Board of Directors. The proposed amendment to the terms of our Series C preferred stock also requires stockholder approval. The Explorer agreements and the negotiated changes are described in more detail under "Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock" on page 29 and "Modifications to Agreements with Explorer" on page 30 of the accompanying Proxy Statement.

  •
  Increase Size of Board of Directors. At the special meeting of stockholders you will also be asked to approve amendments to our Articles of Incorporation and Bylaws increasing the maximum size of our Board of Directors from nine to eleven directors. If the amendments are approved, we have agreed with Explorer that the size of the Board of Directors will be fixed at ten and that I will be appointed to fill the vacancy.

        These transactions were referred to a special committee comprised solely of directors who are not affiliated with Explorer. This special committee unanimously recommended the proposed transactions to the Board of Directors. The Board believes these transactions are the best alternative available to address our current capital needs. Our Board of Directors also received a written opinion from Shattuck Hammond Partners LLC, an independent financial advisor, that as of October 29, 2001, the date of their opinion, the financial terms of the investment agreement with Explorer, taken as a whole, are fair to us from a financial point of view.

        I urge you to vote FOR the issuance of shares of common stock to Explorer, FOR the amendment to the terms of the Series C preferred stock and FOR the amendments to our Articles of Incorporation and Bylaws. Details of the proposed investment and other important information are described in the attached Proxy Statement and the separate prospectus. Please read these documents carefully.

        Thank you for your continuing support. I assure you that, through these challenging times, our directors, officers and employees have been devoted to serving the best interests of our company and you, its stockholders.

Very truly yours,
/s/ C. TAYLOR PICKETT
Chief Executive Officer

        YOUR VOTE IS IMPORTANT. Please sign, date and mail the proxy card promptly in the enclosed envelope whether or not you plan to attend the meeting or exercise your subscription rights. It is important that you return the proxy card promptly whether or not you plan to attend the meeting or exercise your subscription rights, so that your shares are properly voted.

        If you hold shares through a broker, bank or other nominee (in "street name"), you may also have the ability to vote by telephone or the Internet in accordance with instructions that they will include with this mailing. In either event, we urge you to vote promptly.

        These proxy materials relate solely to the solicitation of proxies in connection with the meeting of stockholders and are not an offer to sell Omega common stock or rights. The rights offering is made pursuant to the rights offering prospectus that will be sent to stockholders separately. If you hold your shares in street name and do not receive a copy of the prospectus relating to the rights offering, you should contact your broker to obtain a copy. Stockholders can also obtain a copy of the prospectus by contacting Georgeson Shareholder Communications, Inc. at (800) 223-2064 or via the Internet at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

OMEGA HEALTHCARE INVESTORS, INC.
9690 Deereco Road
Timonium, Maryland 21093
(410) 561-5726

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
January 25, 2002

To Our Stockholders:

        A Special Meeting of Stockholders of Omega Healthcare Investors, Inc. will be held at Holiday Inn Select, 2004 Greenspring Drive, Timonium, Maryland on Monday, February 18, 2002, at 10:00 a.m., for the following purposes:

  1.
  To approve the issuance to Explorer Holdings, L.P. of shares of our common stock either in connection with Explorer's commitment to invest $23.6 million plus an amount equal to the aggregate subscription price of any shares of common stock not purchased in the rights offering by other stockholders or upon the conversion of shares of Series D preferred stock issued to Explorer in lieu of common stock if we close Explorer's investment prior to receiving the stockholder approval sought pursuant to the proxy statement to issue common stock to Explorer, and any change of control that may result from such issuance.

  2.
  To approve an amendment to our Articles of Incorporation amending the terms of our Articles Supplementary for the Series C Convertible Preferred Stock by removing the provisions prohibiting Explorer from voting in excess of 49.9% of our common stock, by changing the number and manner in which holders of our Series C and Series D preferred stock can appoint directors if we fail to pay dividends for a specified period of time, by providing that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock and by making certain other technical changes to reflect the possible issuance of the Series D preferred stock.

  3.
  To approve amendments to our Articles of Incorporation and our Bylaws to increase the size of the Board of Directors from nine to eleven members, and to provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

        Your Board of Directors has fixed the close of business on January 24, 2002 as the record date for the determination of stockholders who are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

By order of the Board of Directors
/s/ CAROL A. ALBAUGH Corporate Secretary
January 25, 2002
Ann Arbor, Michigan

        Whether you are able to attend or not, we urge you to cast your vote promptly on the enclosed proxy card FOR each of the matters listed above, all as set forth in the attached Proxy Statement.

        Please sign, date and return the enclosed proxy card promptly in the enclosed envelope. If you attend the Special Meeting, you may vote in person even if you have previously mailed a proxy card.

OMEGA HEALTHCARE INVESTORS, INC.
9690 Deereco Road
Timonium, Maryland 21093
(410) 561-5726

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

To be Held on February 18, 2002

        The accompanying proxy is solicited by our Board of Directors to be voted at the Special Meeting of Stockholders to be held at Holiday Inn Select, 2004 Greenspring Drive, Timonium, Maryland on February 18, 2002, and any adjournments of the meeting. It is anticipated that this proxy material will be mailed on or about January 25, 2002 to our common stockholders of record on January 24, 2002.

        A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

        Your vote will not affect your ability to exercise your rights received in the rights offering. Stockholders may vote to approve the issuance of shares of common stock to Explorer and still decline to exercise their subscription rights. Conversely, stockholders can vote against the issuance of shares to Explorer yet still exercise their subscription rights if the closing conditions to which the rights offering is subject are met.

VOTING SECURITIES

        Our outstanding voting securities as of January 24, 2002, the record date, consisted of 19,999,065 shares of common stock, par value $.10 per share and 1,048,420 shares of Series C convertible preferred stock. Each holder of record of common stock and Series C preferred stock as of the close of business on January 24, 2002 is entitled to notice of and to vote at the Special Meeting or any adjournments thereof. Each holder of shares of common stock is entitled to one vote per share on all matters properly brought before the Special Meeting. The holder of our Series C preferred stock will vote as a single class with holders of common stock on all matters properly brought before the Special Meeting on an as-converted basis, except as expressly required by law. The 1,048,420 shares of Series C preferred stock outstanding as of January 24, 2002 are convertible into 16,774,722 shares of common stock and accordingly an aggregate of 36,773,787 votes are entitled to be cast by the holders of common stock and Series C preferred stock at the meeting.

VOTING

        The presence at the Special Meeting of shares representing a majority of the voting power associated with our issued and outstanding common stock and Series C preferred stock will be necessary to establish a quorum for the conduct of business at the Special Meeting. The proposal to issue shares of common stock to Explorer Holdings, L.P. in connection with its investment must be approved by the affirmative vote of a majority of the shares of our common stock and Series C preferred stock that are cast at the Special Meeting. The proposal to approve an amendment to our Articles of Incorporation to amend the terms of our Articles Supplementary for the Series C Convertible Preferred Stock must be approved by the affirmative vote of a majority of the shares of our issued and outstanding common stock and Series C preferred stock, voting together as a class, and two-thirds of the issued and outstanding shares of Series C preferred stock voting separately as a class. The proposal to amend our Articles of Incorporation and Bylaws to increase the maximum number of members of the Board of Directors from nine to eleven must be approved by the affirmative vote of at least 80% of the shares of issued and outstanding common stock and Series C preferred stock, voting together as a class on an as converted basis.

        As of the record date, directors and executive officers of our company beneficially owned 1,018,220 shares of our common stock (including 52,997 shares subject to company stock options exercisable within 60 days). As of the record date, shares held by directors and executive officers of our company entitle them to exercise approximately 2.8% of the voting power of the shares entitled to vote at the special meeting on an as-converted basis. Explorer has committed to vote its shares of common stock and shares of Series C preferred stock, representing approximately 47.1% of the voting shares, in favor of the proposal relating to the issuance of shares of common stock to Explorer and the two proposals relating to the amendments to our Articles of Incorporation and Bylaws.

        Brokers holding shares in "street name" may vote the shares only if the beneficial owner provides instructions on how to vote. Brokers will provide beneficial owners instructions on how to direct the brokers to vote the shares. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this Proxy Statement without the beneficial owners' specific instructions. A so-called "broker non-vote" occurs when a broker, holding common stock as nominee, does not receive voting instructions from the beneficial owner. With respect to all matters submitted to stockholders for their consideration, abstentions will be included as shares cast on such proposals, whereas broker non-votes will not be included as part of the total number of votes cast on such proposals since shares represented by broker non-votes are not legally eligible to vote on any matter to which the non-vote relates. Thus, abstentions will have the same effect as votes against any given proposal. Broker non-votes will have no effect in determining whether the stockholders have approved the proposal to approve the issuance of shares of common stock to Explorer Holdings, L.P. because approval of such proposal is based on the number of shares that are actually voted. However, broker non-votes will have the same effect as a vote against the two proposals to amend our Articles of Incorporation and Bylaws because approval of such proposals is based on the number of shares issued and outstanding. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

        We urge stockholders to vote promptly either by signing, dating and returning the enclosed proxy card in the enclosed envelope, or for stockholders who own their shares in street name through a broker, in accordance with the telephone or Internet voting instructions your broker may include with this mailing.

PROPOSAL 1—APPROVAL OF THE ISSUANCE OF COMMON STOCK
IN CONNECTION WITH EXPLORER HOLDINGS, L.P.'s INVESTMENT

Description of Rights Offering and Explorer's Investment

        On October 30, 2001, we announced a plan to raise $50 million in new equity capital from our current stockholders. The purpose of this plan is to satisfy the conditions to the modification of our revolving credit facilities and to enhance our ability to repay approximately $98 million in debt maturing during the first half of 2002. We reached agreements with the bank groups under both our credit facilities on December 21, 2001. These agreements include modification and/or waivers to certain financial covenants with which we were not in compliance. The effectiveness of these agreements is conditioned on our raising an additional $50 million of equity capital. We expect to use the proceeds from the rights offering to repay a portion of the maturing debt and for working capital and other general corporate purposes.

        Our plan to raise $50 million of new common equity consists of two components: a $26.4 million rights offering to our common stockholders and a private placement of at least $23.6 million to Explorer Holdings, L.P., our largest stockholder. The number of rights that each common stockholder will receive represents the stockholder's pro rata portion on an as-converted basis of the $50 million we propose to raise, thereby allowing stockholders who fully participate in the rights offering the opportunity to avoid any dilution in their ownership interest.

        Explorer Holdings, L.P., which owns all of our outstanding Series C preferred stock and 553,850 shares of our common stock, representing 47.1% of our voting stock, will not purchase common stock in this rights offering. Although Explorer will not participate in the rights offering, Explorer has agreed to purchase $23.6 million of our stock in a private placement concurrent with the closing of the rights offering, at the same price per common share as in this rights offering. The amount that Explorer has committed to invest in the private placement represents its pro rata portion, with respect to shares of our Series C preferred stock and common stock it holds, of the $50 million in additional equity capital we are seeking to raise. Explorer has also agreed to increase the size of its private placement investment in our company by an additional amount equal to the aggregate subscription price of any shares that are not subscribed for in this offering. As a result of this commitment, we are assured of receiving a total of $50 million in gross proceeds upon the completion of the rights offering and the private placement to Explorer. The shares to be issued to Explorer are not registered as a part of the rights offering and will be restricted securities under the Securities Act of 1933.

        Holders of our Series A and Series B preferred stock are not entitled to participate in the rights offering. If the issuance of common stock to Explorer has not been approved by our stockholders at the time of closing of the rights offering and Explorer's investment, Explorer will receive shares of a newly created series of non-voting convertible Series D preferred stock. If issued, the Series D preferred stock has terms substantially similar to Explorer's Series C preferred stock (except the Series D preferred stock would be non-voting) and will automatically convert into common stock upon receipt of stockholder approval or upon the waiver by the New York Stock Exchange of its stockholder approval requirement. Explorer has committed to vote its shares of common stock and shares of Series C preferred stock, representing approximately 47.1% of the voting shares, in favor of this proposal.

        The closing of both the rights offering and Explorer's investment will occur no later than ten business days following the expiration of the subscription period for the rights offering, and is subject to customary closing conditions. See "Conditions" on page 7 of this Proxy Statement.

Reasons for the Rights Offering

        Our current financial challenges are the result of the continuation of the unprecedented financial difficulties in the long-term care industry. The introduction in 1998 of a new Medicare Prospective Payment System for the reimbursement of skilled nursing facilities, in lieu of the cost-based reimbursement system, was implemented with harsh and somewhat unexpected consequences for the long-term care industry. The prospective payment system significantly reduced payments to nursing home operators which forced many nursing home operators in America into financial distress. Ultimately, many of them, including our customers Allegheny Health Systems, Sun Healthcare Group, Frontier Group, Inc., Integrated Health Services, RainTree Healthcare Corp. and Mariner Post-Acute Network, Inc. were forced to seek bankruptcy protection in order to continue to deliver care to the nation's elderly.

        The wave of bankruptcy filings by large nursing home operators seriously disrupted the long-term care industry to which we provide capital and virtually froze our access to capital sources in 2000. In response to these financial challenges, we completed a transaction with Explorer in July 2000 pursuant to which Explorer provided us with $100.0 million in exchange for $100.0 million of our Series C preferred stock. The proceeds of the initial Explorer investment were used to fund the repayment of debt that matured in July 2000, and the Company was subsequently able to repay $48.4 million in indebtedness that matured in February 2001. However, our portfolio of investments continued to experience difficulties as we sought to restructure certain investments (such as Mariner) and as we recovered other properties which we have now reclassified as "owned and operated."

        As a result of the continuing financial difficulties in the long-term care industry and the recording of the settlement of a lawsuit in June 2001, we were not in compliance with certain of the financial covenants contained in the loan agreements relating to our two credit facilities. These violations prevented us from drawing upon the remaining credit available under both credit facilities. The waiver of existing defaults and the modification of the terms of the credit facilities in a manner acceptable to both us and Explorer is a condition to the closing of the rights offering and Explorer's investment. We have entered into amendments to our credit facilities that are satisfactory to us and Explorer that become effective concurrently with the closing of the rights offering. We believe these amendments satisfy the closing conditions relating to our credit facilities. We have approximately $98 million of indebtedness maturing in the first half of 2002. Although we suspended dividends on our common and preferred stock in February, 2001 in order to conserve cash to assist us in repaying this indebtedness, we cannot assure you that we will be successful in addressing these pending obligations unless we obtain additional cash from one or more sources.

        In the face of the continuing financial difficulties plaguing the long-term care industry in general and our investment portfolio in particular, management explored a number of capital financing alternatives including discussions with Explorer to address our near-term liquidity challenges.

        Our Board of Directors asked a special committee, composed solely of directors who are unaffiliated with Explorer, to evaluate any proposals received from Explorer and make a recommendation to the full Board of Directors regarding what action, if any, our company should take with respect to such proposals. The special committee engaged Shattuck Hammond Partners LLC on October 15, 2001 as the committee's financial advisor to (i) review and analyze potential financing alternatives for our company as well as financing proposals we received; and (ii) if requested, render an opinion to the Board of Directors regarding the fairness from a financial point of view of a financing contemplated by us involving, among other things, an investment by Explorer, a 45.5% owner of our common stock on an as converted basis as of the date of the fairness opinion, and a rights offering to our stockholders other than Explorer. Prior to being engaged by us as the financial advisor to the special committee, Shattuck Hammond had no professional relationship with us nor Employer.

        Shattuck Hammond worked with our management team and counsel to the special committee to negotiate the terms of the proposed Explorer investment and finalize the documentation relating thereto. On October 23, 2001, Shattuck Hammond delivered its preliminary reports to the special committee and Board of Directors regarding Shattuck Hammond's evaluation of the terms of the proposed Explorer investment and an assessment of viable alternatives. On October 29, 2001, following a review of the definitive documentation pertaining to the proposed Explorer investment, Shattuck

Hammond rendered its written opinion to our Board of Directors to the effect that the financial terms of the investment agreement, taken as a whole, are fair to us from a financial point of view. Shattuck Hammond's opinion relates solely to the fairness to Omega of the financial terms of the investment agreement, and does not address the fairness of either the investment agreement to unaffiliated stockholders or the subscription price in the rights offering. See "Opinion of Financial Advisor to the Special Committee of Independent Directors and the Board of Directors."

        The Board of Directors unanimously approved the rights offering and Explorer's investment transactions. The process of evaluating Explorer's proposal compared with other potential capital alternatives and negotiating the terms of our agreement with Explorer, as described in this Proxy Statement, was deliberative and thoughtful. The special committee engaged in extensive deliberations to structure a transaction that meets our near-term liquidity needs while affording our existing stockholders an opportunity to participate in our future on the same terms on which Explorer may invest.

        The rights offering affords our existing stockholders an opportunity to subscribe for the new shares of common stock, at the same price per common share as the Explorer private placement, and to maintain their proportionate interest in us. Some of the factors considered by our Board of Directors in deciding to proceed with the rights offering include:

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  our need for capital;
  •
  the alternative methods available to us for raising capital;
  •
  the pro rata nature of a rights offering to our stockholders;
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  the terms of the investment agreement with Explorer;
  •
  the time period available in which to raise the needed capital and the uncertainty of closure associated with various alternative methods for raising capital;
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  the market price of our common stock; and
  •
  conditions of the capital markets in general.

In addition, since no underwriting or sales commission will be paid in respect of the shares purchased in the rights offering, we believe the rights offering will be a low-cost method of raising additional capital.

Summary of Key Terms of the New Explorer Investment

        The following summary of the material terms of Explorer's investment is subject to, and qualified in its entirety by, the complete text of the investment agreement described below and the other material documents described in more detail under "Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock" on page 29 and "Modifications to Agreements with Explorer" on page 30 of this Proxy Statement. Copies of the investment agreement and the other material agreements are attached as appendices to this Proxy Statement and are incorporated in this Proxy Statement by reference. You should read the full text of the Explorer agreements because those agreements, and not this Proxy Statement, are the legal documents that govern the additional investment by Explorer. In the event of any discrepancy between the terms of the investment agreement and the following summary, the investment agreement will control.

Investment Agreement

        Amount and Nature of Explorer Investment.    Under the terms of the investment agreement, as amended by supplemental agreement dated January 15, 2002, Explorer has agreed to invest at least $23.56 million, representing its pro rata portion on an as-converted basis of the $50 million in new equity we are seeking to raise, based on Explorer's ownership of our Series C preferred stock and common stock. A copy of the investment agreement as modified by the supplemental agreement is attached as Appendix A to this Proxy Statement. Explorer has also committed to invest in the concurrent private placement an additional amount equal to the aggregate subscription price of the shares that are not subscribed for by other stockholders in this rights offering. Explorer has agreed to purchase its stock at the same price per share as is offered to our stockholders in the rights offering. Our Board of Directors has authorized the issuance and sale to Explorer of either newly issued shares of our Series D preferred stock, having the designations, voting powers, preferences and other rights as set forth in the Articles Supplementary to the Series D Convertible Preferred Stock, a copy of which is attached as Appendix B to this Proxy Statement, or, if we have the approval of our stockholders prior to the closing of Explorer's investment, our common stock, in each case having an aggregate value equal to the difference between $50 million and the gross proceeds we receive from the rights offering. We anticipate the closing of Explorer's investment to occur no later than ten business days following the expiration of the subscription period for the rights offering.

        Representations, Warranties and Indemnities.    The investment agreement contains representations, warranties and indemnification provisions that we believe are customary for a transaction of this nature. In the investment agreement, Omega made representations and warranties about itself related to, among other things:

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  corporate existence, qualification to conduct business and corporate power;
  •
  ownership of subsidiaries;
  •
  capital structure;
  •
  corporate authority to enter into, and carry out the obligations under, the investment agreement and the agreements entered into in connection therewith, and the enforceability of such agreements;
  •
  our rights plan;
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  absence of a breach or conflict with its charter documents, bylaws or material agreements as a result of the transactions contemplated by the investment agreement;
  •
  filings with the SEC;
  •
  financial statements;
  •
  absence of undisclosed liabilities;
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  compliance with laws;
  •
  legal proceedings;
  •
  absence of specified changes or events since July 1, 2001;
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  tax matters;
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  environmental matters;
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  material contracts;
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  employee benefit plans; and
  •
  information supplied for use in this Proxy Statement and the registration statement related to the rights offering.

        The representations and warranties survive the closing of Explorer's investment for two years. Subject to certain thresholds and caps, we have agreed to indemnify Explorer and its affiliates for all losses relating to a breach of our representations and warranties, and to indemnify Explorer and its affiliates for all losses relating to a breach of our agreements or any actual or threatened claim made by any third party relating to or in connection with the transactions contemplated by the investment agreement.

        We have also agreed to reimburse Explorer for its out-of-pocket costs and expenses in connection with the transactions contemplated by the investment agreement, not to exceed $1 million.

        Conditions.    The closing of Explorer's investment is subject to conditions relating to modifications to our credit facilities and the absence of any governmental order or litigation that is likely to render it impossible or unlawful to complete the rights offering and/or Explorer's investment, or that could reasonably be expected to have a material adverse effect on our business, results of operations, or financial condition, or materially restrict the rights of Explorer under the documents relating to its investment.

        On December 21, 2001, we reached agreements with the bank groups under both of our revolving credit facilities that are satisfactory to us and Explorer that become effective concurrently with the closing of the rights offering. We believe that these amendments will satisfy the closing conditions relating to our credit facilities. These agreements include modifications and/or waivers to the financial covenants with which we were not in compliance. In addition, certain other financial covenants will be either modified or eliminated going forward. The effectiveness of these agreements is subject to the completion of the rights offering and private placement to Explorer. In the event such conditions are not satisfied, we will terminate the rights offering and the private placement to Explorer. While there currently exists no governmental order or litigation with respect to this offering, we cannot assure you that such governmental order or litigation will not arise prior to closing the rights offering. If a governmental order or litigation arises prior to the closing of the rights offering, we may not be able to complete the rights offering and/or the private placement to Explorer.

        Termination.    Explorer may terminate the investment agreement if the closing has not occurred by February 28, 2002.

Summary of Terms of Series D Preferred Stock

        The terms of the Series D preferred stock are set forth in the Articles Supplementary for Series D Convertible Preferred Stock, a copy of which is attached as Appendix B to this Proxy Statement. The following description does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary. You should read the full text of the Series D Preferred Stock Articles Supplementary because that document, and not this Proxy Statement, is the legal document that contains the specific rights and preferences of the Series D preferred stock be sold to Explorer. In the event of any discrepancy between the terms of the Series D Preferred Stock Articles Supplementary and the following summary, the Articles Supplementary will control.

        General.    Under our Articles of Incorporation, our Board of Directors is authorized without further stockholder action to provide for the issuance of up to an aggregate of 10,000,000 shares of our preferred stock, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as will be stated in the resolutions providing for the issuance of a series of such stock, adopted, at any time or from time to time, by our Board of Directors. The Series D Articles Supplementary authorize us to issue up to 1,000,000 shares of the Series D preferred stock. Whether or not we file the Series D Articles Supplementary with the Maryland State Department of Assessment and Taxation or issue any shares of Series D preferred stock will depend on whether our stockholders have approved the issuance of common stock upon conversion of the Series D preferred stock prior to the closing of Explorer's investment in our company.

        Rank.    The Series D preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (i) senior to our common stock and to all other equity securities that by their terms rank junior to the Series D preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company; (ii) on a parity with our outstanding Series A preferred stock, Series B preferred stock, Series C preferred stock and any other equity securities that may be issued by our company that have terms which specifically provide that such equity securities will rank on a parity with the Series D preferred stock; and (iii) junior to all of our existing and future indebtedness. Any of our Company's convertible debt securities will rank senior to the Series D preferred stock prior to conversion.

        Dividend Rights.    If approval of our stockholders to permit the conversion of Series D preferred stock into common stock is not received by February 28, 2002, holders of shares of the Series D preferred stock are entitled to receive dividends at the greater of:

  •
  10% per annum of the liquidation preference, as discussed below, per share; and
  •
  the amount per share declared or paid by us on our common stock based on the number of shares of common stock into which the shares of Series D preferred stock are then convertible.

        Dividends on each share of the Series D preferred stock will be cumulative commencing from the date of issuance unless the Series D preferred stock is converted into common stock prior to February 28, 2002, in which case there will be no adjustment or payment in respect of any accrued dividends. Dividends are payable in arrears for each dividend period ended July 31, October 31, January 31 and April 30 on or before the relevant dividend payment date, which will be the 15th day of August, November, February and May of each year. Any dividend payable on shares of the Series D preferred stock for any partial period will be prorated for the partial period based on the actual number of days elapsed commencing with and including the date of issuance of such shares through the end of the dividend period. Dividends will be payable at the election of the holders of a majority of the Series D preferred stock with respect to any period after June 30, 2002, and at the election of our Board of Directors with respect to any period on or prior to June 30, 2002, (i) by the issuance as of the relevant dividend payment date of additional shares of Series D preferred stock having an aggregate liquidation preference equal to the amount of such accrued dividends, or (ii) in cash. If dividends are paid in additional shares of Series D preferred stock, the number of authorized shares of Series D preferred stock will be deemed, without further action, to be increased by the number of shares so issued. Dividends on shares of Series D preferred stock will not be declared by our Board of Directors or paid or set apart for payment if the terms of any agreement to which we are a party, including any agreement relating to our indebtedness, prohibits the declaration or payment of dividends on the Series D preferred stock or provides that such declaration, payment or setting aside for payment would constitute a breach thereof or default thereunder; provided that in such case dividends on the Series D preferred stock will accrue. Dividends on the Series D preferred stock will also accrue whether or not we have earnings or other funds legally available for the payment of such dividends. Accrued but unpaid dividends on the Series D preferred stock will not bear interest. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any of our capital stock or any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series D preferred stock, other than a dividend in shares of our common stock or in shares of any other class of stock ranking junior to the Series D preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full upon the Series D preferred stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock, all dividends declared upon the Series D preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock will be declared pro rata so that the amount of dividends declared per share of Series D preferred stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series D preferred stock and such other series of preferred stock, which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

Unless full cumulative dividends on the Series D preferred stock have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof is set apart for payment in full, no dividends, other than certain dividends payable in our capital stock, may be declared or paid upon our common stock, except for certain limited exceptions such as dividends paid for the purpose of preserving our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Any dividend payment made on shares of the Series D preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, each holder of shares of Series D preferred stock will, at the election of such holder, be entitled to be paid the liquidation preference out of our assets legally available for distribution to our stockholders before any distribution of assets is made to holders of common stock or any other class or series of our capital stock that ranks junior to the Series D preferred stock as to liquidation rights. After payment of the full amount of the liquidation preference, plus any accrued and unpaid dividends and interest thereon, if any, to which they are entitled, the holders of Series D preferred stock will have no right or claim to any of our remaining assets. The consolidation or merger of our company with or into any other corporation, trust or entity or of any other corporation with or into us in a manner that constitutes a change in control, or the sale, lease or conveyance of all or substantially all of our property or business will be deemed to constitute a liquidation, dissolution or winding up of our company. The liquidation preference for shares of Series D preferred stock is equal to the original issue price of the Series D preferred stock plus any accrued and unpaid dividends.

        Redemption.    The Series D preferred stock is not redeemable, subject, however, to certain restrictions on transfer and ownership, described in "Redemption and Business Combination Provisions" on page 10 of this Proxy Statement. In any event, the Series D preferred stock may not be redeemed without the consent of the holders thereof.

        Voting Rights.    Holders of Series D preferred stock will not have voting rights, except as set forth below. Whenever dividends on any shares of Series D preferred stock are in arrears for two or more dividend periods, the number of directors then constituting the Board of Directors will be increased by two if not already increased pursuant to a similar provision in the Amended and Restated Articles Supplementary for Series C Convertible Preferred Stock, which will become effective upon stockholder approval as set forth in the description of the Series C preferred stock in "Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock" on page 29 of this Proxy Statement. The holders of such shares of Series D preferred stock and the holders of Series C preferred stock upon which like voting rights have been conferred and are exercisable, voting together as a single class, will be entitled to vote as a single class to elect the additional preferred stock directors until such time as all dividends accumulated on such shares of Series D preferred stock and Series C preferred stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid, at which time the directors elected pursuant to this right are required to resign. In any vote to elect or remove such directors, each holder of shares of Series D preferred stock and Series C preferred stock will be entitled to one vote for each share held by such holder. So long as any shares of Series D preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D preferred stock outstanding at the time (voting as a single class together with any other classes of preferred stock adversely affected in the same manner), amend, alter or repeal the provisions of our charter or the Series D Articles Supplementary, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D preferred stock, including the creation of any series of preferred stock ranking senior to the Series D preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, but not including the creation or issuance of preferred stock ranking on a parity with the Series D preferred stock.

        Conversion.    The holders of Series D preferred stock have the following conversion rights:

          Automatic Conversion.    Each share of Series D preferred stock will automatically convert into shares of our common stock upon the earlier of: (i) the date the holders of a majority of the shares of our common stock, giving effect to the conversion of the Series C preferred stock, present and entitled to vote at a duly convened meeting of our stockholders vote to approve the conversion of the Series D preferred stock into common stock and the issuance of common stock upon such conversion; and (ii) the date the New York Stock Exchange waives any requirement for stockholder approval of the conversion of the Series D preferred stock into common stock under its rules and policies.

          Conversion Price.    Subject to certain limitations on conversion set forth in the Series D Articles Supplementary, each share of Series D preferred stock will be converted into the number of shares of our common stock as is equal to the quotient obtained by dividing the original issue price for such share by the conversion price, as discussed below, in effect at the time of conversion. The conversion price will be adjusted to reflect the economic impact of a stock split, stock combination, certain dividends paid on common stock, the issuance of additional common stock at a price less than fair market value and similar events.

Redemption and Business Combination Provisions

        If our Board of Directors is, at any time and in good faith, of the opinion that direct or indirect ownership of at least 9.9% or more of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, our Board of Directors will have the power:

  •
  by lot or other means deemed equitable by it, to call for the purchase from any of our stockholders a number of voting shares sufficient, in the opinion of our Board of Directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of such beneficial owner to a level of no more than 9.9% of our outstanding voting shares of our capital stock, and

  •
  to refuse to transfer or issue voting shares of our capital stock to any person whose acquisition of such voting shares would, in the opinion of our Board of Directors, result in the direct or indirect ownership by that person of more than 9.9% of our outstanding voting shares of our capital stock.

        Further, any transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares will be deemed void ab initio and the intended transferee will be deemed never to have had an interest therein. Subject to the rights of the preferred stock described below, the purchase price for any voting shares of our capital stock so redeemed will be equal to the fair market value of the shares reflected in the closing sales prices for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by our Board of Directors in accordance with the provisions of applicable law. The purchase price for shares of Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock will be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the purchase price will, in the case of the Series A preferred stock and Series B preferred stock, be equal to the redemption price of such shares of Series A preferred stock and Series B preferred stock, respectively, and, in the case of the Series C preferred stock and Series D preferred stock, the purchase price will be equal to the liquidation preference of such shares of Series C preferred stock and Series D preferred stock, respectively. From and after the date fixed for purchase by our Board of Directors, the holder of any shares so called for purchase will cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

        Our Articles of Incorporation require that, except in certain circumstances, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock, a related person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A "business combination" is defined in the Articles of Incorporation as:

  •
  any merger or consolidation of our company with or into a related person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "substantial part," as defined below, of our assets including, without limitation, any voting securities of a subsidiary to a related person;

  •
  any merger or consolidation of a related person with or into our company;

  •
  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to our company;

  •
  the issuance of any securities (other than by way of pro rata distribution to all stockholders) of our company to a related person; and

  •
  any agreement, contract or other arrangement providing for any of the transactions described in the definition of business combination.

The term "substantial part" is defined as more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made. The 80% voting requirement described above will not be applicable if (i) our Board of Directors has unanimously approved in advance the acquisition of our stock that caused a related person to become a related person or (ii) the business combination is solely between us and a wholly owned subsidiary. Our Board of Directors unanimously approved in advance Explorer's acquisition of our Series C preferred stock, which made Explorer a related person to us. Therefore, the 80% voting requirement is inapplicable to Explorer.

        Under the terms of our Articles of Incorporation, our Board of Directors is classified into three classes. Each class of directors serves for a term of three years, with one class being elected each year. As of the date of this Proxy Statement, there are nine directors, with each class consisting of three directors.

        The foregoing provisions of our Articles of Incorporation and certain other matters may not be amended without the affirmative vote of at least 80% of our outstanding voting shares.

        The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem in their interests or in which they might receive a substantial premium. Our Board of Directors' authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by the accumulation of shares, deprive stockholders of opportunities to sell at a temporarily higher market price. However, our Board of Directors believes that inclusion of the business combination provisions in the Articles of Incorporation may help assure fair treatment of all stockholders and preserve our assets.

        The foregoing summary of certain provisions of the Articles of Incorporation relating to business combinations does not purport to be a complete summary of our Articles of Incorporation.

Dividends on Common Stock

        In February 2001, we suspended payment of all dividends on all common stock and preferred stock. We do not know when or if we will resume dividend payments on our common stock or, if resumed, what the amount or timing of any dividend will be. We do not anticipate paying dividends on any class of capital stock at least until our $98 million of debt maturing in the first half of 2002 has been repaid, and in any event, all accrued and unpaid dividends on our Series A, B, C and D (if issued) preferred stock must be paid in full before dividends on our common stock can be resumed. Dividends on our Series A, B and C preferred stock currently outstanding accrue at $20.1 million annually. As of December 30, 2001, we had $19.9 million of accumulated and unpaid preferred dividends on our preferred stock. Notwithstanding the suspension of dividends, we have made sufficient distributions to satisfy the distribution requirements under the REIT rules of the Internal Revenue Code of 1986 to maintain our REIT status for 2000 and expect to satisfy the requirements under the REIT rules for 2001.

        On March 30, 2001 our Board of Directors approved payment of the accrued Series C dividend from November 15, 2000 and the associated waiver fee by issuing 48,420 shares of Series C preferred stock to Explorer on April 2, 2001. Dividends paid in stock to a specific class of stockholders, such as our payment of our Series C preferred stock in April 2001, constitute dividends eligible for the 2001 dividends paid deduction. Additionally, and as specifically authorized by the Internal Revenue Code, dividends declared by September 15, 2002 and paid by December 31, 2002 may be elected to be treated as a distribution of 2001 taxable income.

Reason for Seeking Stockholder Approval

        Our common stock trades on the New York Stock Exchange. The rules of the New York Stock Exchange require that a company whose securities are listed on the New York Stock Exchange receive stockholder approval before selling or issuing to an affiliate, such as Explorer, common stock or stock convertible into common stock that represents 1% or more of the issuing company's outstanding common stock. Because the number of shares of common stock which will be issued pursuant to the investment agreement will be more than 1% of Omega's outstanding common stock, we must obtain stockholder approval to issue shares of common stock to Explorer. The New York Stock Exchange rules also require stockholder approval prior to the issuance of any securities that may result in a change in control.

Vote Required for Approval of the Share Issuance Proposal

        The share issuance proposal must be approved by the affirmative vote of a majority of all shares of common stock and Series C preferred stock present and voting at the Special Meeting. Explorer has committed to vote its shares of common stock and shares of Series C preferred stock, representing approximately 47.1% of the voting shares, in favor of the proposal relating to the issuance of shares of common stock to Explorer.

Capitalization

        The following table shows, as of September 30, 2001, our historical capitalization and our capitalization as adjusted for the rights offering and Explorer's investment, including the application of the proceeds, assuming net proceeds of $48 million. For purposes of this table, we have assumed that all of the rights will be exercised in full by stockholders in the rights offering and that we will issue Series D preferred stock to Explorer at the closing of the rights offering. If stockholders approve

Explorer's investment before the closing of the rights offering, Explorer will be issued a number of shares of common stock equal to the number of shares of common stock that would otherwise have been issuable upon conversion of the Series D preferred stock in lieu of the Series D preferred stock. To the extent stockholders do not exercise all of the rights, the amount of Series D preferred stock or common stock issued to Explorer will increase. For purposes of our capitalization as adjusted, we have assumed a subscription price of $2.92 per share.

	Unaudited
	Historical	As Adjusted
	(In thousands)
Debt:
Revolving lines of credit	$203,641	$203,641
Other secured borrowings	18,595	18,595
Unsecured borrowings:
6.95% Notes Due June 2002(1)	99,641	51,641
6.95% Notes Due August 2007	100,000	100,000
Other unsecured borrowings	4,160	4,160

Total Debt	426,037	378,037
Stockholders' Equity:
Preferred Stock $1.00 par value:
Authorized—10,000 Shares
Issued and Outstanding—2,300 shares Series A with an aggregate liquidation preference of $57,500	57,500	57,500
Issued and Outstanding—2,000 shares Series B with an aggregate liquidation preference of $50,000	50,000	50,000
Issued and Outstanding—1,048 shares Series C with an aggregate liquidation preference of $104,842	104,842	104,842
Issued and Outstanding—228 shares Series D with an aggregate liquidation preference of $22,808(2)	—	22,808
Common Stock $.10 par value:
Authorized—100,000 shares
Issued and Outstanding—20,076(2)	2,008	—
Issued and Outstanding—37,199(2)	—	3,720
Additional paid-in capital	438,384	461,864
Cumulative net earnings	171,272	171,272
Cumulative dividends paid	(365,654)	(365,654)
Unamortized restricted stock awards	(202)	(202)
Accumulated other comprehensive income	(1,491)	(1,491)

Total Stockholders' Equity	456,659	504,659

Total Capitalization	$882,696	$882,696

(1)
For purposes of our capitalization, as adjusted, we have assumed that the net proceeds from the rights offering and the Explorer investment will be approximately $48 million and that we used those proceeds to repay notes due June 2002. We have not determined the actual allocation of proceeds from this offering and the Explorer investment and management will have broad discretion in making that determination.

(2)
If none of the subscription rights are exercised by stockholders, 20,076,024 shares of common stock and 500,000 shares of Series D preferred stock with a liquidation preference of $50 million will be outstanding following the closing of the rights offering and Explorer's investment as adjusted. Upon stockholder approval of the issuance of common stock to Explorer, all the outstanding Series D preferred stock will automatically be converted into 17,123,288 shares of common stock.

Opinion of Financial Advisor to the Special Committee of Independent Directors and the Board of Directors

        Our Board of Directors asked a special committee, composed solely of directors who are unaffiliated with Explorer, to evaluate any proposals received from Explorer and make a recommendation to the full Board of Directors regarding what action, if any, our company should take with respect to such proposals. The special committee engaged Shattuck Hammond Partners LLC on October 15, 2001 as the committee's financial advisor to (i) review and analyze potential financing alternatives for our company as well as financing proposals we received; and (ii) if requested, render an opinion to the Board of Directors regarding the fairness from a financial point of view of a financing contemplated by us involving, among other things, an investment by Explorer, a 45.5% owner of our common stock on an as converted basis as of the date of the fairness opinion, and a rights offering to our stockholders other than Explorer. Prior to being engaged by us as the financial advisor to the special committee, Shattuck Hammond had no professional relationship with us nor Explorer.

        The amount, terms and structure of the proposed financing were determined through a negotiated process between the special committee and Explorer and are set forth in an investment agreement dated as of October 29, 2001 between us and Explorer. Shattuck Hammond did not participate directly in the negotiation of the terms of the investment agreement. Pursuant to the investment agreement, among other things, Explorer commits to invest, subject to certain closing conditions being satisfied or waived, up to $50 million in payment for our common stock or Series D preferred stock. The actual amount of Explorer's investment will be equal to the difference between $50 million and the gross proceeds received by us through a rights offering to our common stockholders other than Explorer, defined as the "unsubscribed purchase amount." If all rights offered in the rights offering are exercised, it was Shattuck Hammond's understanding that the proportional ownership of our stock by stockholders other than Explorer and by Explorer on an as converted basis would, upon Explorer's payment of the unsubscribed purchase amount and the issuance to it of shares of our common stock, remain approximately the same as of the date of Shattuck Hammond's opinion.

        It was also Shattuck Hammond's understanding that the subscription price per common share in the rights offering and the price per common share or the conversion price of the Series D preferred to be paid by Explorer would be the same. For purposes of their opinion Shattuck Hammond also assumed that the subscription price was $2.92, the maximum price approved by our Board of Directors.

        Shattuck Hammond rendered an oral opinion to the special committee and our Board of Directors on October 23, 2001, subject to review of definitive documentation that was in the process of being negotiated, and a written opinion addressed to the special committee and our Board of Directors on October 29, 2001, in each case to the effect that, as of such date and subject to the assumptions made, matters considered and the limitations set forth in its opinion, the financial terms of the investment agreement taken as a whole, defined as the "financial terms of the investment agreement" as described more fully in its opinion, are fair to us from a financial point of view. The full text of Shattuck Hammond's written opinion is attached as Appendix C to this Proxy Statement and is incorporated herein by reference. Shattuck Hammond's opinion sets forth the assumptions made, the matters considered and limits on the review undertaken by Shattuck Hammond in connection with its engagement. The following summary of Shattuck Hammond's opinion is qualified in its entirety by reference to the full text of such opinion. Shattuck Hammond's opinion is directed only to the fairness to us, from a financial point of view, of the financial terms of the investment agreement taken as a whole and does not address any other aspect of the investment by Explorer or the rights offering or any other transaction to which Explorer and our company are parties. Shattuck Hammond's opinion was provided for the information and assistance of the special committee and the Board of Directors in connection with their consideration of the financing proposal put forward by Explorer and is not a recommendation of any action that the special committee, the Board of Directors or any of our stockholders should take.

        It was Shattuck Hammond's further understanding that the investment agreement included, among other things, the various financial terms that are specifically identified in Shattuck Hammond's fairness opinion set forth in Appendix C to this Proxy Statement.

        In connection with preparing its opinion, Shattuck Hammond reviewed a variety of materials including those specifically identified in its fairness opinion set forth in Appendix C to this Proxy Statement and made such investigations as it deemed appropriate. Shattuck Hammond did not independently verify any of the information it obtained for the purposes of its opinion. Instead, Shattuck Hammond assumed the accuracy and completeness of all such information. Shattuck Hammond relied upon assurances by our management that all forward-looking information concerning us reflected the best currently available judgments and estimates of management as to our likely future financial performance and capital requirements. Shattuck Hammond assumed that the financing will be consummated in accordance with the terms of the investment agreement. Shattuck Hammond did not make an independent inspection, evaluation or appraisal of our assets or liabilities, nor did anyone furnish Shattuck Hammond with any such evaluation or appraisal. The Shattuck Hammond opinion is based on market, economic and other conditions as they existed and could be evaluated at the time their fairness opinion was rendered.

        No limitations were imposed by the special committee, the Board of Directors or us on the scope of Shattuck Hammond's investigation or the procedures Shattuck Hammond followed in rendering its opinion. The terms of Shattuck Hammond's engagement, however, did not include soliciting interest in an investment transaction from investors, and Shattuck Hammond made no such solicitation.

        In evaluating the fairness, from a financial point of view, of the financial terms of the investment agreement taken as a whole to us, Shattuck Hammond employed a variety of analyses and reviews which it believes were appropriate for preparing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analyses and review and the application of those methods to the particular circumstances. Therefore such an opinion is not necessarily susceptible to partial analysis or summary description. Shattuck Hammond believes that its analyses and reviews must be considered as a whole and that selection of portions of its analyses and reviews and of the factors considered by it, without considering all of the factors and analyses and reviews, would create a misleading view of the processes underlying its opinion. In arriving at its opinion, Shattuck Hammond did not attribute any particular weight to any particular analysis, review or factor considered by it, but rather made qualitative judgments about the significance and relevance of each analysis, review and factor.

        In performing its analyses and reviews, Shattuck Hammond made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses and reviews performed by Shattuck Hammond do not purport to be an appraisal and are not necessarily indicative of actual values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by Shattuck Hammond's analyses and reviews.

        In connection with its analyses and reviews, Shattuck Hammond utilized estimates and forecasts of our future operating results contained in or derived from projections developed and supplied by our management. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than the forecasts. Such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond our control, and are susceptible to interpretations and periodic revision based on actual experience and business and economic developments after the date they were prepared. Therefore, future results or actual values may be materially different from these forecasts or assumptions.

        The following is a brief summary of material analyses and reviews performed by Shattuck Hammond in connection with the preparation of Shattuck Hammond's fairness opinion delivered to the special committee and our Board of Directors on October 29, 2001. The following analyses and reviews reflect substantially the same methodologies used by Shattuck Hammond in its preliminary oral presentation to the special committee and our Board of Directors on October 23, 2001, but updated and confirmed in writing to reflect financial information and market data that was available as of October 26, 2001 as well as a review of the definitive documentation executed in connection with the Explorer investment.

Alternative Financing Structures Review

        General.    Shattuck Hammond reviewed a number of financing alternatives to Explorer's investment including:

  •
  equity financing (secondary public offering, private investment into public equity, private placement);

  •
  debt financing (subordinated debt, collateralized mortgage backed securitization, Health and Urban Development insured and senior unsecured); and

  •
  other financings (asset sales, sale or merger of our company).

Shattuck Hammond's review was based on a number of theoretical criteria including pricing, completion risk, timing, deleveraging of balance sheet, governance and approval requirements, fees and other factors. Based on its review and the criteria cited, Shattuck Hammond was of the view that no other financing alternative was clearly better than the Explorer investment. In this regard, Shattuck Hammond noted that, among other things:

  •
  Explorer did not require any additional due diligence;

  •
  Explorer and our company were willing to enter into agreements on terms that were substantially similar to the definitive documentation related to Explorer's investment in our Series C preferred stock;

  •
  the views of our management regarding the potential consequences if we did not reach an agreement with its banks for covenant waivers by mid December, 2001, including, without limitation, interest rate increases and other penalties and possible acceleration of its senior debt;

  •
  the requirement of our banks that there be an infusion of equity or other junior capital in connection with any covenant waivers and possible term extensions;

  •
  Explorer's commitment to purchase our common stock at a fixed price per share determined under the investment agreement irrespective of the actual price of our common stock at the time Explorer makes its investment;

  •
  the structure of the Explorer investment as an investment in our common stock or Series D preferred stock to convert into our common stock thereby eliminating the potential need to pay dividends or interest that other investments might require (assuming that Series D preferred stock is not issued or, if issued, is outstanding for only a short period of time);

  •
  an investment of equity would deleverage our balance sheet;

  •
  the World Trade Center attack on September 11, 2001 negatively impacted the financing markets; and

  •
  a rights offering is "democratic" from the perspective that all stockholders can participate based on their proportional ownership.

Market Valuation of Omega Publicly-Traded Senior Unsecured Debt and Series A and B Preferred Stock. Shattuck Hammond noted that our senior unsecured debt and Series A and B preferred stock were trading at significant discounts to their respective par values. Moreover, Shattuck Hammond further noted that our unsecured debt has a below investment grade rating and that the Series A and B preferred stock have had their dividends suspended. Shattuck Hammond concluded that our below investment grade rating on our debt, dividend suspension on our preferred stock and relative trading values of such securities to their par amounts were indicative of the challenges we would face in attempting to complete an alternative financing to the Explorer investment.

Omega Senior Unsecured Debt

	Price	YTM	S&P Rating
Omega 6.95%; 6/15/02	85	35.8%	CCC+
Omega 6.95%; 8/01/07	60	18.5%	CCC+

Series A and Series B Preferred (Actual Dollars)

	Liquidation Preference	Current Price as of 10/26/01	Discount to Liquidation Preference	Dividend Yield
Series A Preferred	$25.00	$14.51	58.0%	NA	(1)
Series B Preferred	$25.00	$13.70	54.8%	NA	(2)

(1)
Dividend suspended; accrues at rate of 9.250%.

(2)
Dividend suspended; accrues at rate of 8.625%.

Explorer Pro Forma Ownership Analysis. Shattuck Hammond noted that Explorer's current ownership of 45.5% of our voting capital stock and the ability to designate four out of nine Board seats (and approve an independent director) provided Explorer with significant control of our company. Based on the $50 million financing and an assumed subscription price of $2.92, depending on the number of our stockholders other than Explorer who exercise their rights, Explorer's ownership of our voting capital stock could exceed 50% on an as converted basis.

        The table below presents Explorer and non-Explorer ownership of our common stock on an as converted basis based on different assumed levels of non-Explorer stockholder participation in the rights offering:

Ownership Analysis (Shares in Millions)

	Common Shares on an as Converted Basis(1)
Explorer Ownership Level	Non- Explorer Participation In Rights Offering	Total Shares Non- Explorer	Percentage Non- Explorer	Total Shares Explorer	Percentage Explorer	Total Shares
High	0%	20.1	37.2%	33.9	62.8%	54.0
Medium	50%	24.7	45.8%	29.2	54.2%	54.0
Low	100%	29.4	54.5%	24.6	45.5%	54.0

(1)
Excludes options and warrants and 553,850 shares of our common stock acquired by Explorer subsequent to October 29, 2001.

        Shattuck Hammond further noted that in the event that upon consummation of the rights offering and transactions contemplated by the investment agreement, Explorer were to beneficially own more than 50% of our voting securities, Explorer would have voting control of our company through its unrestricted right to vote our voting capital stock and the power to designate a majority of our Board of Directors subject to the following restrictions imposed by the investment agreement and any other limitation or restriction imposed by law:

  •
  a limitation on the number of our Board of Directors which Explorer could designate;

  •
  so long as Explorer holds at least 15% of our voting securities, a commitment by Explorer to vote in favor of the election of three directors who are both "independent" under the rules of the New York Stock Exchange and unaffiliated with Explorer and, upon the increase in the number of directors to ten, one additional person who is unaffiliated with Explorer; and

  •
  except for a transaction approved by a committee of our Board of Directors comprised entirely of independent directors and under certain other limited circumstances, a prohibition against Explorer acquiring beneficial ownership of more than 80% of our voting securities.

Rights Offering Analysis

        Shattuck Hammond reviewed 31 rights offerings (excluding rights offerings involving closed end funds and American Depositary Receipts) that have been completed since January 1, 2001. Shattuck Hammond noted that rights offerings are:

  •
  in many instances used by financially troubled companies, and approximately 61% of the companies in the sample involved companies with share prices less than $5.00 per share;

  •
  all of the rights offerings in the sample for which information was available had over-subscription rights available to all stockholders;

  •
  approximately 41% of such rights offerings for which information was available had a large investor that was willing to purchase all or a large part of any rights which were not exercised;

  •
  approximately 36% of the rights offerings in the sample for which information was available had rights that were transferable; and

  •
  approximately 86% of the sample for which information was available were priced based on intangible factors that may have had no relation to the value of the companies' assets, operating performance or share price.

        Shattuck Hammond also reviewed the relative share price performance of the sample group based on the date of announcement and ex dividend date, and concluded that rights offerings typically have relatively little impact on a company's share price.

Rights Offering Analysis

Analysis by Announcement Date

Week Before	Day Before	On Day of	One Day After	One Week After
1.00	0.99	1.00	0.97	0.93

Analysis by Ex Date

Week Before	Day Before	On Day of	One Day After	One Week After
1.13	1.13	1.00	0.98	1.05

Omega Float Comparison

        Based on information provided by Bloomberg Investor Services, Shattuck Hammond compared our public float (common shares not owned by management or other affiliates) with the public float of a select group of publicly-traded financially stable healthcare REITs, which consisted of Health Care Property Investors, Inc., Health Care REIT, Inc., Healthcare Realty Trust, Inc., Nationwide Health Properties, Inc. and Senior Housing Properties Trust, and a select group of publicly-traded financially distressed REITs, which consisted of LTC Properties, Inc. and National Health Investors, Inc.. The REITs in each group were selected because their healthcare focus and mix of assets were reasonably similar to those of our company. The general criteria used to distinguish between a stable and distressed REIT is that stable REITs generally have stronger financial performance, fewer operators who are in bankruptcy, and pay a dividend to their common stockholders. Shattuck Hammond considered our company to be a distressed REIT.

        The public float for the stable REITs ranged from 16.4 million shares to 54.7 million shares and averaged 37.9 million shares. The public float for the distressed REITs, excluding our company, ranged from 20.2 million shares to 21.8 million shares and averaged 21.0 million shares. Shattuck Hammond noted that a larger float generally increases the trading liquidity of a stock and may enhance the ability to undertake a reverse split to increase share price. In this regard, if any non-Explorer stockholders (other than management and other affiliates) exercised their rights, our float would increase.

        The table below presents the pro forma impact on our float based on different levels of assumed participation in the rights offering by our stockholders other than Explorer:

Omega Pro Forma Float Analysis (Shares in Millions)

	High	Medium	Low
Omega Float	19.2	19.2	19.2
Non-Explorer Rights Participation	100%	50%	0%
New Shares Issued(1)	9.3	4.7	0.0
Total Pro Forma Float	28.5	23.9	19.2
% Increase in Float	48%	24%	0%

(1)
Assumes $27.3 million Rights Offering priced at $2.92 per share representing a 6% discount to average closing price for 20 trading day period ended October 26, 2001.

Pro Forma Debt to Capitalization Analysis

        Shattuck Hammond analyzed the debt to capitalization of the stable REITs and the distressed REITs (excluding our company) and compared them to our company. Debt/capitalization is calculated as (long-term debt + short-term debt)/(long-term debt + short-term debt + preferred stock + equity value).The debt/capitalization of the stable REITs ranged from 14.2% to 56.7% and from 30.8% to 38.5% for the distressed REITs. Shattuck Hammond noted that a $50 million equity financing and additional subsequent repayment of debt through cash flow from operations would significantly lower our debt/capitalization ratio and bring such ratio into closer proximity with the ratios of the distressed REITs and stable REITs.

        The table presents our capitalization at June 30, 2001 and as adjusted on a pro forma basis for a $50 million equity investment that is assumed will be used to repay debt, and for an assumed further $73.5 million reduction in debt through cash flow from operations:

Omega Pro Forma Debt to Capitalization Analysis (Dollars in Millions)

	June 30, 2001	Equity Investment	Pro Forma with Equity	Further Reduction	Pro Forma June 30, 2001
Debt
Total Debt(1)	$425.6	(50.0)	$375.6	(73.5)	$302.1
Equity
Preferred	$212.3		$212.3		$212.3
Other	247.4	50.0	297.4		297.4

Total Equity	$459.7	50.0	$509.7		$509.7
Debt to Capitalization:	48.1%		42.4%		37.2%
Mean(2)
Distressed REITs	34.7%		34.7%		34.7%
Stable REITs	42.5%		42.5%		42.5%
Median(2)
Distressed REITs	34.7%		34.7%		34.7%
Stable REITs	40.3%		40.3%		40.3%

(1)
Assumes additional $10.0 million of debt is repaid from proceeds in excess of $113.5 million due in March and June of 2002.

(2)
Mean and median for distressed REITs exclude Omega. Mean and median for stable REITs exclude Senior Housing Properties Trust.

Omega Share Price Analysis

        Shattuck Hammond compared our share price performance to an index created by Shattuck Hammond of the share price performances of the stable REITs and the distressed REITs. Shattuck Hammond noted that we under-performed both indices for the five year period and twelve month period ended October 26, 2001. Shattuck Hammond also noted that for the three months ended October 26, 2001, we outperformed the stable REIT index and improved relative to the distressed REIT index.

        Shattuck Hammond calculated our average share price based on the daily close for our common stock for the five year, twelve month and three month period ended October 26, 2001. Such averages were $20.26, $3.03 and $3.03, respectively. Shattuck Hammond noted that the maximum rights offering price of $2.92 was 94% of the average price for both the twelve month and three month period.

Comparable Company Analysis

        In its comparable company analysis, Shattuck Hammond derived various valuation and leverage multiples as well as leverage and operating margins for our company and compared them to similar multiples and margins for the stable REITs and the distressed REITs. As previously discussed, the REITs in each group were selected because their healthcare focus and mix of assets were reasonably similar to our company. Shattuck Hammond focused the comparable company analysis on:

  •
  the common share price to funds from operations multiple defined as "Price/FFO" where FFO is defined as net income available to common stockholders plus depreciation and amortization less any gains or losses on sales of assets, and adjusted for any items deemed extraordinary or "one-time" items; and

  •
  the Debt/Capitalization ratio, see "Omega Pro Forma Debt to Capitalization Analysis" above.

        Shattuck Hammond noted that Omega's Price/FFO multiple was below the median and mean multiples for the distressed and stable REITs. Shattuck Hammond further noted that completion of the Explorer investment and rights offering could result in an increase in our Price/FFO multiple. The table below presents the mean and median price to FFO multiples for the periods shown:

Comparable Public Companies' Price/FFO Multiples

	LTM 6/30/01	Six Months Annualized 6/30/01	2001 Estimated	2002 Projected
Stable REITs
Mean	10.4x	10.5x	9.6x	9.2x
Median	10.4x	10.4x	10.2x	9.8x
Distressed REITs
Mean(1)	5.6x	6.0x	7.0x	7.0x
Median(1)	5.6x	6.0x	7.0x	7.0x
Omega(2)(3)	3.2x	3.1x	3.9x	4.4x

(1)
Mean and median excludes Omega.

(2)
2001E and 2002P assume full conversion of Series C preferred stock, and includes additional stock in 2002 due to proposed $50 million financing.

(3)
Our FFO per share includes add-back of one-time items and certain adjustments related to 2002 financing.

In addition to the foregoing, Shattuck Hammond reviewed certain other valuation and leverage multiples as well as leverage and operating margins, including:

Comparable Public Companies' Equity Value as a Percentage of Total Enterprise Value.

        Shattuck Hammond calculated the Equity Value, or EV, for each of the stable REITs and the distressed REITs by multiplying the fully-diluted number of shares outstanding by the share price at October 26, 2001 and dividing the result by the Total Enterprise Value, or TEV. TEV is defined as EV plus long and short-term debt, plus other long-term liabilities, plus preferred stock, less all cash and cash equivalents.

        Shattuck Hammond noted that compared to all of the comparable REITs, the EV of Omega is small relative to TEV. Shattuck Hammond further noted that as a result, an increase in Omega's share price has a significant impact on increasing Omega's Price/FFO multiple, but little impact on Omega's TEV to Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA multiple, or TEV/EBITDA. This is the primary reason why Shattuck Hammond focused its comparable company analysis on the Price/FFO multiple.

        The table below presents the EV as a percentage of TEV for the period shown:

Comparable Public Companies' EV as a % of TEV

As of October, 26 2001
Stable REITs
Mean	62.4%
Median	55.6%
Distressed REITs
Mean(1)	31.4%
Median(1)	25.4%
Omega	9.2%

(1)
Mean and median for Distressed REITs include Omega.

        Comparable Public Companies' TEV/EBITDA Multiple.    Shattuck Hammond noted that Omega's TEV/EBITDA multiple is greater than the mean and median multiples of the distressed REITs and less than the mean and median multiples of the stable REITs.

        The table below presents mean and median TEV/EBITDA multiples for the periods shown:

Comparable Public Companies' TEV/EBITDA

	LTM 6/30/01	6 Months Annualized 6/30/01
Stable REITs
Mean	10.5x	10.7x
Median	10.6x	10.7x
Distressed REITs
Mean(1)	7.9x	8.4x
Median(1)	7.8x	8.6x
Omega(2)	8.7x	9.0x

(1)
Mean and median for Distressed REITs include Omega.

(2)
Omega EBITDA adjusted to reflect add-back and reduction of certain one-time items.

        Comparable Public Companies' FFO as a Percentage of Debt.    Shattuck Hammond noted that Omega's FFO as a percentage of debt, or FFO/Debt, was below the median and mean percentages for the distressed and stable REITs.

        The table below presents the mean and median FFO/Debt percentages for the periods shown:

Comparable Public Companies' FFO/Debt

	LTM 6/30/01	6 Months Annualized 6/30/01
Stable REITs
Mean(1)	17.2%	17.2%
Median(1)	17.8%	17.9%
Distressed REITs
Mean(2)	15.4%	14.6%
Median(2)	12.8%	11.1%
Omega(3)	4.8%	4.9%

(1)
Senior Housing Property Trust excluded from mean and median as an outlier.

(2)
Mean and median for Distressed REITs include Omega.

(3)
Omega FFO adjusted to reflect add-back and reduction of certain one-time items.

        Comparable Public Companies' Debt to EBITDA Multiple.    Shattuck Hammond noted that Omega's Debt to EBITDA, or Debt/EBITDA, multiple was greater than the mean and median multiples for the distressed REITs and the stable REITs.

        The table below presents the mean and median Debt/EBITDA multiples for the periods shown:

Comparable Public Companies' Debt/EBITDA

	LTM 6/30/01	6 Months Annualized 6/30/01
Stable REITs
Mean(1)	3.6x	3.7x
Median(1)	3.5x	3.5x
Distressed REITs
Mean(2)	3.6x	3.8x
Median(2)	3.3x	3.6x
Omega(3)	5.2x	5.4x

(1)
Senior Housing Property Trust excluded from mean and median as an outlier.

(2)
Mean and median for Distressed REITs include Omega.

(3)
Omega EBITDA adjusted to reflect add-back and reduction of certain one-time items.

        Comparable Public Companies' EBITDA to Interest Multiple.    Shattuck Hammond noted that Omega's EBITDA to Interest, or EBITDA/Interest, multiple was less than the mean and median multiples for the distressed REITs and the stable REITs.

        The table below presents the mean and median EBITDA/Interest multiples for the periods shown:

Comparable Public Companies' EBITDA/Interest

	LTM 6/30/01	6 Months Annualized 6/30/01
Stable REITs
Mean(1)	3.5x	3.5x
Median(1)	3.5x	3.7x
Distressed REITs
Mean(2)	2.7x	2.8x
Median(2)	2.8x	2.8x
Omega(3)	2.1x	2.1x

(1)
Senior Housing Property Trust excluded from mean and median as an outlier.

(2)
Mean and median for Distressed REITs include Omega.

(3)
Omega EBITDA adjusted to reflect add-back and reduction of certain one-time items.

        Comparable Public Companies' EBITDA as a Percentage of Revenues.    Shattuck Hammond noted that Omega's EBITDA as a percentage of revenue, or EBITDA/Revenue, was less than the mean and median percentages for the distressed REITs and the stable REITs.

        The table below presents the mean and median EBITDA/Revenue percentages for the periods shown:

Comparable Public Companies' EBITDA/Revenue

	LTM 6/30/01	6 Months Annualized 6/30/01
Stable REITs
Mean(1)	89.7%	90.1%
Median(1)	89.7%	90.5%
Distressed REITs
Mean(2)	59.8%	58.8%
Median(2)	59.1%	57.4%
Omega(3)	28.8%	29.1%

(1)
Senior Housing Property Trust excluded from mean and median as an outlier.

(2)
Mean and median for Distressed REITs include Omega.

(3)
Omega EBITDA adjusted to reflect add-back and reduction of certain one-time items.

        Comparable Public Companies' Net Income as a Percentage of Revenue.    Shattuck Hammond noted that Omega's Net Income as a percentage of revenue, or Net Income/Revenue, was less than the mean and median percentages for the distressed REITs and the stable REITs.

        The table below presents the mean and median Net Income/Revenue percentages for the periods shown:

Comparable Public Companies' Net Income/Revenue

	LTM 6/30/01	6 Months Annualized 6/30/01
Stable REITs
Mean(1)	41.6%	41.0%
Median(1)	40.1%	40.0%
Distressed REITs
Mean(2)	29.7%	26.5%
Median(2)	29.7%	30.2%
Omega	7.1%	7.4%

(1)
Senior Housing Property Trust excluded from mean and median as an outlier.

(2)
Mean and median for Distressed REITs include Omega.

Net Asset Value Analysis

        Shattuck Hammond performed a net asset value analysis that compared the estimated net asset value per fully-diluted common share to our actual share price at October 26, 2001. A similar comparative analysis was done with respect to the stable REITs and the distressed REITs. The analysis was based on financial results for the latest twelve months ended June 30, 2001 and the six months ended June 30, 2001 annualized. The net asset value calculation was based on determining a value for owned properties and other income and then adjusting this combined value for various balance sheet related items such as cash, debt and preferred stock. The value of owned properties was determined by multiplying property cash flow by a multiple. Property cash flow was assumed to be equal to real estate operating revenue less direct real estate operating costs. Other income is assumed to consist primarily of interest income and excludes income or losses related to sales of assets. The value of other income is determined by multiplying other income for the period by a multiple. For the stable REITs, the property cash flow multiple and other income multiple utilized is 10.0x and 6.0x, respectively. For the distressed REITs, the property cash flow multiple and other income multiple utilized is 8.0x and 5.5x, respectively.

        The table below presents the calculation of our net asset value, the median and mean net asset values per share for the stable REITs and the distressed REITs and the premium or discount of the actual share prices to the net asset value per share for each group of REITs and our company at October 26, 2001:

Summary Net Asset Value per Share (Actual Dollars)

	LTM 6/30/01	Premium/ (Discount)	Six Months Annualized 6/30/01	Premium/ (Discount)
Stable REITs
Mean	$25.5	(6.8)%	$25.0	(4.7)%
Median	$24.8	(3.7)%	$24.8	(2.2)%
Distressed REITs
Mean(1)	$13.31	(22.9)%	$11.95	(8.3)%
Median(1)	$13.31	(22.9)%	$11.95	(8.3)%
Omega	$2.97	7.2%	$2.39	33.2%

(1)
Distressed REITs exclude Omega.

Calculation of Omega's Net Asset Value (Dollars in Millions)

	LTM 6/30/01		Six Months Annualized 6/30/01
Real Estate Operating Revenue	$251.6		$241.1
Direct Operating Expenses	191.2		180.3

Property Cash Flow	$60.4		$60.8
Applied Market Multiple	8.0	x	8.0	x
Property Asset Value	$483.4		$486.7
Other Income	$31.3		$28.6
Applied Market Multiple	5.5	x	5.5	x
Other Income for NAV Purposes	$172.3		$157.2
Balance Sheet (6/30/01)
Property Asset Value	$483.4		$486.7
Other Income	172.3		157.2
Plus: Land	32.1		32.1
Plus: Cash	10.8		10.8
Less: Debt	(425.7)		(425.7)
Less: Preferred	(212.3)		(212.3)

Net Asset Value	$60.5		$48.7
Shares Outstanding (Millions)	20.4		20.4
Net Asset Value per Share	$2.97		$2.39
Current Share Price (10/26/01)	$3.18		$3.18
Share Price Relative to NAV	7.16%		33.17%

Selection and Engagement of Shattuck Hammond

        The Board of Directors authorized the special committee to engage a financial advisor to provide financial advice and issue a fairness opinion with respect to the rights offering. The special committee solicited proposals from several investment banking firms. After careful consideration, the special committee elected to engage Shattuck Hammond based on a number of factors including the firm's experience in the healthcare sector as well as the competitive terms of its fee proposal. As part of its investment banking business, Shattuck Hammond is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Shattuck Hammond acted as financial advisor to the special committee in connection with a review of other financing alternatives that might be available to us and a review of any proposals related to Explorer and will receive a fee from us for such services and an additional fee upon the delivery of its opinion.

        As compensation for its services as financial advisor to the special committee, pursuant to a letter agreement dated October 15, 2001, we agreed to pay Shattuck Hammond $250,000 in cash as follows:

  •
  a retainer of $50,000;

  •
  $50,000 upon the submission of a written report to the Board of Directors which addressed a review and analysis of potential financing alternatives for us as well as a review and analysis of financing proposals received by us; and

  •
  $250,000 (less any fees previously received) upon the earlier of the completion of a financing or the delivery of a written opinion as to the fairness of such financing from a financial point of view.

        On October 29, 2001, the October 15, 2001 agreement was amended in recognition of the increased time requirement of Shattuck Hammond, to provide for Shattuck Hammond to receive a fee of $400,000 (instead of $250,000) less any fees received, upon the earlier of the completion of a financing and the delivery of its written opinion. In addition, Shattuck Hammond agreed to pay for all of its out-of-pocket expenses.

Interests of Directors and Officers in Matters to be Acted Upon.

        Hampstead Investment Partners III, L.P. holds the ultimate controlling interest in Explorer, which owns 553,850 shares of common stock and 1,048,420 shares of Series C preferred stock, representing 47.1% of our outstanding voting power. Daniel A. Decker, the Chairman of our Board of Directors, is a member of Hampstead. Donald J. McNamara, the Chairman of Hampstead, is one of our directors. Christopher W. Mahowald, a member of the Board of Directors, through a separate investment fund, contributed $5 million towards Explorer's $100 million investment in our company in July 2000.

Recommendation of Board of Directors

        The Board of Directors unanimously recommends a vote FOR the approval of the issuance of common stock to Explorer either upon consummation of its investment or, if such investment is completed prior to the date of the Special Meeting, upon conversion of the Series D preferred stock.

PROPOSAL 2—APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION
AMENDING TERMS OF OUR ARTICLES SUPPLEMENTARY FOR SERIES C
CONVERTIBLE PREFERRED STOCK

        Explorer Holdings, L.P., which owns all of our outstanding Series C preferred stock and 553,850 shares of our common stock, representing 47.1% of our voting stock, will not purchase common stock in this rights offering. Although Explorer will not participate in the rights offering, Explorer has agreed to purchase $23.6 million of our stock in a private placement concurrent with the closing of the rights offering, at the same price per common share as in this rights offering. The amount that Explorer has committed to invest in the private placement represents its pro rata portion, with respect to shares of our Series C preferred stock and common stock it holds, of the $50 million in additional equity capital we are seeking to raise. Explorer has also agreed to increase the size of its private placement investment in our company by an additional amount equal to the aggregate subscription price of any shares that are not subscribed for in this offering. As a result of this commitment, we are assured of receiving a total of $50 million in gross proceeds upon the completion of the rights offering and the private placement to Explorer. The shares to be issued to Explorer are not registered as a part of the rights offering and will be restricted securities under the Securities Act of 1933.

        As a condition to Explorer's investment in our company, we have agreed to amend certain of the agreements relating to Explorer's July 2000 investment in our company. These amendments will be effective as of the closing of the private placement to Explorer. The effect of these amendments is to remove the provisions in our agreements that prohibit Explorer from voting in excess of 49.9% of our common stock and from taking certain actions without the prior approval of our Board of Directors. The proposed amendments also (i) modify the right of the holders of our Series C preferred stock to appoint directors upon our failure to pay dividends for a specified period of time, (ii) provide that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock, and (iii) make certain other technical changes to reflect the possible issuance of the Series D preferred stock. The amendment to our Articles of Incorporation to amend the terms of our Articles Supplementary for the Series C Convertible Preferred Stock to effect these changes requires stockholder approval.

        The following summary of the material changes to the Articles Supplementary for the Series C Convertible Preferred Stock and the Explorer investment agreements is subject to, and qualified in its entirety by, the complete text of each amendment and the other material documents described below. A copy of the Amended and Restated Articles Supplementary for the Series C Convertible Preferred Stock, which is marked to show the proposed modifications to our Articles Supplementary for the Series C Convertible Preferred Stock filed in July 2000, is attached as Appendix D to this Proxy Statement. The Explorer investment agreements have been previously filed as exhibits to a Schedule 13D/A filed on behalf of Explorer on October 29, 2001. You should read the full text of the amendments to the Explorer agreements and other material agreements because those agreements, and not this Proxy Statement, are the legal documents that govern the investment by Explorer. In the event there are any discrepancies between the terms of the Explorer agreements and the amendments thereto in the following summary, the Explorer agreements and amendments will control.

Proposed Amendment of Our Articles Supplementary for the Series C Convertible Preferred Stock

        Pursuant to the Articles Supplementary for the Series C Convertible Preferred Stock and our investment agreement with Explorer, we are required to seek the approval of our stockholders to amend the Series C Articles Supplementary for the Series C Convertible Preferred Stock presently owned by Explorer. A copy of the Amended and Restated Articles Supplementary for the Series C Convertible Preferred Stock, which is marked to show the proposed modifications to our Articles Supplementary for the Series C Convertible Preferred Stock filed in July 2000, is attached as

Appendix D to this Proxy Statement. Pursuant to the Amended Series C Articles Supplementary, the terms of the Series C preferred stock will be amended to:

  (i)
  remove the restriction that prevents the voting or conversion of the Series C preferred stock in excess of 49.9% of our voting securities owned by Explorer;

  (ii)
  provide that if we fail to pay dividends owed upon the Series C preferred stock or the Series D preferred stock for a period of time, the holders of the Series C preferred stock and the Series D preferred stock, voting together as a single class, will be entitled to designate two additional directors to our Board of Directors;

  (iii)
  provide that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock; and

  (iv)
  make other technical changes to reflect the existence of the Series D preferred stock.

        As a result of this amendment, if Explorer holds greater than fifty percent of the outstanding shares of voting stock of our company, it will have the ability to control certain aspects of our company. In addition, if we are in arrears on our dividends for four or more periods, Explorer could gain more control of our Board of Directors.

        The above amendments will not be effective unless approved by our stockholders. The proposed amendments must be approved by the affirmative vote of a majority of all issued and outstanding shares of common stock and Series C preferred stock voting together as a class and at least two-thirds of the shares of the issued and outstanding Series C preferred stock. Explorer has committed to vote its shares, representing approximately 47.1% of our voting shares on an as converted basis, in favor of these amendments. We will file an amended Series C Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland following receipt of stockholder approval and the closing of the private placement to Explorer.

Modifications to Agreements with Explorer

        Amended and Restated Stockholders Agreement.    We will enter into an amended and restated stockholders agreement at the closing of the private placement to Explorer. If Explorer owns more than 50% of our common stock, Explorer would be able to elect all of the members of the Board of Directors. However, pursuant to the amended and restated stockholders agreement, Explorer will be entitled to designate to our Board of Directors that number of directors that would generally be proportionate to Explorer's ownership of voting securities of our company, not to exceed five directors (six following increase in the size of the Board of Directors to ten directors). We will limit the number of directors on our Board so as not exceed nine without the consent of Explorer (ten following stockholder approval of the increase in size of the Board of Directors to ten). We will also take such action to ensure generally that Explorer's representation on all committees of the Board is proportionate to its representation on the entire Board of Directors other than any special committee established to consider transactions in which Explorer or any of its affiliates may have a conflict of interest.

        Explorer will, so long as it owns at least 15% of our voting securities, vote its shares in favor of three "independent directors" as defined under the rules of the New York Stock Exchange who are not affiliates of Explorer. Upon the increase of the size of the Board of Directors to ten members, Explorer will vote its shares in accordance with the previous sentence in favor of an additional director who is not affiliated with Explorer. Upon the increase of the size of the Board to ten members, we will appoint C. Taylor Pickett, our Chief Executive Officer, as a new director. Mr. Pickett will then constitute the fourth non-Explorer director.

        Pursuant to the amended stockholders agreement, Explorer will no longer be subject to certain restrictions under the prior stockholders agreement preventing it from acquiring more than 5% of our voting securities without prior approval of our Board of Directors, but Explorer will be restricted from acquiring beneficial ownership of more than 80% of our voting securities without the approval of a committee of the Board consisting entirely of independent directors. Other restrictions on Explorer under the prior stockholders agreement, including the agreement of Explorer not to solicit proxies in opposition to, or prior to the issuance of a recommendation by, the Board; not to join, form or participate in a group relating to the ownership or voting of our securities or control of our company; not to deposit any securities in a voting trust or other voting arrangement; and not to tender any securities in a tender offer not approved by the Board will also no longer apply to Explorer. Explorer will also no longer be subject to the right of first offer transfer restrictions in the prior stockholders agreement.

        Pursuant to the amended stockholders agreement, Explorer will not transfer our voting securities to a transferee who, as a result of such transfer, would beneficially own 10% or more of our outstanding voting securities unless such transferee agrees to be bound by certain provisions of the amended stockholders agreement including those relating to the election of independent directors.

        Amended and Restated Registration Rights Agreement.    Pursuant to an amended and restated registration rights agreement, we have agreed, subject to certain limitations and under certain circumstances, to register for sale any shares of our stock held by Explorer. We will enter into the amended and restated registration rights agreement with Explorer at the closing of the private placement to Explorer.

        Stockholders Rights Plan Amendment.    Pursuant to our investment agreement with Explorer, we have amended our stockholders rights plan to provide that neither Explorer nor its affiliates shall be an "acquiring person" for purposes of activating the rights that were issued pursuant to our stockholders rights plan. The amendment also exempts direct and indirect transferees of Explorer, other than in transfers through an underwriter or national securities exchange, from the definition of an "acquiring person."

        Advisory Agreement Side Letter.    We have agreed that upon the closing of the rights offering The Hampstead Group, L.L.C., an affiliate of Explorer, will have fulfilled all of its obligations under the amended and restated advisory agreement to provide certain specified financial advisory, consulting and operational services, including, but not limited to, assistance in our efforts to refinance, repay or extend certain indebtedness and assistance in efforts to manage our capitalization and liquidity. As a result, the advisory fee payable to Hampstead under the advisory agreement will be earned but will only be payable at such time as all of the conditions to payment of the advisory fee contained in the advisory agreement are met. These conditions include the extension, repayment or refinancing of the outstanding balances of our senior unsecured notes maturing on June 15, 2002 as well as the extension, refinancing or repayment of our $175 million senior secured revolving credit facility. The advisory fee that will be payable is equal to 1% of the amount of refinanced indebtedness (based on the maximum amount available to be drawn in the case of revolving credit facilities) up to a maximum fee of $3.1 million. Following completion of the rights offering and the effectiveness of the agreements with our bank groups, the full $3.1 million advisory fee will have been earned. However, Hampstead has agreed to defer payment of this fee until all the indebtedness maturing in 2002 shall have been repaid, refinanced, or extended. If Hampstead provides additional services, we will be required to pay them a customary advisory fee.

Vote Required for Approval of the Amendment to our Articles of Incorporation to Amend Certain Terms of the Articles Supplementary for the Series C Convertible Preferred Stock

        The proposed amendment to our Articles of Incorporation to amend certain terms of the Articles Supplementary for the Series C Convertible Preferred Stock must be approved by the affirmative vote of a majority of the voting power of our issued and outstanding shares of common stock and Series C preferred stock voting together as a class and the affirmative vote of at least two-thirds of all issued and outstanding shares of Series C preferred stock, voting separately as a class. Explorer has committed to vote its shares of common stock and Series C preferred stock, representing approximately 47.1% of the voting shares and all of the outstanding shares of Series C preferred stock, in favor of this proposal.

Reason for Seeking Stockholder Approval

        The Articles Supplementary for the Series C Convertible Preferred Stock and our Articles of Incorporation require that a majority of all shares of common stock and Series C preferred stock voting together as a class, and at least two-thirds of the Series C preferred stock, voting separately, as a class vote in favor of any amendments to the Articles Supplementary for the Series C Convertible Preferred Stock.

Recommendation of Board of Directors

        The Board of Directors unanimously recommends a vote FOR the approval of the amendment to our Articles of Incorporation to amend certain terms of the Articles Supplementary for the Series C Convertible Preferred Stock.

PROPOSAL 3—APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION
AND BYLAWS INCREASING THE MAXIMUM NUMBER OF DIRECTORS

        Article V, Section 3 of our Articles of Incorporation and Article III, Section 1 of our Bylaws currently provide that Omega shall have not less than five nor more than nine directors. Any increase in the number of authorized directors requires the affirmative vote of the holders of 80% of the shares of our common stock. The Board of Directors has approved and recommends that you approve amendments to our Articles of Incorporation and to our Bylaws that increase the maximum number of directors from nine to eleven, and that provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

        The purpose of these amendments to our Articles of Incorporation and to our Bylaws is to enable Omega to take timely advantage of the availability of well-qualified candidates and to increase our ability to attract high-quality individuals to serve as directors of Omega. The Board of Directors has deemed these amendments to be in the best interest of Omega because it believes that the presence of additional talented individuals with industry experience will enhance our ability to meet the challenges we face in an increasingly competitive market. We have also agreed with Explorer that if stockholders approve the amendments to increase the size of our Board of Directors, the total number of directors will be fixed at ten. If stockholders approve the increase in the size of the Board of Directors, the Board of Directors intends to appoint our Chief Executive Officer, C. Taylor Pickett, to serve as a member of our Board of Directors.

        In addition, as a result of the proposed amendments, future increases in the maximum number of directors can be made by an amendment to our Bylaws approved by the Board of Directors or the affirmative vote of the holders of a majority of the voting power of our issued and outstanding voting securities. The purpose of this change is to give the Board of Directors greater flexibility in determining the proper size of the Board of Directors, without the requirement that Omega obtain stockholder approval of any such change.

        Accordingly, it is proposed that the last paragraph of Article V, Section 3 of our Articles of Incorporation be amended to read as follows:

  "The number of Directors may be increased or decreased from time to time in such manner as may be provided in the Bylaws."

        Accordingly, it is also proposed that the first two sentences of Article III, Section 1 of our Bylaws be amended to read as follows:

  "The number of Directors shall be not less than five (5) nor more than eleven (11) until changed by amendment of these Bylaws subject, however, to any rights of the holders of any series of preferred stock to elect additional directors. Subject to any rights of holders of preferred stock, the exact number of Directors shall be ten (10) until changed, within the limits specified, by a Bylaw amending this section duly adopted by the Board of Directors or Stockholders."

Any person who is appointed as a director would stand for re-election at the next annual meeting of stockholders following his or her appointment.

Required Vote for Approval of the Amendment to our Articles of Incorporation and Bylaws

        The affirmative vote of the holders of 80% of the shares of common stock is required to approve the amendments to our Articles of Incorporation and our Bylaws to increase the size of the Board of Directors.

Recommendation of Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" the approval of the amendment to our Articles of Incorporation and Bylaws to increase the maximum size of the Board of Directors from nine to eleven members.

SELECTED FINANCIAL DATA

        The historical operating data set forth below for the nine months ended September 30, 2000 and 2001 and the balance sheet data as of September 30, 2001 are derived from our unaudited consolidated financial statements and notes included in this Proxy Statement and, in the opinion of our management, include all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. The historical operating data set forth below for each of the years in the three-year period ended December 31, 2000 and the balance sheet data as of December 31, 2000 and 1999 are derived from our audited consolidated financial statements and notes included in this Proxy Statement, which have been audited by Ernst & Young LLP, independent auditors. The historical operating data set forth below for each of the years in the two-year period ended December 31, 1997 and the balance sheet data as of December 31, 1998, 1997 and 1996 are derived from our audited consolidated financial statements and notes, which have not been included in this Proxy Statement but which we have previously filed with the Securities and Exchange Commission and have been audited by Ernst & Young LLP, independent auditors. The following selected financial data have been derived from and should be read in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	Nine Months Ended September 30,		Year Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
	(unaudited)		(In thousands, except per share amounts)
Operating Data
Revenues(1)	$201,666	$195,673	$275,793	$148,129	$109,314	$90,820	$73,127
Net Earnings (Loss) Available to Common (before gain/loss on assets sold and provision for impairment in 2001, 2000, 1999 and 1998 and gain from early extinguishment of debt in 2001)	(19,951)	(13,500)	(14,784)	40,047	41,777	41,305	34,590
Net Earnings (Loss) Available to Common	(26,242)	(57,507)	(66,485)	10,040	68,015	41,305	34,590
Per Share Amounts:
Net Earnings (Loss) (before gain/loss on assets sold and provision for impairment in 2001, 2000, 1999 and 1998 and gain from early extinguishment of debt in 2001):
Basic	(1.00)	(0.67)	$(0.74)	$2.01	$2.09	$2.16	$2.01
Diluted	(1.00)	(0.67)	(0.74)	2.01	2.08	2.16	2.01
Net Earnings (Loss) Available to Common:
Basic	(1.31)	(2.87)	(3.32)	0.51	3.39	2.16	2.01
Diluted	(1.31)	(2.87)	(3.32)	0.51	3.39	2.16	2.01
Net Earnings (Loss) before gain on early extinguishment of debt:
Basic	(1.46)	(2.87)	(3.32)	0.51	3.39	2.16	2.01
Diluted	(1.46)	(2.87)	(3.32)	0.51	3.39	2.16	2.01
Dividends, Common Stock(2)	—	0.75	1.00	2.80	2.68	2.58	2.48
Dividends, Series A Preferred(2)	—	1.73	2.31	2.31	2.31	1.16
Dividends, Series B Preferred(2)	—	1.62	2.16	2.16	1.08
Dividends, Series C Preferred(3)	—	—	0.25
Weighted Average Common Shares Outstanding, Basic	20,032	20,058	20,052	19,877	20,034	19,085	17,196
Weighted Average Common Shares Outstanding, Diluted	20,032	20,058	20,052	19,877	20,041	19,137	17,240

	Nine Months Ended September 30,	December 31,
	2001	2000	1999	1998	1997	1996
	(unaudited)
Balance Sheet Data
Gross Investments	$944,148	$974,507	$1,072,398	$1,069,646	$839,927	$643,261
Total Assets	911,265	948,451	1,038,731	1,037,207	816,108	634,836
Revolving Lines of Credit	203,641	185,641	166,600	123,000	58,300	6,000
Other Long-Term Borrowings	222,396	249,161	339,764	342,124	208,966	135,659
Subordinated Convertible Debentures	—	16,590	48,405	48,405	62,485	94,810
Stockholders' Equity	456,659	464,313	457,081	505,762	468,221	383,007

(1)
Revenues for the nine months ended September 2001 and 2000 and the years ended December 2000 and December 1999 include $133,613, $123,461, $175,559, and $26,223, respectively, of revenues from nursing home operations from facilities recovered from customers and managed for our own account.
(2)
Dividends per share are those declared and paid during each period.
(3)
Dividends per share are those declared during each period, based on the number of shares of common stock issuable upon conversion of the outstanding Series C. See Note 15 to our December 31, 2000 consolidated financial statements included in this Proxy Statement.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2001 by:

  •
  each of our directors and named executive officers;

  •
  all directors and executive officers as a group; and

  •
  all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

        Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The business address of the directors and executive officers is 9690 Deereco Road, Timonium, Suite 100, Maryland 21093.

	Common Stock
	Before the Rights Offering and Explorer Investment			After the Rights Offering and Explorer Investment(15)		Series A Preferred			Series B Preferred
Beneficial Owner	Number of Shares		Percent of Class(1)	Number of Shares	Percent of Class(16)	Number of Shares		Percent of Class(18)	Number of Shares	Percent of Class(19)
Directors and Executive Officers:
C. Taylor Pickett	50,000	(2)	0.1%	73,256	0.1%	—		—	—	—
Robert O. Stephenson	1,000		*	1,466	*	—		—	—	—
Daniel J. Booth	—		—	—	—	—		—	—	—
R. Lee Crabill	—		—	—	—	—		—	—	—
Thomas W. Erickson	54,407	(3)	0.1%	56,302	0.1%	—		—	—	—
Richard M. FitzPatrick	—		—	—	—	—		—	—	—
F. Scott Kellman	39,888	(4)(5)	0.1%	58,442	0.1%	—		—	—	—
Laurence D. Rich	13,114	(6)	*	19,214	*	—		—	—	—
Thomas F. Franke	39,682	(7)(8)	0.1%	57,985	0.1%	4,000		*	—	—
Harold J. Kloosterman	64,837	(8)(9)	0.2%	94,840	0.2%	—		—	—	—
Bernard J. Korman	366,307	(8)	1.0%	536,528	1.0%	200		*	1,300	*
Edward Lowenthal	8,707	(8)(10)	*	12,602	*	—		—	—	—
Christopher W. Mahowald	4,407	(8)	*	6,302	*	—		—	—	—
Donald J. McNamara	17,695,627	(8)(11)(12)	48.1%	25,934,794	48.1%	3,600	(17)	*	4,300	*
Daniel A. Decker	17,332,977	(8)(12)	47.1%	25,403,467	47.1%	—		—	—	—
Stephen D. Plavin	4,407	(8)	*	6,302	*	—		—	—	—
Directors and executive officers as a group (16 persons)	18,346,790	(13)	49.9%	26,864,335	49.8%	7,800		*	5,600	*
5% Beneficial Owners:
Merrill Lynch & Co. Inc. (on behalf of Merrill Lynch Asset Management Group) World Financial Center North Tower 250 Vesey Street New York, NY 10381	1,136,750	(14)	3.1%	1,665,471	3.1%
Hampstead Investment Partners III, L.P. 4200 Texas Commerce Tower West 2200 Ross Avenue Dallas, TX 75201	17,328,570	(12)	47.1%	25,139,563	46.6%

*
Less than 0.10%

(1)
Based on 36,773,618 shares of our common stock outstanding as of December 31, 2001, including 16,774,722 shares of our common stock issuable upon conversion of Series C Preferred Stock. See Note 12 below.

(2)
Represents unvested shares of Restricted Stock granted in July 2001.

(3)
Includes stock options that are exercisable within 60 days to acquire 50,333 shares.

(4)
Includes shares owned jointly by Mr. Kellman and his wife, plus 171 shares held solely in Mrs. Kellman's name. Mr. Kellman disclaims any beneficial interest in the shares held solely by Mrs. Kellman.

(5)
Includes 647 unvested shares of Restricted Stock granted in January 1999.

(6)
Includes 215 unvested shares of Restricted Stock granted in January 1999.

(7)
Includes 26,037 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member.

(8)
Includes stock options that are exercisable within 60 days to acquire 333 shares.

(9)
Includes shares owned jointly by Mr. Kloosterman and his wife, and 23,269 shares held solely in Mrs. Kloosterman's name.

(10)
Includes 1,000 shares held in a private profit sharing plan for the benefit of Mr. Lowenthal.

(11)
Includes 251,000 shares held by a partnership established by Mr. McNamara for the benefit of certain members of Mr. McNamara's family, 5,150 shares held by a charitable foundation established by Mr. McNamara, and 1,000 shares held by a trust established by Mr. McNamara for non-family members of which Mr. McNamara is the trustee. Mr. McNamara disclaims any beneficial ownership of the shares held by the partnership, the foundation and the trust.

(12)
Based on Amendment No. 4 to Schedule 13D filed by Hampstead Investment Partners III, L.P. on November 29, 2001. Represents shares of our common stock issuable upon conversion of 1,048,420 shares of Series C preferred stock and 553,850 shares of common stock owned by Explorer. Hampstead holds the ultimate controlling interest in Explorer. Messrs. McNamara and Decker disclaim beneficial ownership of the Series C preferred stock and the common stock, which they may be deemed to beneficially own because of their ownership interests in Hampstead, which holds the ultimate controlling interest in Explorer.

(13)
Includes options that are exercisable within 60 days to acquire 52,997 shares. Also includes 50,862 unvested shares of Restricted Stock. Includes shares of our common stock issuable upon conversion of Series C preferred stock owned by Explorer. See Note 12.

(14)
Based on the Schedule 13G filed by Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 7, 2000.

(15)
Assumes full exercise of the subscription rights by each stockholder in the rights offering. If none of the subscription rights are exercised in the rights offering, Explorer would beneficially own 34,451,860 shares or 63.9%, of our common stock, represented by 553,850 shares of common stock, 1,048,420 shares of Series C preferred stock and 500,000 shares of Series D preferred stock, depending on whether or not we have obtained stockholder approval for Explorer's investment at the time of the investment.

(16)
Based on 53,896,906 shares of our common stock, including 17,123,288 issued pursuant to this offering and private placement and 16,774,722 shares of our common stock issuable upon conversion of Series C preferred stock. See Note 12.

(17)
Includes 800 shares held by a trust established by Mr. McNamara for non-family members of which Mr. McNamara is the trustee. Mr. McNamara disclaims any beneficial ownership of shares held by the trust.

(18)
Based on 2,300,000 shares of Series A preferred stock outstanding on December 31, 2001.

(19)
Based on 2,000,000 shares of Series B preferred stock outstanding on December 31, 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion contains forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases you can identify forward-looking statements by the use of forward-looking terminology including "may" "will" "anticipates" "expects" "believes" "intends" "should" or comparable terms or the negative thereof. These statements are based on information available on the date of this Proxy Statement and only speak as of the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements contained herein as a result of a variety of factors, including those discussed under "Forward-Looking Statements."

Overview

        The long-term care industry has experienced unprecedented financial challenges in the recent past that have had an adverse impact on us during 2000 and 2001. These challenges are due principally to the Balanced Budget Act of 1997 which introduced the prospective payment system for the reimbursement of Medicare patients in skilled nursing facilities, implementing an acuity-based reimbursement system in lieu of the cost-based reimbursement system historically used. The prospective payment system significantly reduced payments to nursing home operators. That reduction, in turn, has negatively affected the revenues of our nursing home facilities and the ability of our nursing home operators to service their capital costs to us. Many nursing home operators, including a number of our large nursing home operators, have sought protection under Chapter 11 of the Bankruptcy Act.

        In response to the adverse impact of the prospective payment system reimbursement cuts, the Federal government passed the Balanced Budget Refinement Act of 1999 and the Benefits Improvement and Protection Act of 2000, both of which increase payments to nursing home operators. These increases have positively affected the revenues of our nursing home facilities and the ability of our nursing home operators to service their capital costs to us. In addition, the facilities that we own and currently operate for our own account have been likewise positively affected by the Balanced Budget Refinement Act and Benefits Improvement and Protection Act.

        The initial impact of the prospective payment system negatively affected our financial results and our access to capital sources to fund growth and refinance existing indebtedness. To obtain sufficient liquidity to enable us to address the maturity in July 2000 and February 2001 of indebtedness totaling $129.8 million, we issued $100.0 million of Series C preferred stock to Explorer in July 2000 as described in more detail in Note 10 to our audited consolidated financial statements included in this Proxy Statement. Simultaneously with the issuance of the Series C preferred stock, we also refinanced our then existing credit facilities.

        As a consequence of the financial difficulties encountered by a number of our nursing home operators, we have recovered various long-term care assets pledged as collateral for the operators' obligations either in connection with a restructuring or settlement with certain operators or pursuant to foreclosure proceedings. Under normal circumstances, we would classify such assets as "assets held for sale" and seek to re-lease or otherwise dispose of such assets as promptly as practicable. However, a number of companies were actively marketing portfolios of similar assets and, in light of the market conditions in the long-term care industry generally, it had become more difficult both to sell these properties and for potential buyers to obtain financing to acquire them. As a result, during 2000, $24.3 million of assets previously classified as held for sale were reclassified to "owned and operated assets" as the timing and strategy for sale or, alternatively, re-leasing, were revised in light of prevailing market conditions.

        As of September 30, 2001, we owned 60 long-term healthcare facilities that had been recovered from customers and are currently operated for our own account. During 1999, 2000 and 2001, we experienced a significant increase in nursing home revenues attributable to the increase in owned and operated assets. In addition, in connection with the recovery of these assets, we often fund working capital and deferred capital expenditure needs for a transitional period until license transfers and other regulatory matters are completed and reimbursement from third-party payors recommences. Our management intends to sell or re-lease these assets as promptly as possible consistent with achieving valuations that reflect our management's estimate of fair realizable value of the assets. We do not know, however, if or when the dispositions will be completed or whether the dispositions will be completed on terms that will enable us to realize the fair value of such assets.

        In November 2000, Explorer agreed to defer receipt until April 2, 2001 of $4.7 million in dividends declared in October 2000 on the Series C preferred stock. We requested this deferral in light of the maturity in February 2001 of $16.6 million of subordinated debentures. In February 2001, we suspended payment of all dividends on all common and preferred stock. This action was intended to preserve cash to facilitate our ability to obtain financing to fund debt maturing in 2002. Additionally, on March 30, 2001, we exercised our option to pay the deferred Series C preferred stock dividend and associated deferral fee by issuing 48,420 additional shares of Series C preferred stock to Explorer. These shares are convertible into 774,722 shares of our common stock at $6.25 per share. We do not know when or if we will resume dividend payments on our common stock or, if resumed, what the amount or timing of any dividend will be. We do not anticipate paying dividends on any class of capital stock at least until our $98 million of debt maturing in the first half of 2002 has been repaid, and in any event, all accrued and unpaid dividends on our Series A, B and C preferred stock must be paid in full before dividends on our common stock can be resumed. We have made sufficient distributions to satisfy the distribution requirements under the REIT rules of the Internal Revenue Code of 1986 to maintain our REIT status for 2000 and intend to satisfy the requirements under the REIT rules for 2001.

        In August 2001, we paid $10 million to settle a lawsuit brought against us by Karrington Health, Inc. The recognition of this non-recurring expense associated with the settlement has resulted in violations of certain financial covenants in the loan agreements relating to our revolving credit facilities. We previously obtained a waiver from the lenders under our two revolving credit facilities through September 14, 2001 in respect of our default under these covenants. The lenders under our $175 million credit facility have granted us a waiver through December 13, 2001. The waiver granted by our lenders under our $75 million secured credit facility has expired and discussions regarding an extension are continuing.

        The following is our discussion of the consolidated results of operations, financial position and liquidity and capital resources, which should be read in conjunction with our consolidated financial statements and accompanying notes.

Results of Operations

Year Ended December 31, 2000 compared to Year Ended December 31, 1999

        Our revenues for the year ended December 31, 2000 totaled $275.8 million, an increase of $127.7 million over 1999 revenues. This increase is principally due to the inclusion of revenue from nursing home operations for assets owned and operated for our account recovered pursuant to foreclosure and settlements with troubled operators in 2000 and revenues associated with foreclosure assets that were previously classified as "assets held for sale" and reclassified to "owned and operated assets" during the third quarter of 2000. Excluding nursing home revenues of owned and operated assets, revenues were $96.8 million for the twelve-month period ended December 31, 2000, a decrease of $26.1 million from the comparable prior year period.

        Our rental income for the year ended December 31, 2000 totaled $67.3 million, a decrease of $9.1 million over 1999 rental income. The decrease is due to $8.7 million from reductions in lease revenue due to foreclosures, bankruptcies and restructurings, and $4.9 million from reduced investments caused by 1999 and 2000 asset sales. These decreases are offset by $2.4 million in additional revenue from 1999 investments held for a full year, $1.3 million relating to contractual increases in rents that became effective in 2000 as defined under the related agreements and $0.8 million from a mortgage that converted to a lease in 1999.

        Our mortgage interest income for the year ended December 31, 2000 totaled $24.1 million, decreasing $12.2 million over 1999 mortgage interest income. The decrease is due to $7.3 million from reductions due to foreclosures, bankruptcies and restructurings, $4.7 million from reduced investments caused by the payoffs of mortgages and $0.8 million reduction from a mortgage that converted to a lease in 1999. These decreases are offset by $0.5 million relating to contractual increases in interest income that became effective in 2000 as defined under the related agreements.

        Our nursing home revenues of owned and operated assets for the year ended December 31, 2000 totaled $175.6 million, increasing $149.3 million over 1999 nursing home revenues. The increase is due to the increased number of facilities classified as owned and operated assets in 2000 as a result of bankruptcies, foreclosures and restructurings.

        Our expenses for the year ended December 31, 2000 totaled $335.3 million, increasing approximately $217.4 million over expenses of $117.9 million for 1999.

        Our nursing home expenses for owned and operated assets increased to $179.0 million from $25.2 million in 1999 due to the increase in the number of nursing homes operated for our account.

        Our interest expense for the year ended December 31, 2000 was approximately $42.4 million, compared with $42.9 million for 1999. The decrease in 2000 is primarily due to lower average outstanding borrowings during the 2000 period, partially offset by higher average interest rates.

        The 2000 provision for depreciation and amortization of real estate totaled $23.3 million, decreasing $0.9 million over 1999. The decrease primarily consists of $2.0 million depreciation expense for properties sold or held for sale and a reduction in amortization of non-compete agreements of $0.8 million offset by $1.6 million additional depreciation expense from properties previously classified as mortgages and new investments placed in service in 1999 and 2000.

        Our general and administrative expenses for 2000 totaled $6.4 million as compared to $5.2 million for 1999, an increase of $1.2 million or 22.8%. The increase is due in part to the incremental administrative costs incurred in 2000 to manage the owned and operated assets, $0.5 million of non-cash compensation expense relating to the dividend equivalent rights granted to management, and increased consulting costs related to the foreclosure assets.

        Our legal expenses for 2000 totaled $2.5 million as compared to $0.4 million in 1999. The increase is largely attributable to legal costs associated with the operator bankruptcy filings and negotiations with our troubled operators.

        We recognized a $4.7 million charge for severance payments in 2000. The charges are comprised of severance and consulting payments to our former Chief Executive Officer and former Chief Financial Officer.

        We also recognized a provision for loss on mortgages and notes receivable of $15.3 million in 2000, adjusting the carrying value of mortgages and notes receivable to their net realizable value.

        A provision for impairment of $61.7 million is included in expenses for 2000. This provision included $14.4 million for assets held for sale to reduce properties to fair value less cost to dispose, $43.0 million for facilities recovered from operators and now held as owned and operated assets to fair value, $1.9 million for other real estate assets and $2.4 million of goodwill which, due to the diminished value of the related real estate assets, our management has determined is impaired.

        During 2000, we sold certain of our core and other assets realizing proceeds of $34.7 million, resulting in a gain of $10.0 million. During 1999, we completed asset sales yielding net proceeds of $18.2 million, realizing losses of $10.5 million.

        Our funds from operations for the year ended December 31, 2000 on a fully diluted basis totaled $19.2 million, a decrease of $52.6 million as compared to the $71.9 million for 1999 due to factors mentioned above. After adjusting for the non-recurring provision for loss on mortgages and notes receivable and severance and consulting costs, funds from operations for the year was $39.3 million, a decrease of $32.6 million from the year ended December 31, 1999. Funds from operations is net earnings available to common stockholders, excluding any gains or losses from debt restructuring and the effects of asset dispositions, plus depreciation and amortization associated with real estate investments. Diluted funds from operations is the lower of funds from operations and funds from operations adjusted for the assumed conversion of Series C Preferred Stock and Subordinated Convertible Debentures and the exercise of in-the-money stock options. We consider funds from operations to be one performance measure which is helpful to investors of real estate companies because, along with cash flows from operating activities, financing activities and investing activities, it provides investors an understanding of our ability to incur and service debt and to make expenditures. Funds from operations in and of itself does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by generally accepted accounting principles in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

        No provision for federal income taxes has been made since we continue to qualify as a REIT under the provisions of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Accordingly, we have not been subject to federal income taxes on amounts distributed to stockholders, as we have distributed at least 95% of our REIT taxable income for taxable years before 2001 and have met certain other conditions. In 2001, and future taxable years, we are required to distribute at least 90% of our REIT taxable income.

Year Ended December 31, 1999 compared to Year Ended December 31, 1998

        Revenues for the year ended December 31, 1999 totaled $148.1 million, increasing $38.8 million over 1998 revenues.

        Our rental income for the year ended December 31, 1999 totaled $76.4 million, an increase of $4.3 million over 1998 rental income. The 1999 revenue growth stems primarily from $11.7 million in revenue from additional investments during 1999 and a full year of revenue from investments made in 1998, $1.2 million relating to contractual increases in rents that became effective in 1999 as defined under the related agreements, and $1.3 million from mortgages that converted to leases in 1999. These increases are offset by $9.9 million from reductions in lease revenue due to foreclosure, bankruptcy and asset sales.

        Our mortgage interest income for the year ended December 31, 1999 totaled $36.4 million, an increase of $6.0 million over 1998 mortgage interest income. The 1999 revenue growth stems primarily from $9.3 million in revenue from additional investments during 1999 and a full year of revenue from investments made in 1998, and $0.3 million relating to contractual increases in mortgage interest that became effective in 1999 as defined under the related agreements. These increases are offset by $2.4 million from reductions in interest revenue due to the payment of mortgages and $1.3 million from mortgages that converted to leases in 1999.

        Our nursing home revenues of owned and operated assets for the year ended December 31, 1999 totaled $26.2 million. This is due to the consolidation of nursing home revenues for owned and operated assets as a result of foreclosures occurring in 1999.

        Our expenses for the year ended December 31, 1999 totaled $117.9 million, increasing approximately $51.8 million over expenses of $66.1 million for 1998.

        Our nursing home expenses attributable to owned and operated assets increased $25.2 million due to recovery of nursing homes operated for our own account.

        The 1999 provision for depreciation and amortization of real estate totaled $24.2 million, increasing $2.7 million over 1998. This increase stems from a full year provision for 1998 investments, plus a partial year provision for 1999 investments.

        Our interest expense for the year ended December 31, 1999 was approximately $42.9 million, compared with $32.4 million for 1998. The increase in 1999 is primarily due to higher average outstanding borrowings during the 1999 period, partially offset by lower average interest rates.

        During 1999, we completed asset sales yielding net proceeds of $18.2 million, realizing losses of $10.5 million. In addition, our management initiated a plan in the 1999 fourth quarter for additional asset sales to be completed in 2000. The additional assets identified as assets held for sale had a cost of $33.8 million, a net carrying value of $28.6 million and annualized revenue of approximately $3.4 million. As a result of this review, we recorded a provision for impairment in 1999 of $19.5 million to adjust the carrying value of assets held for sale to their fair value, less cost of disposal.

        During 1998, we initiated a plan to dispose of certain properties judged to have limited long-term potential and to re-deploy the proceeds. Following a review of the portfolio, assets identified for sale in 1998 had a cost of $95.0 million, a net carrying value of $83.0 million, and annualized revenues of approximately $11.4 million. In 1998, we recorded a provision for impairment of $6.8 million to adjust the carrying value of those assets judged to be impaired to their fair value, less cost of disposal. During 1998, we completed sales of two groups of assets, yielding sales proceeds of $42.0 million. Gains realized in 1998 from the dispositions approximated $2.8 million.

        Our funds from operations for the year ended December 31, 1999 on a fully diluted basis totaled $71.9 million, an increase of $2.1 million over the $69.8 million for 1998. The 1999 increase in funds from operations is primarily due to new additions to investments, offset by early payment of mortgages and disposition of real estate assets.

        No provision for Federal income taxes has been made since we continue to qualify as a real estate investment trust under the provisions of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

Three- and Nine-Month Periods ended September 30, 2001 compared to Three- and Nine-Month Periods ended September 30, 2000

        Revenues for the three-month and nine-month periods ended September 30, 2001 totaled $66.8 million and $201.7 million, respectively, a decrease of $1.2 million and an increase of $6.0 million, respectively, over the periods ending September 30, 2000. Excluding nursing home revenues of owned and operated assets, revenues were $23.0 million and $68.1 million, respectively, for the three-month and nine-month periods ended September 30, 2001, an increase of $1.0 million and a decrease of $4.2 million, respectively, from the comparable prior year periods.

        Rental income for the three-month and nine-month periods ended September 30, 2001 totaled $14.9 million and $45.7 million, respectively, a decrease of $0.6 million and $4.0 million, respectively, over the same periods in 2000. The three-month decrease is due to $1.5 million from reductions in lease revenue due to foreclosures, bankruptcies and restructurings. This decrease is offset by

$0.3 million relating to contractual increases in rents that became effective in 2001 and $0.2 million relating to assets previously classified as owned and operated. The nine-month decrease is due to $3.8 million from reductions in lease revenue due to foreclosures, bankruptcies and restructurings, and $1.8 million from reduced investments resulting from the sale of assets in 2000. These decreases are offset by $0.9 million relating to contractual increases in rents that became effective in 2001 as defined under the related agreements and $0.2 million relating to assets previously classified as owned and operated.

        Mortgage interest income for the three-month and nine-month periods ended September 30, 2001 totaled $5.1 million and $16.3 million, respectively, decreasing $0.8 million and $1.5 million, respectively, from the same periods in 2000. The three-month decrease is due to reduced investments resulting from the payoff of mortgage notes. The nine-month decrease is due to reductions from foreclosures, bankruptcies and restructurings ($0.5 million) and reduced investments resulting from the payoffs of mortgage notes ($1.2 million). These decreases are partially offset by contractual increases in interest income that became effective in 2001 as defined under the related agreements.

        Nursing home revenues of owned and operated assets for the three-month and nine-month periods ended September 30, 2001 totaled $43.8 million and $133.6 million, respectively, decreasing $2.1 million and increasing $10.2 million, respectively, over the same periods in 2000. The decrease for the three-month period is due to a decreased number of operated facilities versus the same three-month period in 2000 as a result of the closure of certain facilities and their reclassification to assets held for sale as well as the re-lease of three facilities during 2001 to a new operator. The increase in the nine-month period is primarily due to the inclusion of 30 facilities formerly operated by RainTree Healthcare Corporation for the full nine-month period ended September 30, 2001 versus seven months during the nine-month period ended September 30, 2000.

        Expenses for the three-month and nine-month periods ended September 30, 2001 totaled $67.4 million and $215.0 million, respectively, decreasing approximately $65.6 million and $38.0 million, respectively, over expenses of $133.0 million and $253.0 million for the three-month and nine-month periods ended September 30, 2000.

        Nursing home expenses for owned and operated assets for the three-month period and nine-month periods ended September 30, 2001 decreased by $4.1 million and increased by $8.1 million, respectively, from $48.6 million and $126.4 million for same periods in 2000. The decrease in the three-month period is due to a decreased number of facilities versus the same three-month period in 2000 as a result of the closure of certain facilities and their reclassification to assets held for sale as well as the re-lease of three facilities during 2001 to a new operator. The increase in the nine-month period is primarily due to the inclusion of 30 facilities formerly operated by RainTree Healthcare Corporation for the full nine-month period ended September 30, 2001 versus seven months during the three-month period ended September 30, 2000.

        The provision for depreciation and amortization totaled $5.5 million and $16.6 million, respectively, during the three-month and nine-month periods ended September 30, 2001. This is a decrease of $0.1 million and $0.8 million, respectively, over the same periods in 2000. The decrease is primarily due to assets sold in 2000, lower depreciable values due to impairment charges on owned and operated properties and a reduction in the amortization of goodwill and non-compete agreements.

        Interest expense for the three-month and nine-month periods ended September 30, 2001 was approximately $9.1 million and $28.0 million, compared with $9.8 million and $32.2 million, respectively, for the same periods in 2000. The decrease in 2001 is primarily due to lower average outstanding borrowings during the 2001 period, partially offset by slightly higher average interest rates due to increased rate spreads under our credit facilities versus last year.

        General and administrative expenses for the three-month and nine-month periods ended September 30, 2001 totaled $2.2 million and $7.7 million, respectively, as compared to $1.8 million and

$4.6 million, respectively, for the same periods in 2000, an increase of $0.4 million and $3.1 million. The increase is due primarily to consulting costs related to the efforts associated with the business objective of re-leasing our owned and operated assets, restructuring activities and other non-recurring expenses including executive recruiting fees.

        Legal expenses for the three-month and nine-month periods ended September 30, 2001 totaled $1.1 million and $2.9 million, respectively, an increase of $0.7 million and $1.9 million, respectively, over the same periods in 2000. The increase is largely attributable to legal costs associated with the foreclosure of assets and other negotiations with our troubled operators as well as the defense of various lawsuits to which we are party.

        The nine-month period ended September 30, 2001 included a $10 million litigation settlement expense related to a suit brought against us by Karrington Health, Inc. which was recorded in the quarter ended June 30, 2001.

        Expenses for the nine-month period ended September 30, 2001 included a provision for impairment of $8.4 million. This provision was recorded to reduce the cost basis of assets recovered from a defaulting operator to their fair value less costs of disposal, since these assets are being marketed for sale. A provision for impairment of $54.3 million was recognized in the 2000 period, including $41.1 million related to foreclosure assets operated for our own account, $11.3 million related to assets held for sale and $1.9 million related to a leased asset doubtful of recovery.

        Charges totalling $0.7 million for provision for uncollectible accounts were taken during the nine-month period ended September 30, 2001 relating to write-off of rents due from and funds advanced to the defaulting operator. A provision for uncollectible accounts of $12.1 million was recognized in the 2000 periods, including a provision for loss on mortgages of $4.9 million and notes receivable of $7.2 million.

        Severance, moving and consulting agreement costs of $4.3 million were recorded in the three-month period ended September 30, 2001, in connection with our planned relocation to Maryland. The nine-month period ended September 30, 2001 also includes $0.5 million related to the termination of an employment contract with an officer of our company. Severance and consulting agreement costs of $4.7 million were recognized during the same period in 2000.

        We disposed of one healthcare facility during the three-month period ended September 30, 2001, resulting in a loss on sale of $1.5 million. The loss on sale of $0.9 million for the nine-month period ended September 30, 2001 includes the gain on sale of $0.6 million from the sale of three healthcare facilities. For the nine-month period ended September 30, 2000, a gain of $10.3 million was recognized on the disposal of real estate. The net gain was comprised of a $10.9 million gain on the sale of four facilities previously leased to Tenet Healthsystem Philadelphia, Inc., offset by a loss of $0.6 million on the sale of a healthcare facility.

        Funds from operations for the three-month and nine-month periods ended September 30, 2001 were $0.5 million and a deficit of $2.3 million, respectively, an increase of approximately $15.7 million and a decrease of $6.2 million, respectively, as compared to the deficit of $15.2 million and positive $3.9 million for the same periods in 2000 due to factors mentioned above. Diluted funds from operations amounts were a $3.1 million and $5.5 million, respectively, for the three-month and nine-month periods ended September 30, 2001, as compared to the deficit of $11.0 million and positive $10.2 million for the same period in 2000 due to factors mentioned above. Funds from operations is defined as net earnings available to common stockholders, excluding any gains or losses from debt restructuring and the effects of asset dispositions, plus depreciation and amortization associated with real estate investments. Diluted funds from operations is the lower of funds from operations and funds from operations adjusted for the assumed conversion of Series C Preferred Stock and Subordinated Convertible Debentures and the exercise of in-the-money stock options. We consider funds from operations to be one performance measure which is helpful to investors of real estate companies because, along with cash flows from operating activities, financing activities and investing activities, it provides investors an understanding of our ability to incur and service debt, to make capital expenditures and to pay dividends to our stockholders. Funds from operations in and of itself does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative to net earnings as an indication of operating performance or to net cash flow from operating activities as determined by generally accepted accounting principles as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

        No provision for Federal income taxes has been made since we continue to qualify as a real estate investment trust under the provisions of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

Recent Developments

        Mariner and Professional Healthcare Settlement.    We have entered into a comprehensive settlement with Mariner Post-Acute Network, Inc. resolving all outstanding issues relating to our loan to Professional Healthcare Management Inc., a subsidiary of Mariner. Pursuant to the settlement, the Professional Healthcare loan is secured by a first mortgage on 12 skilled nursing facilities owned by Professional Healthcare with 1,668 operating beds. Professional Healthcare will remain obligated on the total outstanding loan balance as of January 18, 2000, the date Mariner filed for protection under Chapter 11 of the Bankruptcy Act, and is to pay us our accrued interest at a rate of approximately 11% for the period from the filing date until September 1, 2001. Monthly payments with interest at the rate of 11.57% per annum resumed October 1, 2001. The settlement agreement was approved by the United States Bankruptcy Court in Wilmington, Delaware on August 22, 2001, and became effective as of September 1, 2001.

        On February 1, 2001, four Michigan facilities, previously operated by Professional Healthcare and subject to our pre-petition mortgage, were transferred by Professional Healthcare to a new operator who paid for the facilities by execution of a promissory note that has been assigned to us. Professional Healthcare was given a $4.5 million credit on February 1, 2001 and an additional $3.5 million credit as of September 1, 2001, both against the Professional Healthcare loan balance in exchange for the assignment of the promissory note to us. The promissory note is secured by a first mortgage on the four facilities.

        Following the closing under the settlement agreement, the outstanding principal balance on the Professional Healthcare loan is approximately $59,700,000. The Professional Healthcare loan term will be ten years with Professional Healthcare having the option to extend for an additional ten years. Professional Healthcare will also have the option to prepay the Professional Healthcare loan between February 1, 2005 and July 31, 2005.

        Other Operators.    In Note 15 to our Form 10-K for the year ended December 31, 2000, we announced continuing discussions with several of our lessees to resolve payment issues, including Alterra Healthcare Corp., Lyric Healthcare LLC, Alden Management Services, Inc. and TLC Healthcare Inc.

        Alterra Healthcare Corp. has been making reduced payments of their monthly rent since March 2001. Monthly rent payments of $306,138 were not paid for March through June; $100,000 was paid in each of the July and August months; and $185,097 was paid each month from September through December. All shortfalls were funded from Alterra's security deposit. Accordingly, revenues were recognized on the full contractual rent of $306,138 per month. A term sheet has been executed with Alterra whereby we would take back two facilities, receive a fee of approximately $1.1 million, and monthly rent payments of $187,000 in 2002 increasing to $268,000 per month in 2003. However, final documentation of this agreement has not been completed. The total gross investment in the properties leased to Alterra is $34.1 million, including $6.2 million for the two facilities that are to be taken back. These two facilities will be leased to a new operator or marketed for sale.

        Integrated Health Services, Inc. filed for Chapter 11 bankruptcy protection in February 2000. With the exception of a small portion of prepetition interest (approximately $63,000), IHS paid its contractual mortgage interest from its bankruptcy filing in February 2000 until October 2001. In November, 2001, IHS informed us that it did not intend to pay future rent and mortgage interest due. We hold three mortgages on properties owned by IHS: a $37.5 million mortgage collateralized by seven facilities located in Florida and Texas; a $12 million mortgage, collateralized by two facilities located in Georgia; and a $4.9 million mortgage collateralized by one facility located in Florida. Annual contractual interest income on each of the mortgages is approximately $3.96 million, $1.25 million and $0.55 million, respectively. We also have a lease with IHS for one property in the state of Washington, representing an investment of $10 million and annualized contractual revenue of $1.45 million. IHS rejected this lease on November 9, 2001.

        We are currently negotiating with IHS to reach a permanent restructuring agreement or to transition the facilities to a new operator or operators. Rent under the lease was paid for November, but no payments were made on the October mortgage interest due November 1. As of the date of this filing, no further payments have been made. Accordingly, no revenue was recorded for the mortgage for October and November. Current appraisals of the properties underlying the mortgage loans indicate collateral value in excess of the mortgage loan balances. Accordingly, we do not expect to record any reserves relative to these loans at this time.

        We entered into a forbearance agreement with Lyric Healthcare LLC through August 31, 2001, whereby the Company received $541,266 of the $860,000 monthly rent due under the Lyric leases through November 2001. On November 7, we were notified by Lyric that we would no longer be receiving payments. As of the date of this filing Lyric had not made their December rent payments to us. Revenue has been recorded as received since April 2001. We will continue to record revenue in this manner until a resolution with Lyric is finalized. Discussions are continuing with Lyric to reach a permanent restructuring agreement or to transition the facilities to a new operator or operators. Our original investment in the ten facilities covered under the lease is $95.4 million, with annual contractual rent of $10.3 million.

        On March 30, 2001, we announced that affiliates of Alden Management, Inc. were delinquent in paying their lease and escrow payments on the four facilities they lease from us. During the month of April, Alden resumed regularly scheduled lease payments to us, and began making payments on a schedule designed to bring their past due amounts current by August 2001. The facilities which Alden leases are located in the state of Illinois and derive approximately 90% of their revenues from Illinois Medicaid. Alden adhered to the schedule and was current with their rental payments to us through November. However, Alden has indicated to us that the State of Illinois has been behind in processing reimbursements under the Medicaid system.

        In April 2001 we were informed by TLC Healthcare, Inc. that it could no longer meet its payroll and other operating obligations. We had leases and mortgages with TLC representing eight properties with 1,049 beds and an initial investment of $27.5 million. As a result of this action, one facility in Texas with an initial investment of $2.5 million was leased to a new operator, Lamar Healthcare, Inc. and four properties in Illinois, Indiana and Ohio, with an initial investment of $13.5 million, were taken back and placed under management agreements with Atrium Living Centers and Nexion Health Management, Inc. and are now operated for our own account and classified as Owned and Operated Assets. The remaining three properties, located in Texas, were closed and are being marketed for sale. These three facilities are classified as Assets Held for Sale and have been reduced to their fair value, less cost of disposal. Amounts due from TLC that were not collected were written off as bad debt expense during 2001.

        In several instances we hold security deposits that can be applied in the event of lease and loan defaults, subject to applicable limitations under bankruptcy law with respect to operators seeking protection under Chapter 11 of the Bankruptcy Act.

        Office Relocation.    We are relocating our corporate offices effective as of January 1, 2002 and have entered into a lease of office space in Timonium, Maryland, a suburb of Baltimore. All of our current employees either have an employment agreement or are otherwise entitled to incentives if they remain employed with us in their current positions during the transitional period expected to be completed by January 31, 2002.

Liquidity and Capital Resources

        At September 30, 2001, we had total assets of $911.3 million, stockholders' equity of $456.7 million, and long-term debt of $426.0 million, representing approximately 46.7% of total capitalization. In addition, as of September 30, 2001, we had an aggregate of $238.6 million of outstanding debt which matures in 2002, including $99.6 million of 6.95% Notes due June 2002 and $139 million on our two credit facilities maturing during 2002.

  Bank Credit Facilities

        On July 17, 2000, we replaced our $200 million unsecured revolving credit facility with a new $175 million secured revolving credit facility that expires on December 31, 2002. Borrowings under this facility bear interest based on the London Interbank Offered Rate, or LIBOR, plus a margin based on our consolidated debt/EBITDA ratio, which resulted in a weighted-average rate of 6.73% at September 30, 2001, and 10.00% at December 31, 2000. Borrowings under our prior credit facility bore interest at a weighted-average rate of 7.30% at December 31, 1999. Real estate investments with a gross book value of approximately $240 million are pledged as collateral for this credit facility.

        On August 16, 2000, we replaced our $50 million secured revolving credit facility with a new $75 million secured revolving credit facility that expires on March 31, 2002 as to $10 million and June 30, 2005 as to $65 million. Borrowings under this facility bear interest based on LIBOR plus a margin based on our consolidated debt/EBITDA ratio, which resulted in a weighted average rate of 8.06% at September 30, 2001, and 9.77% at December 31, 2000. Borrowings under our prior credit facility bore interest at a weighted average rate of 8.44% at December 31, 1999. Real estate investments with a gross book value of approximately $90 million are pledged as collateral for this credit facility.

        The settlement of the lawsuit with Karrington Health, Inc. in August 2001 fixed the amount of expense associated with this claim against us at $10 million and was therefore recorded at June 30, 2001. The recognition of this non-recurring expense resulted in certain violations of financial covenants contained in the loan agreements relating to our revolving credit facilities. For the quarter ended June 30, 2001, we were not in compliance with the maximum leverage covenant ratio of funded indebtedness to earnings before interest, taxes, depreciation and amortization, or EBITDA, in each of our credit facilities. For the quarter ended September 30, 2001, we were not in compliance with the maximum leverage covenant and the minimum EBITDA to interest expense covenants in each of our credit facilities. We previously obtained a waiver from the lenders under both credit facilities through September 14, 2001. The lenders under our $175 million secured credit facility extended their waiver through December 13, 2001, and the lenders under our $75 million secured credit facility extended their waiver through December 15, 2001. These covenant violations have been waived pursuant to the agreements described below, but currently prevent us from drawing upon the remaining availability under both credit facilities.

  Modification of Bank Credit Agreements

        On December 21, 2001, we reached agreements with the bank groups under both of our revolving credit facilities. These agreements include modifications and/or waivers to certain financial covenants with which we were not in compliance. In addition, certain other financial covenants will be either modified or eliminated going forward. The effectiveness of these agreements is subject to the completion of the rights offering and private placement to Explorer. Explorer has approved the amendments, and therefore the effectiveness of the amendments will satisfy the conditions to the rights offering and Explorer investment related to our credit facilities. See "The Rights Offering—Closing Conditions."

        These amendments to our credit facilities waive the covenant violations described above and will modify the following covenants effective as of the closing of the rights offering and the private placement to Explorer:

  •
  The minimum tangible net worth covenant will be reduced from $445 million plus 50% of net proceeds from any equity issuances to $425 million (increasing to $435 million in the third quarter of 2002) plus 50% of proceeds from any equity issuances (after reflecting the rights offering and the private placement to Explorer).

  •
  Minimum EBITDA/interest expense covenant will be increased from 200% to 225% beginning in the second quarter of 2002, 250% in the fourth quarter of 2002 and 275% thereafter.

  •
  The requirement for no loss in a fiscal year beginning December 31, 2001 has been removed.

  •
  The maximum leverage ratio covenant has been reduced to 5.0 times EBITDA in the second quarter of 2002 and 4.75 times EBITDA thereafter.

        In addition, adjusted EBITDA under the loan agreements has been redefined to exclude certain one-time charges including, but not limited to, the $10 million litigation settlement recognized in June 2001 and associated legal fees of up to $1 million and up to $5 million for relocation of our corporate headquarters to Maryland, for which we recognized a charge of $4.3 million in September 2001.

        As of the closing of the rights offering and the private placement to Explorer and the effectiveness of the amendments, we will be in compliance with all covenants under our credit facilities as amended.

        As part of the amendment regarding our $75 million revolving credit facility we prepaid $10 million originally scheduled to mature in March 2002. This voluntary prepayment results in a permanent reduction in the total commitment, thereby reducing the credit facility to $65 million. The agreement regarding our $175 million revolving credit facility includes a one-year extension in maturity from December 31, 2002 to December 31, 2003, and a reduction in the total commitment from $175 million to $160 million. Amounts up to $150 million may be drawn upon to repay the maturing 6.95% Notes due in June 2002.

        The effectiveness of these amendments as of the completion of the rights offering will reduce our outstanding debt maturing in 2002 to $97.5 million. Upon completion of the private placement and rights offering, we expect to have approximately $17.7 million available to draw upon under our revolving credit facilities.

  Dividends

        In prior years, we historically distributed to stockholders a large portion of the cash available from operations. Our historical policy has been to make distributions on common stock of approximately 80% of funds from operations, but on February 1, 2001, we announced the suspension of all common and preferred dividends. This action is intended to preserve cash to facilitate our ability to obtain financing to fund the 2002 debt maturities. Additionally, on March 30, 2001, we exercised our option to pay the accrued $4,666,667 Series C preferred stock dividend from November 15, 2000 and the associated waiver fee by issuing 48,420 Series C preferred shares to Explorer on April 2, 2001, which are convertible into 774,722 shares of our common stock at $6.25 per share.

        Cash dividends paid totaled $0.25 per common share and $0.75 per common share for the three-month and nine-month periods ended September 30, 2000, respectively. No common dividends were paid during 2001 nor during the second quarter of 2000. Cash dividends paid totaled $1.00 per common share for 2000, compared with $2.80 per common share for the year ended December 31, 1999. The dividend payout ratio, that is the ratio of per common share amounts for dividends paid to the diluted per common share amounts of funds from operations, was approximately 238% for 2000 and 84.3% for 1999. Excluding the provision for loss on mortgages and notes receivable and severance and consulting agreement costs, the dividend payout ratio for 2000 was approximately 73.0%.

        We do not know when or if we will resume dividend payments on our common stock or, if resumed, what the amount or timing of any dividend will be. We do not anticipate paying dividends on any class of capital stock at least until our $108 million of debt maturing in the first half of 2002 has been repaid and, in any event, all accrued and unpaid dividends on our Series A, B and C preferred stock must be paid in full before dividends on our common stock can be resumed. We have made sufficient distributions to satisfy the distribution requirements under the REIT rules to maintain our REIT status for 2000 and expect to satisfy the requirements under the REIT rules for 2001.

        On March 30, 2001 our Board of Directors approved payment of the accrued Series C dividend from November 15, 2000 and the associated waiver fee by issuing 48,420 shares of Series C preferred stock to Explorer on April 2, 2001. Dividends paid in stock to a specific class of stockholders, such as our payment of our Series C preferred stock in April 2001, constitute dividends eligible for the 2001 dividends paid deduction. Additionally, and as specifically authorized by the Internal Revenue Code, dividends declared by September 15, 2002 and paid by December 31, 2002 may be elected to be treated as a distribution of 2001 taxable income.

        The table below sets forth information regarding arrearages in payment of preferred stock dividends:

Title of Class	Annual Dividend Per Share	Arrearage as of September 30, 2001
9.25% Series A Cumulative Preferred Stock	$2.3125	$3,989,063
8.625% Series B Cumulative Preferred Stock	$2.1563	3,234,375
Series C Convertible Preferred Stock	$10.0000	7,660,493

Total		$14,883,931

  Liquidity

        We have entered into an investment agreement with Explorer under which Explorer has committed to purchase, on the closing of the rights offering, at the same price per share available in the rights offering, shares of our stock. The shares that Explorer has committed to purchase represent its pro rata portion of the $50 million in additional capital we are seeking to raise, plus an additional amount equal to the aggregate subscription price for the shares that are not subscribed for in the rights offering. As a result of Explorer's commitment, we are assured of receiving a total of $50 million in gross proceeds from the rights offering and Explorer's investment assuming they are both completed.

        Assuming we complete the rights offering and Explorer's investment and the amendments to our credit facilities become effective, management believes our liquidity and various sources of available capital, including funds from operations and expected proceeds from planned asset sales, are adequate to finance operations, meet recurring debt service requirements including our 2002 debt maturities and fund future investments through the next 12 months. From time to time, we explore alternative financing arrangements and opportunities and may continue to do so in the future. However, we cannot assure you that we will be successful in obtaining alternative financing arrangements or regarding the terms thereof.

        As a result of the ongoing financial challenges facing long-term care operators, the availability of the external capital sources historically used by us has become extremely limited and expensive. Therefore, if the rights offering and Explorer investment are not completed, we could not assure you that we would be able to replace or extend our debt maturing in 2002, or that any refinancing or replacement financing would be on terms favorable to us. There also can be no assurance that we will be able to complete the rights offering and Explorer investment as planned, and in such event our agreements with the lenders under our credit facilities would not become effective. If we were unable to refinance this debt or other indebtedness on acceptable terms, we might be forced to dispose of properties on disadvantageous terms, which might result in losses to us and might adversely affect the cash available for distribution to stockholders, or to pursue additional dilutive equity financing. If interest rates or other factors at the time of the refinancing result in higher interest rates upon refinancing, our interest expense would increase, which might affect our ability to make distributions to our stockholders.

Quantitative and Qualitative Disclosure About Market Risk

        We are exposed to various market risks, including the potential loss arising from adverse changes in interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes, but we seek to mitigate the effects of fluctuations in interest rates by matching the term of new investments with new long-term fixed rate borrowing to the extent possible.

        The market value of our long-term fixed rate borrowings and mortgages are subject to interest rate risks. Generally, the market value of fixed rate financial instruments will decrease as interest rates rise and increase as interest rates fall. The estimated fair value of our total long-term borrowings at September 30, 2001 was $396 million. A one percent increase in interest rates would result in a decrease in the fair value of long-term borrowings by approximately $5.3 million.

        We are subject to risks associated with debt or preferred equity financing, including the risk that existing indebtedness may not be refinanced or that the terms of such refinancing may not be as favorable as the terms of current indebtedness. If we were unable to refinance our 2002 debt maturities or other indebtedness on acceptable terms, we might be forced to dispose of properties on disadvantageous terms, which might result in losses to us and might adversely affect the cash available for distribution to stockholders, or to pursue dilutive equity financing. If interest rates or other factors at the time of the refinancing result in higher interest rates upon refinancing, our interest expense would increase, which might affect our ability to make distributions to our stockholders.

        We utilize interest rate swaps to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations. At September 30, 2001, we had two interest rate swaps with notional amounts of $32 million each, based on 30-day LIBOR. Under the first $32 million agreement, we receive payments when LIBOR interest rates exceed 6.35% and pay the counterparties when LIBOR rates are under 6.35%. The amounts exchanged are based on the notional amounts. The $32 million agreement expires in December 2002.

        Under the terms of the second agreement, which expires in December 2002, we receive payments when LIBOR rates exceed 4.89% and pay the counterparties when LIBOR rates are under 4.89%. The combined fair value of the interest rate swaps at September 30, 2001 was a deficit of $2,006,297.

FORWARD-LOOKING STATEMENTS

        This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Proxy Statement may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that our assumptions and expectations will prove to have been correct. Important factors that could cause our actual results to differ materially from our expectations are disclosed in this Proxy Statement. These forward-looking statements are subject to various risks, uncertainties and assumptions including, among other things:

  •
  our ability to dispose of assets held for sale on a timely basis and at appropriate prices;

  •
  uncertainties relating to the operation of our owned and operated assets, including those relating to reimbursement by third party payors, regulatory matters and occupancy levels;

  •
  the ability of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages, and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors' obligations;

  •
  our ability to negotiate appropriate modifications to the terms of our credit facilities;

  •
  the availability and cost of capital;

  •
  regulatory and other changes in the healthcare sector;

  •
  our ability to manage, re-lease, or sell our owned and operated facilities;

  •
  competition in the financing of healthcare facilities;

  •
  the effect of economic and market conditions generally and, particularly, in the healthcare industry;

  •
  changes in interest rates;

  •
  the amount and yield of any additional investments;

  •
  changes in tax laws and regulations affecting real estate investment trusts; and

  •
  changes in the ratings of our debt securities.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Ernst & Young LLP audited our financial statements for each of the years ended December 31, 1998, 1999 and 2000. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Special Meeting.

STOCKHOLDERS PROPOSALS

        January 22, 2003 is the date by which proposals of stockholders intended to be presented at the Annual Meeting of Stockholders, held on or about May 22, 2003, must be received by us for inclusion in the Proxy Statement and form of proxy relating to that meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous written consent of all stockholders present at the meeting pursuant to our Bylaws.

EXPENSES OF SOLICITATION

        The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of Omega personally and by telephone, telex or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. We have also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,500, plus out-of-pocket expenses.

AVAILABLE INFORMATION REGARDING RIGHTS OFFERING AND OMEGA

        These proxy materials relate solely to the solicitation of proxies in connection with the meeting of stockholders and are not an offer to sell Omega common stock or rights. The rights offering is made pursuant to and described in the separate rights offering prospectus accompanying these proxy materials. Stockholders are urged to read the prospectus regarding the proposed rights offering because it contains important information. The information in these proxy materials may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the accompanying rights offering prospectus. Completing the proxy to vote your shares at the stockholders meeting does NOT exercise your subscription rights in the rights offering. To exercise your subscription rights, you must complete and return the Subscription Agreement in accordance with the instructions included therein and in the accompanying rights offering prospectus.

        We are subject to the informational requirements of the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and special reports with the Securities and Exchange Commission. These documents are also filed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system, and may be accessed at the Securities and Exchange Commission's internet website, which is located at http://www.sec.gov. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the Special Meeting, but if other matters do properly come before the Special Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

C. TAYLOR PICKETT
Chief Executive Officer

January 25, 2002
Timonium, Maryland

 OMEGA HEALTHCARE INVESTORS, INC.
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements
Independent Auditors' Report	F-2
Consolidated Balance Sheets at December 31, 1999 and 2000	F-3
Consolidated Statements of Operations for the three years ended December 31, 2000	F-4
Consolidated Statements of Changes in Shareholders' Equity for the three years ended December 31, 2000	F-5
Consolidated Statements of Cash Flows for the three years ended December 31, 2000	F-7
Notes to the Consolidated Financial Statements	F-8
Financial Statement Schedules.
Schedule III—Real Estate and Accumulated Depreciation	F-38
Schedule IV—Mortgage Loans on Real Estate	F-42
Unaudited Consolidated Financial Statements
Condensed Consolidated Balance Sheets at December 31, 2000 and September 30, 2001	F-43
Condensed Consolidated Statements of Operations for the three months ended September 30, 2001 and 2000, and the nine months ended September 30, 2001 and 2000	F-44
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2001 and 2000	F-45
Notes to the Unaudited Consolidated Financial Statements	F-46

REPORT OF INDEPENDENT AUDITORS

         Board of Directors
Omega Healthcare Investors, Inc.

        We have audited the accompanying consolidated balance sheets of Omega Healthcare Investors, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. Our audit also included the financial statement schedules listed in the Index on page F-1. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Omega Healthcare Investors, Inc. and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                      /s/ Ernst & Young LLP

Chicago, Illinois
March 16, 2001, except
    for the third and seventh paragraphs
    of Note 15, as to which the
    date is March 30, 2001.

 OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31,
	2000	1999
ASSETS
Real estate properties
Land and buildings at cost	$710,542	$746,915
Less accumulated depreciation	(89,870)	(67,929)

Real estate properties—net	620,672	678,986
Mortgage notes receivable—net	206,710	213,617

	827,382	892,603
Other investments—net	53,242	75,460

	880,624	968,063
Assets held for sale—net	4,013	36,406

Total Investments	884,637	1,004,469
Cash and cash equivalents	7,172	4,105
Accounts receivable	10,497	9,664
Other assets	9,338	10,845
Operating assets for owned properties	36,807	9,648

Total Assets	$948,451	$1,038,731

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Revolving lines of credit	$185,641	$166,600
6.95% Unsecured Notes due 2002	125,000	125,000
6.95% Unsecured Notes due 2007	100,000	100,000
Unsecured Notes due 2000	—	81,381
Other long-term borrowings	24,161	33,383
Subordinated convertible debentures	16,590	48,405
Accrued expenses and other liabilities	18,002	14,818
Operating liabilities for owned properties	14,744	12,063

Total Liabilities	484,138	581,650
Shareholders' equity:
Preferred Stock $1.00 par value:
Authorized—10,000 shares Issued and outstanding—2,300 shares Class A with an aggregate liquidation preference of $57,500	57,500	57,500
Issued and outstanding—2,000 shares Class B with an aggregate liquidation preference of $50,000	50,000	50,000
Issued and outstanding—1,000 shares Class C with an aggregate liquidation preference of $100,000	100,000	—
Common stock $.10 par value:
Authorized—100,000 shares Issued and outstanding—20,038 shares in 2000 and 19,877 shares in 1999	2,004	1,988
Additional paid-in capital	438,552	447,304
Cumulative net earnings	182,548	232,105
Cumulative dividends paid	(365,654)	(331,341)
Stock option loans	—	(2,499)
Unamortized restricted stock awards	(607)	(526)
Accumulated other comprehensive income (loss)	(30)	2,550

Total Shareholders' Equity	464,313	457,081

Total Liabilities and Shareholders' Equity	$948,451	$1,038,731

See accompanying notes.

 OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Year Ended December 31,
	2000	1999	1998
Revenues
Rental income	$67,308	$76,389	$72,072
Mortgage interest income	24,126	36,369	30,399
Other investment income—net	6,594	6,814	5,971
Nursing home revenues of owned and operated assets	175,559	26,223	—
Miscellaneous	2,206	2,334	872

	275,793	148,129	109,314
Expenses
Depreciation and amortization	23,265	24,211	21,542
Interest	42,400	42,947	32,436
General and administrative	6,425	5,231	4,852
Legal	2,467	386	155
State taxes	195	503	358
Severance and consulting agreement costs	4,665	—	—
Provision for loss on mortgages and notes receivable	15,257	—	—
Provision for impairment	61,690	19,500	6,800
Nursing home expenses of owned and operated assets	178,975	25,173	—

	335,339	117,951	66,143

(Loss) earnings before gain (loss) on assets sold	(59,546)	30,178	43,171
Gain (loss)on assets sold—net	9,989	(10,507)	2,798
Gain on distribution of Omega Worldwide, Inc	—	—	30,240

Net (loss) earnings	(49,557)	19,671	76,209
Preferred stock dividends	(16,928)	(9,631)	(8,194)

Net (loss) earnings available to common	$(66,485)	$10,040	$68,015

(Loss) earnings per common share:
Net (loss) earnings per share—basic	$(3.32)	$0.51	$3.39

Net (loss) earnings per share—diluted	$(3.32)	$0.51	$3.39

Dividends declared and paid per common share	$1.00	$2.80	$2.68

Weighted Average Shares Outstanding, Basic	20,052	19,877	20,034

Weighted Average Shares Outstanding, Diluted	20,052	19,877	20,041

Other comprehensive income (loss):
Unrealized Gain (Loss) on Omega Worldwide, Inc	$(2,580)	$1,789	$761

Total comprehensive (loss) income	$(52,137)	$21,460	$76,970

See accompanying notes.

 OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands, except per share amounts)

	Common Stock Par Value	Additional Paid-in Capital	Preferred Stock	Cumulative Net Earnings
Balance at December 31, 1997 (19,475 shares)	$1,947	$439,214	$57,500	$136,225
Issuance of common stock:
Grant of restricted stock (3 shares at an average of $38.112 per share) and amortization of deferred stock compensation		42
Dividend Reinvestment Plan (58 shares)	6	1,826
Conversion of debentures, net of issue costs (522 shares)	52	13,810
Stock options exercised (151 shares)	15	3,780
Acquisition of real estate (8 shares)	1	282
Stock option loans from directors, officers and employees
Shares purchased and retired (156 shares)	(15)	(4,515)
Issuance of preferred stock		(2,000)	50,000
Net earnings for 1998				76,209
Distribution of common shares of Omega Worldwide, Inc.
Common dividends paid ($2.68 per share)
Preferred dividends paid (Series A of $2.313 per share and Series B of $1.078 per share)
Unrealized Gain on Omega Worldwide, Inc.

Balance at December 31, 1998 (20,057 shares)	2,006	452,439	107,500	212,434
Issuance of common stock:
Grant of restricted stock (1 share at an average of $29.709 per share) and amortization of deferred stock compensation		270
Dividend Reinvestment Plan (113 shares)	11	2,370
Acquisition of real estate (8 shares)	1	301
Payments on stock option loans from directors, officers and employees
Shares purchased and retired (320 shares)	(30)	(8,076)
Net earnings for 1999				19,671
Common dividends paid ($2.80 per share)
Preferred dividends paid (Series A of $2.313 per share and Series B of $2.156 per share)
Unrealized Gain on Omega Worldwide, Inc.

Balance at December 31, 1999 (19,877 shares)	1,988	447,304	107,500	232,105
Issuance of common stock:
Grant of restricted stock (187 shares at an average of $6.378 per share) and amortization of deferred stock compensation	19	1,179
Dividend Reinvestment Plan (74 shares)	7	487
Shares surrendered for stock option loan cancellation (100 shares)	(10)	(579)
Issuance of preferred stock		(9,839)	100,000
Net loss for 2000				(49,557)
Common dividends paid ($1.000 per share)
Preferred dividends paid and/or declared (Series A of $2.313 per share, Series B of $2.156 per share and Series C of $0.25 per share)
Unrealized Gain on Omega Worldwide, Inc.

Balance at December 31, 2000 (20,038 shares)	$2,004	$438,552	$207,500	$182,548

See accompanying notes.

 OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands, except per share amounts)

	Cumulative Dividends	Unamortized Restricted Stock Awards	Stock Option Loans	Accumulated Other Comprehensive Income
Balance at December 31, 1997 (19,475 shares)	$(165,824)	$(841)
Issuance of common stock:
Grant of restricted stock (3 shares at an average of $38.112 per share) and amortization of deferred stock compensation		380
Dividend Reinvestment Plan (58 shares)
Conversion of debentures, net of issue costs (522 shares)
Stock options exercised (151 shares)
Acquisition of real estate (8 shares)
Stock option loans from directors, officers and employees			$(2,863)
Shares purchased and retired (156 shares)
Issuance of preferred stock
Net earnings for 1998
Distribution of common shares of Omega Worldwide, Inc	(39,062)
Common dividends paid ($2.68 per share)	(53,693)
Preferred dividends paid (Series A of $2.313 per share and Series B of $1.078 per share)	(7,475)
Unrealized Gain on Omega Worldwide, Inc				$761

Balance at December 31, 1998 (20,057 shares)	(266,054)	(461)	(2,863)	761
Issuance of common stock:
Grant of restricted stock (1 share at an average of $29.709 per share) and amortization of deferred stock compensation		(65)
Dividend Reinvestment Plan (113 shares)
Acquisition of real estate (8 shares)
Payments on stock option loans from directors, officers and employees			67
Shares purchased and retired (320 shares)			297
Net earnings for 1999
Common dividends paid ($2.80 per share)	(55,655)
Preferred dividends paid (Series A of $2.313 per share and Series B of $2.156 per share)	(9,632)
Unrealized Gain on Omega Worldwide, Inc				1,789

Balance at December 31, 1999 (19,877 shares)	(331,341)	(526)	(2,499)	2,550
Issuance of common stock:
Grant of restricted stock (187 shares at an average of $6.378 per share) and amortization of deferred stock compensation		(81)
Dividend Reinvestment Plan (74 shares)
Shares surrendered for stock option loan cancellation (100 shares)			2,499
Issuance of preferred stock
Net loss for 2000
Common dividends paid ($1.000 per share)	(20,015)
Preferred dividends paid and/or declared (Series A of $2.313 per share, Series B of $2.156 per share and Series C of $0.25 per share)	(14,298)
Unrealized Gain on Omega Worldwide, Inc				(2,580)

Balance at December 31, 2000 (20,038 shares)	$(365,654)	$(607)	$—	$(30)

See accompanying notes.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2000	1999	1998
	(In thousands)
Operating activities
Net (loss) earnings	$(49,557)	$19,671	$76,209
Adjustment to reconcile net (loss) earnings to cash provided by operating activities:
Depreciation and amortization	23,265	24,211	21,543
Provision for impairment	61,690	19,500	6,800
Provision for loss on notes and mortgages receivable	15,257	—	—
(Gain)/loss on assets sold—net	(9,989)	10,507	(2,798)
Gain on distribution of Omega Worldwide	—	—	(30,240)
Other	3,283	3,538	2,179
Net change in accounts receivable for Owned & Operated assets—net	(20,442)	(9,588)	—
Net change in accounts payable for Owned & Operated assets	4,674	3,962	—
Net change in other Owned & Operated assets and liabilities	(8,709)	8,040	—
Net change in operating assets and liabilities	20	(5,529)	(3,980)

Net cash provided by operating activities	19,492	74,312	69,713
Cash flows from financing activities
Proceeds of revolving lines of credit—net	19,041	43,600	64,700
Proceeds from unsecured note offering	—	—	125,000
Payments of long-term borrowings	(122,418)	(1,078)	(612)
Receipts from Dividend Reinvestment Plan	495	2,381	1,832
Dividends paid	(29,646)	(65,287)	(61,168)
Proceeds from preferred stock offering	100,000	—	50,000
Costs of raising capital	(9,839)	—	(3,290)
Purchase of Company common stock	—	(8,106)	(3,545)
Deferred financing costs paid	(5,071)	—	—
Other	—	(957)	356

Net cash (used in) provided by financing activities	(47,438)	(29,447)	173,273
Cash flow from investing activities
Acquisition of real estate	—	(79,844)	(157,474)
Placement of mortgage loans	—	(22,987)	(125,850)
Proceeds from sale of real estate investments—net	35,792	18,198	37,771
Net proceeds from sale of Omega Worldwide shares	—	—	16,938
Fundings of other investments—net	(6,815)	(14,714)	(17,488)
Collection of mortgage principal	2,036	54,749	3,748
Other	—	1,961	746

Net cash provided by (used in) investing activities	31,013	(42,637)	(241,609)

Increase in cash and cash equivalents	3,067	2,228	1,377
Cash and cash equivalents at beginning of year	4,105	1,877	500

Cash and cash equivalents at end of year	$7,172	$4,105	$1,877

See accompanying notes.

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

        Omega Healthcare Investors, Inc., a Maryland corporation ("the Company"), is a self-administered real estate investment trust (REIT). From the date the Company commenced operations in 1992, it has invested primarily in long-term care facilities, which include nursing homes, assisted living facilities and rehabilitation hospitals. The Company currently has investments in 264 healthcare facilities located in the United States.

Consolidation

        The consolidated financial statements include the accounts of our Company and our wholly-owned subsidiaries after elimination of all material intercompany accounts and transactions. Due to changes in the market conditions affecting the long-term care industry, we have begun to operate a portfolio of our foreclosure assets for our own account until such time as these facilities' operations are stabilized and are re-leasable or saleable at lease rates or sales prices that maximize the value of these assets to the Company. As a result, these facilities and their respective operations are presented on a consolidated basis in the Company's financial statements. Certain reclassifications have been made to the 1999 and 1998 financial statements for consistency with the presentation adopted for 2000. Such reclassifications have no effect on previously reported earnings or equity.

Real Estate Investments

        Investments in leased real estate properties and mortgage notes are recorded at cost and original mortgage amount, respectively. The cost of the properties acquired is allocated between land and buildings based generally upon independent appraisals. Depreciation for buildings is recorded on the straight-line basis, using estimated useful lives ranging from 20 to 39 years. Leasehold interests are amortized over the initial term of the lease, with lives ranging from four to seven years.

Owned & Operated Assets and Assets Held for Sale

        In the ordinary course of our business activities, our Company periodically evaluates investment opportunities and extends credit to customers. It also is regularly engaged in lease and loan extensions and modifications. Additionally, the Company monitors and manages its investment portfolio with the objectives of improving credit quality and increasing returns. In connection with portfolio management, it engages in various collection and foreclosure activities. When the Company acquires real estate pursuant to a foreclosure proceeding, it is designated as "owned and operated assets" and is recorded at the lower of cost or fair value. Such amounts are included in real estate properties on the Company's Consolidated Balance Sheet. Operating assets and operating liabilities for the owned and operated properties are shown separately on the face of the Company's Consolidated Balance Sheet and are detailed in Note 18—Segment Information.

        When a formal plan to sell real estate is adopted, the real estate is classified as "assets held for sale," with the net carrying amount adjusted to the lower of cost or estimated fair value, less cost of disposal. Depreciation of the facilities is excluded from operations after management has committed to a plan to sell the asset.

Impairment of Assets

        Provisions for impairment losses related to long-lived assets are recognized when expected future cash flows are less than the carrying values of the assets. If indicators of impairment are present, the Company evaluates the carrying value of the related real estate investments in relationship to the future undiscounted cash flows of the underlying facilities and, if impaired, the Company then adjusts the net carrying value of leased properties and other long-lived assets to the lower of discounted present value of its expected future cash flows or fair value, if the sum of the expected future cash flow or sales proceeds is less than carrying value.

Loan Impairment Policy

        When management identifies an indication of potential loan impairment, such as non-payment under the loan documents or impairment of the underlying collateral, the loan is written down to the present value of the expected future cash flows. In cases where expected future cash flows cannot be estimated, the loan is written down to the fair value of that collateral.

Cash Equivalents

        Cash equivalents consist of highly liquid investments with a maturity date of three months or less when purchased. These investments are stated at cost, which approximates fair value.

Accounts Receivable—Owned and Operated Assets

        Accounts Receivable from Owned and Operated Assets consist primarily of amounts due from Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies and individual patients. Amounts recorded include estimated provisions for loss related to uncollectible accounts and disputed items.

Investments in Equity Securities

        Marketable securities held as available-for-sale are stated at fair value with unrealized gains and losses for the securities reported in accumulated other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary on securities held as available-for-sale are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities available-for-sale are included in investment income.

Deferred Financing Costs

        Deferred financing costs are amortized on a straight-line basis over the terms of the related borrowings. Amortization of financing costs totaling $1,930,000, $1,342,000 and $1,042,000 in 2000, 1999 and 1998, respectively, is classified as interest expense in the Consolidated Statements of Operations. Unamortized deferred financing costs applicable to debt which is converted to common stock are charged to paid-in capital at the date of conversion.

Non-Compete Agreements and Goodwill

        Non-compete agreements and the excess of the purchase price over the value of tangible net assets acquired (i.e., goodwill) are amortized on a straight-line basis over periods ranging from five to ten years. Non-compete agreements, which have cost of $4,982,000 became fully amortized and were eliminated in 1999 by a charge to accumulated amortization. Due to the diminished value of the related real estate assets, management has determined that the goodwill is entirely impaired and has written off the balance of $2,356,000 in 2000. Accumulated amortization was $-0- and $3,363,000 at December 31, 2000 and 1999, respectively.

Revenue Recognition

        Rental income and mortgage interest income is recognized as earned over the terms of the related master leases and mortgage notes, respectively. Such income includes periodic increases based on pre-determined formulas (i.e. such as increases in the Consumer Price Index) as defined in the master leases and mortgage loan agreements. Reserves are taken against earned revenues from leases and mortgages when collection of amounts due become questionable or when negotiations for restructurings of troubled operators lead to lower expectations regarding ultimate collection. When collection is uncertain, lease revenues are recorded as received, after taking into account application of security deposits. Interest income on impaired mortgage loans is recognized as received after taking into account application of security deposits.

        Nursing home revenues from owned and operated assets (primarily Medicare, Medicaid and other third party insurance) are recognized as patient services are provided.

Federal and State Income Taxes

        As a qualified real estate investment trust, the Company will not be subject to Federal income taxes on its income, and no provisions for Federal income taxes have been made. To the extent that we have foreclosure income from our owned and operated assets we will incur federal tax at a rate of 35%. To date our owned and operated assets have generated losses, and therefore, no provision for federal income tax is necessary. The reported amounts of the Company's assets and liabilities as of December 31, 2000 are less than the tax basis of assets by approximately $21 million.

Stock Based Compensation

        The Company grants stock options to employees and directors with an exercise price equal to the fair value of the shares at the date of the grant. In accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, compensation expense is not recognized for these stock option grants.

        Expense related to Dividend Equivalent Rights is recognized as dividends are declared, based on anticipated vesting.

Accounting Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

        The Company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and growing regulation by federal, state and local governments. Additionally, the Company is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services. (See Note 5—Concentration of Risk).

NOTE 2—PROPERTIES

Leased Property

        The Company's leased real estate properties, represented by 130 long-term care facilities and 2 rehabilitation hospitals at December 31, 2000, are leased under provisions of master leases with initial terms ranging from 10 to 16 years, plus renewal options. Substantially all of the master leases provide for minimum annual rentals which are subject to annual increases based upon increases in the Consumer Price Index or increases in revenues of the underlying properties, with certain maximum limits. Under the terms of the leases, the lessee is responsible for all maintenance, repairs, taxes and insurance on the leased properties.

        A summary of the Company's investment in leased real estate properties is as follows:

	December 31,
	2000	1999
	(In thousands)
Buildings	$553,183	$655,588
Land	26,758	30,517

	579,941	686,105
Less accumulated depreciation	(72,190)	(67,115)

Total	$507,751	$618,990

        The future minimum contractual rentals for the remainder of the initial terms of the leases are as follows:

(In thousands)
2001	$65,212
2002	65,194
2003	64,186
2004	62,816
2005	62,405
Thereafter	310,569

$630,382

Owned and Operated Property

        The Company's owned and operated real estate properties include 69 long-term care facilities at December 31, 2000, of which 57 are owned directly by the Company and 12 are subject to third-party leases. An impairment charge of $41.3 million was taken on these assets during the year ended December 31, 2000.

        A summary of the Company's investment in the 57 owned and operated real estate properties is as follows:

	December 31,
	2000	1999
	(In thousands)
Buildings	$124,452	$57,637
Land	6,149	3,173

	130,601	60,810
Less accumulated depreciation	(17,680)	(814)

Total	$112,921	$59,996

        A summary of the Company's investment in the 12 facilities subject to third-party leases is as follows:

December 31, 2000
Leasehold interest	$1,771
Less accumulated amortization	(92)

Total	$1,679

        Future minimum operating lease payments on the 12 facilities are as follows:

2001	$4,318
2002	4,318
2003	4,318
2004	3,335
2005	2,221
Thereafter	855

$19,365

Assets Sold or Held For Sale

        During 1998, management initiated a plan to dispose of certain properties judged to have limited long-term potential and to re-deploy the proceeds. Following a review of the portfolio, assets identified for sale in 1998 had a cost of $95 million, a net carrying value of $83 million, and annualized revenues of approximately $11.4 million. In 1998, the Company recorded a provision for impairment of $6.8 million to adjust the carrying value of certain assets to their fair value, less cost of disposal. During

1998, the Company completed sales of two groups of assets, yielding sales proceeds of $42.0 million. Gains realized in 1998 from the dispositions approximated $2.8 million.

        During 1999, the Company completed sales yielding net proceeds of $18.2 million, realizing losses of $10.5 million. In addition, management initiated a plan for additional asset sales to be completed in 2000. The additional assets identified as assets held for sale had a cost of $33.8 million, a net carrying amount of $28.6 million and annualized revenue of approximately $3.4 million. As a result of this review, the Company recorded a provision for impairment of $19.5 million to adjust the carrying value of assets held for sale to their fair value, less cost of disposal.

        During 2000, the Company recorded a $14.4 million provision for impairment related to assets held for sale and reclassified $24.3 million of assets held for sale to "owned and operated assets" as the timing and strategy for sale or, alternatively, re-leasing were revised in light of prevailing marketing conditions. During 2000, the Company realized disposition proceeds of $1.1 million on assets held for sale. Additionally, the Company received proceeds of $34.7 million from sales of certain of its core and other assets, resulting in a gain of $9.9 million.

        Following is a summary of the impairment reserve:

Beginning Impairment at January 1, 1998	$0
Provision charged	6,800
Provision applied	—

Impairment Balance at December 31, 1998	6,800
Provision charged	19,500
Provision applied	(4,567)

Impairment Balance at December 31, 1999	21,733
Provision charged	14,415
Converted to Owned and Operated	(17,339)
Provision applied	(10,060)

Impairment Balance at December 31, 2000	$8,749

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—MORTGAGE NOTES RECEIVABLE

        The following table summarizes the mortgage notes balances for the years ended December 31, 2000 and 1999:

	2000	1999
	(In thousands)
Gross mortgage notes—unimpaired	$204,550	$213,617
Gross mortgage notes—impaired	7,031	—
Reserve for uncollectable loans	(4,871)	—

Net mortgage notes at December 31	$206,710	$213,617

        Mortgage notes receivable relate to 63 long-term care facilities. The mortgage notes are secured by first mortgage liens on the borrowers' underlying real estate and personal property. The mortgage notes receivable relate to facilities located in 13 states, operated by 12 independent healthcare operating companies.

        The Company monitors compliance with mortgages and when necessary has initiated collection, foreclosure and other proceedings with respect to certain outstanding loans.

        During 2000, the Company determined that a certain mortgage loan was impaired and accordingly recorded an impairment provision of $4.9 million to reduce the carrying value of the mortgage loan to its net realizable value. No other activity has been reflected in such reserve during the three-year period ended December 31, 2000. The impaired mortgage was collateralized by three skilled nursing facilities, one of which was to be returned to us and included in a master lease with the same operator. The other two properties were to be sold, with the proceeds applied to the mortgage loan. The loan was written down to the sum of the value of the facility to be leased plus the estimated proceeds, net of cost to dispose, from the sale of the other two facilities. Income recognized on the mortgage was $745,000, $966,000, and $951,000 for the years ended December 31, 2000, 1999 and 1998, respectively. No income was recognized after the mortgage loan was impaired.

        The following are the three primary mortgage structures currently used by the Company:

        Convertible Participating Mortgages are secured by first mortgage liens on the underlying real estate and personal property of the mortgagor. Interest rates are usually subject to annual increases based upon increases in the CPI or increases in revenues of the underlying long-term care facilities, with certain maximum limits. Convertible Participating Mortgages afford the Company an option to convert its mortgage into direct ownership of the property, generally at a point six to nine years from inception; they are then subject to a leaseback to the operator for the balance of the original agreed term and for the original agreed participation in revenues or CPI adjustments. This allows the Company to capture a portion of the potential appreciation in value of the real estate. The operator has the right to buy out the Company's option at formula prices.

        Participating Mortgages are secured by first mortgage liens on the underlying real estate and personal property of the mortgagor. Interest rates are usually subject to annual increases based upon increases in the CPI or increases in revenues of the underlying long-term care facilities, with certain maximum limits.

        Fixed-Rate Mortgages, with a fixed interest rate for the mortgage term, are also secured by first mortgage liens on the underlying real estate and personal property of the mortgagor.

        The outstanding principal amount of mortgage notes receivable, net of allowances, are as follows:

	December 31,
	2000	1999
	(In thousands)
Participating mortgage note due 2007; interest at 16.00% payable monthly (excluding 1.0% deferred interest)	$58,800	$58,800
Participating mortgage note due 2003; interest at 10.55% payable monthly	37,500	37,500
Participating mortgage note due 2008; interest at 10.08% payable monthly	12,000	12,000
Convertible participating mortgage note due 2001; monthly interest payments at 16.16% with principal due at maturity	8,932	8,932
Convertible participating mortgage note due 2016, monthly interest payments at 13.50%	8,114	8,127
Mortgage notes due 2015; monthly payments of $189,004, including interest at 11.01%	16,199	16,656
Mortgage note due 2010; monthly payment of $124,826, including interest at 11.50%	12,805	12,825
Mortgage note due 2006; monthly payment of $107,382, including interest at 11.50%	11,025	11,035
Other mortgage notes	19,527	20,975
Other convertible participating mortgage notes	15,287	15,297
Other participating mortgage notes	6,521	11,470

Total mortgages—net	$206,710	$213,617

        Mortgage notes are shown net of allowances of $4,871,000 in 2000. There were no provisions recorded prior to 2000.

        On December 30, 1999, the Company provided notice as to an Event of Default and acceleration of the due date to the mortgagor of the $58.8 million participating mortgage note. The total obligation outstanding at that time, including deferred interest, was $63.3 million. At that date the mortgagor was current with respect to principal and interest payments due on the loan but had failed to fully comply with certain covenants and to pay certain property taxes. On January 13, 2000, the Company offset security deposits of $2.4 million against unpaid current and deferred interest. On January 18, 2000 the mortgagor filed with the Bankruptcy Court of Wilmington, Delaware for protection under Chapter 11 of the Bankruptcy Code. While the Company's collection actions have been stayed as a result of the bankruptcy filing by the mortgagor, the Company believes the security for its loan will be adequate for collection of amounts due. During 2000, the Company recorded interest on this mortgage note at a rate equal to the results expected from negotiations with the operator, and continues to accrue interest at this reduced rate. On February 1, 2001, four facilities that were collateral for this mortgage were sold to a third-party, and the Company received a separate mortgage note in the amount of $4.5 million, which is secured by liens on the underlying real estate. The Company reduced the amount of the participating mortgage note by $4.5 million.

        The estimated fair value of the Company's mortgage loans at December 31, 2000 is approximately $230.6 million. Fair value is based on the estimates by management using rates currently prevailing for comparable loans.

NOTE 4—OTHER INVESTMENTS

        A summary of the Company's other investments is as follows:

	At December 31,
	2000	1999
Assets leased by United States Postal Service-net	$22,416	$22,672
Notes Receivable	24,550	27,548
Allowance for loss on notes receivable	(8,995)	(1,460)
Equity Securities of Omega Worldwide Inc	5,435	8,015
Equity Securities of Principal Healthcare Finance Limited	1,615	1,615
Equity Securities of Principal Healthcare Finance Trust	1,266	1,266
Other	6,955	15,804

Total Other Investments	$53,242	$75,460

NOTE 5—CONCENTRATION OF RISK

        As of December 31, 2000, 92% of the Company's real estate investments are related to long-term care facilities. The Company's facilities are located in 29 states and are operated by 27 independent healthcare operating companies.

        Investing in long-term healthcare facilities involves certain risks stemming from government legislation and regulation of operators of the facilities. The Company's tenants/mortgagors depend on reimbursement legislation which will provide them adequate payments for services because a significant portion of their revenue is derived from government programs funded under Medicare and Medicaid. The Medicare program recently implemented a Prospective Payment System for skilled nursing facilities, which replaced cost-based reimbursements and significantly reduced payments for services provided. Additionally, certain State Medicaid programs have implemented similar prospective payment systems. The reduction in payments to nursing home operators pursuant to the Medicare and Medicaid payment changes has negatively affected the revenues of the Company's nursing home facilities.

        Most of the Company's nursing home investments were designed exclusively to provide long-term healthcare services. These facilities are also subject to detailed and complex specifications for the physical characteristics as mandated by various governmental authorities. If the facilities cannot be operated as long-term care facilities, finding alternative uses may be difficult. The Company's triple-net leases require its tenants to comply with regulations affecting its facilities, and the Company regularly monitors compliance by tenants with healthcare facilities' regulations. Nevertheless, if tenants fail to perform their obligations, the Company may be required to do so in order to maintain the value of its investments.

        Approximately 77% of the Company's real estate investments are operated by 7 public companies, including Sun Healthcare Group, Inc. (26.1%), Integrated Health Services, Inc. (17.5%), Advocat, Inc. (11.6%), Vencor Operating, Inc. (5.8%), Mariner Post-Acute Network (6.4%), Genesis Health Ventures, Inc. (5.3%) and Alterra Healthcare Corporation (formerly Alternative Living Services) (3.7%). Of the remaining 20 operators, none operate investments in facilities representing more than 3.4% of the total real estate investments.

        Many of the nursing home companies operating the Company's facilities have reported significant operating losses in the last two years. The Company has initiated discussions with all operators who are experiencing financial difficulties, as well as state officials who regulate its properties. It also has initiated various other actions to protect its interest under its leases and mortgages.

NOTE 6—LEASE AND MORTGAGE DEPOSITS

        The Company obtains liquidity deposits and letters of credit from most operators pursuant to its leases and mortgages. These generally represent the monthly rental and mortgage interest income for periods ranging from three to six months with respect to certain of its investments. At December 31, 2000, the Company held $7.6 million in such liquidity deposits and $9.6 million in letters of credit. Additional security for rental and mortgage interest revenue from operators is provided by covenants regarding minimum working capital and net worth, liens on accounts receivable and other operating assets of the operators, provisions for cross default, provisions for cross-collateralization and by corporate/personal guarantees.

NOTE 7—BORROWING ARRANGEMENTS

        On July 17, 2000, the Company replaced its $200 million unsecured revolving line of credit facility with a new $175 million secured revolving line of credit facility that expires on December 31, 2002. Borrowings bear interest at 2.5% to 3.25% over LIBOR, based on the Company's leverage ratio. Borrowings of approximately $129 million are outstanding at December 31, 2000. LIBOR based borrowings under this facility bear interest at a weighted-average rate of 10.00% at December 31, 2000 and 7.30% at December 31, 1999. Real estate Investments with a gross book value of approximately $240 million are pledged as collateral for this revolving line of credit facility.

        On August 16, 2000, the Company replaced its $50 million secured revolving line of credit facility with a new $75 million secured revolving line of credit facility that expires on March 31, 2002 as to $10 million and June 30, 2005 as to $65 million. Borrowings under the facility bear interest at 2.5% to 3.75% over LIBOR, based on the Company's leverage ratio and collateral assigned. LIBOR based borrowings under this facility bear interest at a weighted-average rate of 9.77% at December 31, 2000 and 8.44% at December 31, 1999. Real estate Investments with a gross book value of approximately $90 million are currently pledged as collateral for this revolving line of credit facility.

        The Company is required to meet certain financial covenants, including prescribed leverage and interest coverage ratios on its long-term borrowings.

        The following is a summary of the Company's long-term borrowings:

	December 31,
	2000	1999
	(In thousands)
Unsecured borrowings:
6.95% Notes due June 2002	$125,000	$125,000
6.95% Notes due August 2007	100,000	100,000
Subordinated Convertible Debentures due 2001	16,590	48,405
Unsecured Notes due July 2000	—	81,381
Other	4,455	4,615

	246,045	359,401
Secured borrowings:
Revolving lines of credit	185,641	166,600
Industrial Development Revenue Bonds	8,375	8,595
Mortgage notes payable to banks	6,112	14,844
HUD loans	5,219	5,329

	205,347	195,368

	$451,392	$554,769

        The Subordinated Convertible Debentures ("Debentures") are convertible at any time into shares of Common Stock at a conversion price of $26.962 per share. The Debentures are unsecured obligations of the Company and are subordinate in right and payment to the Company's senior unsecured indebtedness. The balance of the Debentures was repaid in full on February 1, 2001 principally utilizing borrowings under the Company's revolving lines of credit. (See Note 15—Subsequent Events).

        On July 15, 2000 the Company repaid the 10% and 7.4% Unsecured Notes issued in 1995. The effective interest rate for the unsecured notes was 8.8%, with interest-only payments due semi-annually through July 2000.

        Real estate investments with a gross book value of approximately $41 million are pledged as collateral for outstanding secured borrowings. Long-term secured borrowings are payable in aggregate monthly installments of approximately $282,300, including interest at rates ranging from 7.0% to 10.0%.

        Assuming none of the Company's borrowing arrangements are refinanced, converted or prepaid prior to maturity, required principal payments for each of the five years following December 31, 2000 and the aggregate due thereafter are set forth below:

2001	$18,882
2002	263,429
2003	2,026
2004	2,176
2005	50,036
Thereafter	114,843

$451,392

        The estimated fair values of the Company's long-term borrowings is approximately $415.0 million at December 31, 2000 and $508.5 million at December 31, 1999. Fair values are based on the estimates by management using rates currently prevailing for comparable loans.

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—FINANCIAL INSTRUMENTS

        At December 31, 2000 and 1999, the carrying amounts and fair values of the Company's financial instruments are as follows:

	2000		1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	$7,172	$7,172	$4,105	$4,105
Mortgage notes receivable	206,710	230,590	213,617	230,781
Other investments	53,242	53,675	75,460	74,610

Totals	$267,124	$291,437	293,182	309,496

Liabilities:
Revolving lines of credit	$185,641	$185,641	$166,600	$166,600
6.95% Notes	225,000	190,177	225,000	181,832
Senior Unsecured Notes	—	—	81,381	81,054
Subordinated Convertible Debentures	16,590	17,101	48,405	47,402
Other long-term borrowings	24,161	22,121	33,383	31,620

Totals	$451,392	$415,040	$554,769	$508,508

        Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (See Note 1—Risks and Uncertainties). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Accordingly, the estimates presented above are not necessarily indicative of the amounts the Company would realize in a current market exchange.

        The Company utilizes interest rate swaps to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations. At December 31, 2000, the Company had an interest rate cap with a notional amount of $100 million and an interest rate swap with a notional amount of $32 million, based on 30-day London Interbank Offered Rates (LIBOR). Under the $100 million agreement, the Company's LIBOR base interest rate cannot exceed 7.5%. This agreement expires in March, 2001. Under the $32 million agreement, the Company receives payments when LIBOR interest rates exceed 6.35% and pays the counterparties when LIBOR rates are under 6.35%. The amounts exchanged are based on the notional amounts. The $32 million agreement expires on December 17, 2001. The combined fair value of the interest rate swaps at December 31, 2000 was a deficit of $351,344.

        In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000. The Company expects to adopt the new Statement effective January 1, 2001. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedge item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

        Based on the Company's derivative positions at December 31, 2000, the Company estimates that upon adoption it will record a loss from the cumulative effect of an accounting change of approximately $400,000 in the consolidated statement of operations.

NOTE 9—RETIREMENT ARRANGEMENTS

        The Company has a 401(k) Profit Sharing Plan covering all eligible employees. Under the Plan, employees are eligible to make contributions, and the Company, at its discretion, may match contributions and make a profit sharing contribution.

        In 1993, the Company adopted the 1993 Deferred Compensation Plan, which covered all eligible employees and members of our Board of Directors. Participation by the directors in the Deferred Compensation Plan was terminated effective December 31, 1997, and accumulated benefits to the Directors under the plan were settled and paid in 1998.

        The Deferred Compensation Plan is an unfunded plan under which the Company may award units that result in participation in the dividends and future growth in the value of the Company's common stock. The total number of units permitted by the plan is 200,000, of which 90,850 units have been awarded and 20,050 are outstanding at December 31, 2000. Units awarded to eligible participants vest over a period of five years based on the participant's initial service date.

        Provisions charged to operations with respect to these retirement arrangements totaled $181,000, $123,000 and $346,000, in 2000, 1999, and 1998, respectively.

NOTE 10—STOCKHOLDERS' EQUITY AND STOCK OPTIONS

Series C Preferred Stock

        On July 14, 2000, Explorer Holdings, L.P. ("Explorer"), an affiliate of Hampstead Investment Partners III, L.P. ("Hampstead"), a private equity investor, completed an investment (the "Equity Investment") of $100.0 million in the Company in exchange for 1,000,000 shares of the Company's Series C Preferred Stock Stock. The Company used a portion of the proceeds from the Equity Investment to repay $81 million of maturing debt on July 17, 2000.

        Shares of the Series C Preferred Stock are convertible into Common Stock at any time by the holder at an initial conversion price of $6.25 per share of Common Stock. The shares of Series C Preferred Stock are entitled to receive dividends at the greater of 10% per annum or the dividend payable on shares of Common Stock, with the Series C Preferred Stock participating on an "as converted" basis. Dividends on the Series C Preferred Stock are cumulative from the date of original issue and are payable quarterly commencing on November 15, 2000. Explorer agreed to defer until April 2, 2001, the accrued dividend of $4,666,667 payable on November 15, 2000 with respect to the Series C Preferred Stock Stock. (See Note 15—Subsequent Events).

        The Series C Preferred Stock will vote (on an "as converted" basis) together with our common stock on all matters submitted to stockholders. However, without the consent of our Board of Directors, no holder of Series C Preferred Stock may vote or convert shares of Series C Preferred Stock if the effect thereof would be to cause such holder to beneficially own more than 49.9% of the

Company's Voting Securities. If dividends on the Series C Preferred Stock are in arrears for four quarters, the holders of the Series C Preferred Stock, voting separately as a class (and together with the holder of Series A and Series B preferred if and when dividends on such series are in arrears for six or more quarters and special class voting rights are in effect with respect to the Series A and Series B preferred), will be entitled to elect directors who, together with the other directors designated by the holders of Series C Preferred Stock, would constitute a majority of the Company's Board of Directors.

        The general terms of the Equity Investment are set forth in the Investment Agreement. In addition to setting forth the terms on which Explorer has acquired the initial $100.0 million of Series C Preferred Stock, the Investment Agreement also contains provisions pursuant to which Explorer will make available, upon satisfaction of certain conditions up to $50.0 million to fund growth (the "Growth Equity Commitment"). Draws under the Growth Equity Commitment will be evidenced by Common Stock issued at the then fair market value less a discount agreed to by Explorer and the Company representing the customary discount applied in rights offerings to an Issuer's existing security holders, or, if not agreed, 6%. Following the drawing in full of the Growth Equity Commitment or upon expiration of the Initial Growth Equity Commitment, Explorer will have the option to provide up to an additional $50.0 million to fund growth for an additional twelve month period (the "Increased Growth Equity Commitment"). Draws under the Increased Growth Equity Commitment will be subject to the same conditions as applied to the Growth Equity Commitment and the common stock so issued will be priced in the same manner described above.

        If Explorer exercises its option to fund the Increased Growth Equity Commitment, the Company will have the option to engage in a Rights Offering to all common stockholders other than Explorer and its affiliates. In the Rights Offering, stockholders will be entitled to acquire their proper share of our common stock issued in connection with the Growth Equity Commitment at the same price paid by Explorer. Proceeds received from the Rights Offering will be used to repurchase Common Stock issued to Explorer under the Growth Commitment.

        Upon the first to occur of the drawing in full of the Increased Growth Equity Commitment or the expiration of the Increased Growth Equity Commitment, the Company again will have the option to engage in a second Rights Offering, Stockholders (other than Explorer and its affiliates) will be entitled to acquire their proportionate share of the common stock issued in connection with the Increased Growth Equity Commitment at the same price paid by Explorer. Proceeds received in connection with the second Rights Offering will be used to repurchase Common Stock issued to Explorer under the increased Growth Commitment.

        In connection with Explorer's Equity Investment, the Company entered into a Stockholders Agreement with Explorer dated July 14, 2000 (the "Stockholders' Agreement") pursuant to which Explorer is entitled to designate up to four members of the Company's Board of Directors depending on the percentage of total voting securities (consisting of Common Stock and Series C Preferred Stock) acquired from time to time by Explorer pursuant to the documentation entered into by Explorer in connection with the Equity Investment. Explorer is entitled to designate at least one director of the Company's Board of Directors as long as it owns at least five percent (5%) of the total voting power of the Company and to approve one "independent director" as long as it owns at least twenty-five percent (25%) of the shares it acquired at the time it completed the Equity Investment (or Common Stock issued upon the conversion of the Series C Preferred Stock acquired by Explorer at such time). Explorer's director designations terminate upon the tenth anniversary of the Stockholders' Agreement.

        The Company has amended its Stockholders' Right Plan to exempt Explorer and any of its transferees that become parties to the standstill as Acquiring Persons under such plan. Subsequent acquisitions of voting securities by a transferee of more than 9.9% of voting securities from Explorer are limited to not more than 2% of the total amount of outstanding voting securities in any twelve-month period.

        The Company has agreed to indemnify Explorer, its affiliates and the individuals that will serve as directors of the Company against any losses and expenses that may be incurred as a result of the assertion of certain claims, provided that the conduct of the indemnified parties meets certain required standards. In addition, the Company has agreed to pay Explorer an advisory fee if Explorer provides assistance to the Company in connection with evaluating growth opportunities or other financing matters. The amount of the advisory fee will be mutually determined by the Company and Explorer at the time the services are rendered based upon the nature and extent of the services provided. The Company will also reimburse Explorer for Explorer's out-of-pocket expenses, up to a maximum of $2.5 million, incurred in connection with the Equity Investment. To date, the Company has reimbursed Explorer approximately $964,000 of such expenses.

Series A and Series B Cumulative Preferred Stock

        On April 28, 1998, the Company received gross proceeds of $50 million from the issuance of 2 million shares of 8.625% Series B Cumulative Preferred Stock ("Series B Preferred Stock") at $25 per share. Dividends on the Series B Preferred Stock are cumulative from the date of original issue and are payable quarterly commencing on August 15, 1998. On April 7, 1997, the Company received gross proceeds of $57.5 million from the issuance of 2.3 million shares of 9.25% Series A Cumulative Preferred Stock ("Series A Preferred Stock") at $25 per share. Dividends on the Series A Preferred Stock are cumulative from the date of original issue and are payable quarterly. At December 31, 2000, the aggregate liquidation preference of Series A and Series B preferred stock issued is $107,500,000.

Stockholder Rights Plan

        On May 12, 1999, the Company's Board of Directors authorized the adoption of a stockholder rights plan. The plan is designed to require a person or group seeking to gain control of the Company to offer a fair price to all the Company's stockholders. The rights plan will not interfere with any merger, acquisition or business combination that the Company's Board of Directors finds is in the best interest of the Company and its stockholders.

        In connection with the adoption of the rights plan, the board declared a dividend distribution of one right for each common share outstanding on May 24, 1999. The rights will not become exercisable unless a person acquires 10% or more of the Company's common stock, or begins a tender offer that would result in the person owning 10% or more of the Company's common stock. At that time, each right would entitle each stockholder other than the person who triggered the rights plan to purchase either the Company's common stock or stock of an acquiring entity at a discount to the then market price. The plan was not adopted in response to any specific attempt to acquire control of the Company.

        The Company amended its Stockholders' Right Plan to exempt Explorer and any of its transferees that become parties to the standstill as Acquiring Persons under such plan. Subsequent acquisitions of voting securities by a transferee of more than 9.9% of voting securities from Explorer are limited to not more than 2% of the total amount of outstanding voting securities in any 12 month period.

Stock Options and Stock Purchase Assistance Plan

        In January 1998, the Company adopted a stock purchase assistance plan, whereby the Company extended credit to directors and employees to purchase the Company's stock through the exercise of stock options. During 2000, the Company terminated this borrowing program and forgave the outstanding stock option loans in exchange for the surrender of the underlying stock certificates and payment of all outstanding interest on the loans. The Company recorded a charge of $1.9 million related to these loans, which is included in the provision for loss on mortgages and notes receivable in the Company's Consolidated Statements of Operations.

        Under the terms of the 2000 Stock Incentive Plan, the Company reserved 3,500,000 shares of common stock for grants to be issued during a period of up to 10 years. Options are exercisable at the market price at the date of grant, expire five years after date of grant for over 10% owners and 10 years from the date of grant for less than 10% owners. Directors' shares vest over three years while other grants vest over five years. Directors, officers and employees are eligible to participate in the Plan. Options for 1,346,953 shares have been granted to 22 eligible participants. Additionally, 275,052 shares of restricted stock have been granted under the provisions of the Plan. The market value of the restricted shares on the date of the award was recorded as unearned compensation-restricted stock, with the unamortized balance shown as a separate component of stockholders' equity. Unearned compensation is amortized to expense generally over the vesting period, with charges to operations of $535,000, $635,000, and $612,000 in 2000, 1999, and 1998, respectively.

        During 2000, 1,005,000 Dividend Equivalent Rights were granted to eligible employees. A Dividend Equivalent Right entitles the participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of stock to the Company stockholders of record during the period such rights are effective. The Company recorded $502,500 of expense related to the Dividend Equivalent Rights in 2000.

        At December 31, 2000, options currently exercisable (49,562) have a weighted average exercise price of $25.677, with exercise prices ranging from $24.45 to $37.20. There are 1,877,995 shares available for future grants as of December 31, 2000.

        The following is a summary of activity under the plan. Exercise prices and all other option data for grants prior to April 2, 1998 have been adjusted based on a formula reflecting the per share value of the distribution of Omega Worldwide, Inc.

	Stock Options
	Number of Shares	Exercise Price	Weighted Average Price
Outstanding at December 31, 1997	710,726	$19.866 – $34.795	$29.265
Granted during 1998	84,000	28.938 – 37.205	35.342
Exercised	(151,200)	19.866 – 30.210	23.605
Canceled	(67,599)	24.215 – 35.500	33.462

Outstanding at December 31, 1998	575,927	19.866 – 37.205	31.144
Granted during 1999	101,500	15.250 – 30.188	27.483
Canceled	(312,164)	28.938 – 36.676	33.099

Outstanding at December 31, 1999	365,263	15.250 – 37.205	28.542
Granted during 2000	1,109,500	5.688 – 7.750	6.268
Canceled	(307,699)	6.125 – 37.205	28.885

Outstanding at December 31, 2000	1,167,064	$5.688 – 37.205	$7.276

        During 1999, the Company offered holders of options the opportunity to accelerate the expiration date of options in consideration of a cash payment. Twenty-two employees who were holders of options for 431,830 shares accepted the offer and were paid a total of $38,000. Options for 157,000 shares granted in 1999 and canceled in 1999 under this arrangement are excluded from the above table for 1999 and from the calculation for the weighted average fair value of options granted in 1999.

        In 1995, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This standard prescribes a fair value-based method of accounting for employee stock options or similar equity instruments and requires certain pro forma disclosures. For purposes of the pro forma disclosures required under Statement 123, the estimated fair value of the options is amortized to expense over the option's vesting period. Based on the Company's option activity, net earnings would have increased in 2000 and 1999 by approximately $1,064,000 and $618,000, respectively and decreased in 1998 by approximately $2.2 million. Net earnings per basic and diluted common share on a pro forma basis would have increased in 2000 and 1999 by approximately $.06 and $.03, respectively, and decreased in 1998 by $.11 under APB 25. The estimated weighted average fair value of options granted in 2000, 1999, and 1998 was $407,000, $168,000 and $220,000, respectively. In determining the estimated fair value of the Company's stock options as of the date of grant, a Black-Scholes option pricing model was used with the following weighted-average assumptions: risk-free interest rates of 5.2% in 2000, 6.5% in 1999 and 6% in 1998; a dividend yield of 10% in 2000 and 1999 and 6.75% in 1998; volatility factors of the expected market price of the Company's common stock based on 30.0% volatility in 2000, 22.7% in 1999 and 15.0% in 1998; and a weighted-average expected life of the options of eight years for each of the three years.

        The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

NOTE 11—RELATED PARTY TRANSACTIONS

        The Company has agreed to pay Explorer an advisory fee if Explorer provides assistance to the Company in connection with the evaluating growth opportunities or other financing matters. The amount of the advisory fee will be mutually determined by the Company and Explorer, based upon the nature and the extent of the services provided and the results achieved. The Company will also reimburse Explorer for Explorer's out-of-pocket expenses, up to a maximum of $2.5 million, incurred in connection with the Equity Investment. To date, the Company has reimbursed Explorer for approximately $964,000 of such expenses.

        Explorer agreed to defer until April 2, 2001, the accrued dividend of $4,666,667 payable on November 15, 2000 with respect to the Series C Preferred Stock stock. In exchange for this deferral, the Company agreed to pay Explorer a waiver fee equal to 10% per annum of the unpaid dividend from November 15, 2000 until the October dividend is paid. (See note 15—Subsequent Events)

        In 1995, the Company sponsored the organization of Principal Healthcare Finance Limited ("Principal"), an Isle of Jersey company, whose purpose is to invest in nursing homes and long-term care facilities in the United Kingdom. Prior to the April 2, 1998 contribution to Omega Worldwide, Inc. ("Worldwide") as explained below, the Company had invested $30.7 million in Principal, of which $23.8 million was represented by a £15 million subordinated note due December 31, 2000, and $6.9 million was represented by an equity investment. The Company had also provided investment advisory and management services to Principal and had advanced temporary loans to Principal from time to time.

        In November 1997, the Company formed Worldwide, a company which provides asset management services and management advisory services, as well as equity and debt capital to the healthcare industry, particularly residential healthcare services to the elderly. On April 2, 1998, the Company contributed substantially all of its Principal assets to Worldwide in exchange for approximately 8.5 million shares of Worldwide common stock and 260,000 shares of Series B preferred stock. Of the 8,500,000 shares of Worldwide received by the Company, approximately 5,200,000 were distributed on April 2, 1998 to the Company's stockholders on the basis of one Worldwide share for every 3.77 common shares of the Company held by stockholders of the Company on the record date of February 1, 1998. Of the remaining 3,300,000 shares of Worldwide received by the Company, 2,300,000 shares were sold by the Company on April 3, 1998 for net proceeds of approximately $16,250,000 in a secondary offering pursuant to a registration statement of Worldwide. The market value of the distribution to stockholders approximated $39 million or $1.99 per share. The Company recorded a non-recurring gain of $30.2 million on the distribution and secondary offerings of Worldwide common shares during 1998. In April 1999, in conjunction with a similar acquisition by Worldwide, the Company acquired an interest in Principal Healthcare Finance Trust ("the Trust"), an Australian Unit Trust, which owns 44 nursing home facilities and 483 assisted living units in Australia and New Zealand.

        As of December 31, 2000, the Company holds 1,163,000 shares of Worldwide common stock and 260,000 shares of its preferred stock. The carrying value of the Company's investment in Worldwide is $5,435,000, including the market value of its common stock and its cost basis in its preferred stock. The Company also holds a $1,615,000 investment in Principal, represented by 990,000 ordinary shares of Principal, and a $1,266,000 investment in the Trust.

        The Company has guaranteed repayment of Worldwide borrowings pursuant to a revolving credit facility in exchange for an initial 1% fee and an annual facility fee of 25 basis points. At December 31, 2000 borrowings of $2,850,000 were outstanding under Worldwide's revolving credit facility. Worldwide's credit agreement calls for scheduled payments to be made until fully repaid in June 2001. Under this agreement, no further borrowings may be made by Worldwide under its revolving credit facility. The Company is required to provide collateral in the amount of $8.8 million related to the guarantee of Worldwide's obligations. Upon repayment by Worldwide of the remaining outstanding balance under its revolving credit facility, the subject collateral will be released in connection with the termination of the Company's guarantee.

        Additionally, the Company had a Services Agreement with Worldwide that provided for the allocation of indirect costs incurred by the Company to Worldwide. The allocation of indirect costs has been based on the relationship of assets under the Company's management to the combined total of those assets and assets under Worldwide's management. Upon expiration of this agreement on June 30, 2000, the Company entered into a new agreement requiring quarterly payments from Worldwide of $37,500 for the use of offices and certain administrative and financial services provided by the Company. Upon the reduction of the Company's accounting staff, the Service Agreement was renegotiated again on November 1, requiring quarterly payments from Worldwide of $32,500. Costs allocated to Worldwide for 2000 and 1999 were $404,000 and $754,000, respectively.

NOTE 12—DIVIDENDS

        In order to qualify as a real estate investment trust, the Company must, among other requirements, distribute at least 95% of its real estate investment trust taxable income to its stockholders. Per share distributions by the Company were characterized in the following manner for income tax purposes:

	2000	1999	1998
Common
Ordinary income	$—	$2.100	$2.275

Return of capital	1.000	0.700	0.191
Long-term capital gain	—	—	0.214

Total dividends paid	$1.000	$2.800	$2.680

Common Non-Cash
Return of capital	$—	$—	$0.461
Long-term capital gain	—	—	1.529

Total non-cash distribution	$—	$—	$1.990

Series A Preferred
Ordinary income	$2.313	$2.313	$2.313

Series B Preferred
Ordinary income	$2.156	$2.156	$1.078

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

        Following are details of changes in operating assets and liabilities (excluding the effects of non-cash expenses), and other non-cash transactions:

	For the year ended December 31,
	2000	1999	1998
	(In thousands)
Increase (decrease) in cash from changes in operating assets and liabilities:
Operating assets, including $517 and $2,896 transferred to held for sale in 1999 and 1998, respectively	$1,306	$(568)	$(8,183)
Accrued interest	(3,751)	589	(70)
Other liabilities	2,465	(5,550)	4,273

	$20	$(5,529)	$(3,980)

Other non-cash investing and financing transactions:
Acquisition of real estate:
Value of real estate acquired	$—	$302	$283
Common stock issued	—	(302)	(283)
Common stock issued for conversion of debentures	—	—	13,862
Interest paid during the period	44,221	41,015	31,464

NOTE 14—LITIGATION

        The Company is subject to various legal proceedings, claims and other actions arising out of the normal course of business. While any legal proceeding or claim has an element of uncertainty, management believes that the outcome of each lawsuit claim or legal proceeding that is pending or threatened, or all of them combined, will not have a material adverse effect on its consolidated financial position or results of operations.

        On June 20, 2000, the Company and its chief executive officer, chief financial officer and chief operating officer were named as defendants in certain litigation brought by Ronald M. Dickerman, in his individual capacity, in the United States District Court for the Southern District of New York. In the complaint, Mr. Dickerman contends that the Company and the named executive officers violated Section 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Mr. Dickerman subsequently amended the complaint to assert his claims on behalf of an unnamed class of plaintiffs. On July 28, 2000, Benjamin LeBorys commenced a class action lawsuit making similar allegations against the Company and certain of its officers and directors in the United States District Court for the Southern District of New York. The cases have been consolidated, and Mr. LeBorys has been named lead plaintiff. The plaintiffs seek unspecified damages. The Company has reported the litigation to its directors and officers liability insurer. The Company believes that the litigation is without merit and is defending vigorously. The Company's Motion to Dismiss was filed with the Court on February 16, 2001.

        On June 21, 2000, the Company was named as a defendant in certain litigation brought against it by Madison/OHI Liquidity Investors, LLC ("Madison"), a customer that claims that the Company has breached and/or anticipatorily breached a commercial contract. Mr. Dickerman is a partner of Madison and is a guarantor of Madison's obligations to the Company. Madison claims damages as a result of the alleged breach of approximately $700,000. Madison seeks damages as a result of the claimed anticipatory breach in the amount of $15 million or, in the alternative, Madison seeks specific performance of the contract as modified by a course of conduct that Madison alleges developed between Madison and the Company. The Company contends that Madison is in default under the contract in question. The Company believes that the litigation is meritless. The Company is defending vigorously and on December 5, 2000, filed counterclaims against Madison and the guarantors, including Mr. Dickerman, seeking repayment of approximately $8.5 million that Madison owes the Company.

        Karrington Health, Inc. brought suit against the Company alleging that the Company repudiated and ultimately breached a financing contract to provide $95,000,000 of financing for the development of 13 assisted living facilities. Karrington seeks recovery of approximately $20,000,000 in damages it alleges to have incurred as a result of the breach. The Company denies that it entered into a valid and binding contract with Karrington and is vigorously defending the litigation.

NOTE 15—SUBSEQUENT EVENTS

        On February 1, 2001, the Company repaid the outstanding balance of its 8.5% Subordinated Convertible Debentures due February 1, 2001 from cash and revolving credit line availability.

        On February 1, 2001, the Company also announced suspension of payments of common and preferred dividends to strengthen the Company's Balance Sheet while it pursues alternatives for extending or repaying its 2002 debt maturities. The Company can give no assurance as to when the dividends will be reinstated or the amount of the dividends, if and when such payments are recommenced. All accrued and unpaid dividends on the Company's outstanding shares of Series A, B and C Preferred Stock must be paid in full before dividends on our common stock can be resumed.

        On March 30, 2001, the Company exercised its option to pay the accrued $4,666,667 Series C dividend from November 15, 2000 and the associated waiver fee by issuing 48,420 Series C Preferred Stock shares to Explorer, which are convertible into 774,722 shares of the Company's common stock at $6.25 per share. (See "Note 11—Related Party Transactions" for information regarding the dividend deferral).

        In March 2001, the Company announced that it continues its discussions with several of its lessees to resolve payment issues, including Alterra Healthcare Corp., Lyric Healthcare, Alden Management Services Inc., and TLC Healthcare Inc. Alterra has recently issued a press release stating that it had informed certain of its lenders and landlords in March, 2001 that they will not be paying their March rents and debt service and are seeking relief as to these payments. The Company has a master lease with Alterra relating to ten assisted living facilities representing an investment of $34.1 million which provides for annual rental payments of $3.6 million. Alterra has not made its March rental payment to the Company, and while discussions are ongoing, the Company has sent Alterra a notice of default.

        Additionally, during the first quarter of 2001, pursuant to a forbearance agreement between the Company and Lyric through April 30, 2001, the Company began receiving 60% of the approximately $860,000 of monthly rent due under the Lyric leases. Discussions are continuing with Lyric to reach a permanent restructuring agreement. The Company's total original investment in the ten nursing homes covered under the leases is $95.4 million, and annual rent is $10.3 million.

        Affiliates of Alden Management, Inc., Chicago, IL, are delinquent in paying their lease, loan and escrow payments on the four facilities it leases from the Company. These facilities represent an initial investment by the Company of $31.3 million, with annual rent of approximately $3.2 million. Discussions with Alden are ongoing.

        TLC Healthcare of Illinois, Inc. has made only partial payments under its master lease with the Company, based on the shut down of one of its facilities having an annual rent payment of approximately $732,000, and has notified the Company that it may not be able to make its April payment on its other seven facilities or otherwise fund operations with annual rent and mortgage payments totaling approximately $2.8 million. The Company has funded $623,000 for payroll at the facilities to facilitate continued operations and is taking steps to transition the operations of the facilities to qualified operators through new lease or management structures.

        In several instances the Company holds security deposits that can be applied in the event of lease and loan defaults, subject to applicable limitations under bankruptcy law with respect to operators seeking protection under Chapter 11 of the Bankruptcy Code.

NOTE 16—SUMMARY OF QUARTERLY RESULTS (UNAUDITED)

        The following summarizes quarterly results of operations for the years ended

	March 31	June 30	September 30	December 31
	(In thousands, except per share)
2000
Revenues	$57,214	$70,448	$74,010	$74,121
(Loss) earnings before gain (loss) on assets sold	3,018	4,637	(64,984)	(2,217)
Net (loss) earnings available to common	610	12,680	(70,797)	(8,978)
(Loss) earnings before gain (loss) on assets sold per share:
Basic (loss) earnings before gain (loss) on asset dispositions	$0.15	$0.23	$(3.24)	$(0.11)
Diluted (loss) earnings before gain (loss) on asset dispositions	0.15	0.23	(3.24)	(0.11)
Net (Loss) Earnings Available to Common per share:
Basic net (loss) earnings	$0.03	$0.63	$(3.53)	$(0.45)
Diluted net (loss) earnings	0.03	0.63	(3.53)	(0.45)
Cash dividends paid on common stock	0.50	—	0.25	0.25

1999
Revenues	$30,177	$30,914	$40,971	$46,067
(Loss) earnings before gain (loss) on assets sold	12,825	13,010	12,355	(8,012)
Net (loss) earnings available to common	10,417	10,602	9,947	(20,926)
(Loss) earnings before gain (loss) on assets sold per share:
Basic (loss) earnings before gain (loss) on asset dispositions	$0.64	$0.66	$0.62	$(0.40)
Diluted (loss) earnings before gain (loss) on asset dispositions	0.64	0.65	0.62	(0.40)
Net (Loss) Earnings Available to Common per share:
Basic net (loss) earnings	$0.52	$0.53	$0.50	$(1.05)
Diluted net (loss) earnings	0.52	0.53	0.50	(1.05)
Cash dividends paid on common stock	0.70	0.70	0.70	0.70

Note:  During the three-month periods ended March 31, 2000, September 30, 2000 and December 31, 2000, the Company recognized a provision for impairment of assets of $4,500, $49,849 and $7,341 respectively. Additionally, during the three-month period ended June 30, 2000, the Company recognized a gain of $10,451 related to assets sold during the period. During the three-month period ended December 31, 1999, the Company recognized a loss of $30,000 related to assets sold during the period and a provision for impairment of assets held for sale (See Note 2—Properties).

NOTE 17—CONSULTING AND SEVERANCE AGREEMENTS

        On July 18, 2000, the Company entered into a Consulting and Severance Agreement with Essel W. Bailey, Jr. (The "Bailey Severance Agreement"), pursuant to which Mr. Bailey resigned as an officer of the Company. Mr. Bailey's resignation and the Bailey Severance Agreement became effective on July 14, 2000.

        Pursuant to the Bailey Severance Agreement, Mr. Bailey received payment of his regular salary through the effective date of his resignation and a lump-sum severance payment equal to $1,555,000. The Bailey Severance Agreement provides that Mr. Bailey is fully vested in his deferred compensation plan and in 59,708 shares of his restricted stock. Pursuant to the Bailey Severance Agreement, Mr. Bailey will provide consulting services to the Company for twelve months following his resignation. In exchange for consulting services and his agreement not to compete with the Company or solicit its customers or employees, Mr. Bailey will receive compensation equal to $147,500 per month for twelve months.

        The costs incurred related to the Bailey Severance Agreement, along with costs incurred in connection with a similar agreement with the Company's former Chief Financial Officer, total approximately $4.7 million and have been included in the Company's Consolidated Statements of Operations in 2000.

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 18—SEGMENT INFORMATION

        The following tables set forth the reconciliation of operating results and total assets for the Company's reportable segments for the years ended December 31, 2000, 1999 and 1998.

	For the year ended December 31, 2000
	Core Operations	Owned and Operated and Assets Held For Sale	Corporate and Other	Consolidated
	(In Thousands)
Operating Revenues	$91,434	$175,559	$—	$266,993
Operating Expenses	—	(178,975)	—	(178,975)

Net operating income	91,434	(3,416)	—	88,018
Adjustments to arrive at net income:
Other revenues	—	—	8,800	8,800
Interest expense	—	—	(42,400)	(42,400)
Depreciation and amortization	(17,978)	(3,797)	(1,490)	(23,265)
General and administrative	—	—	(6,425)	(6,425)
Legal	—	—	(2,467)	(2,467)
State Taxes	—	—	(195)	(195)
Severance and consulting agreement costs	—	—	(4,665)	(4,665)
Provision for uncollectable mortgages and notes receivable	(4,871)	—	(10,386)	(15,257)

	(22,849)	(3,797)	(59,228)	(85,874)

Income before gain on assets sold and impairment charges	68,585	(7,213)	(59,228)	2,144
Provision for impairment	(1,939)	(57,395)	(2,356)	(61,690)
Gain on assets sold—net	9,989	—	—	9,989
Preferred dividends	—	—	(16,928)	(16,928)

Net loss available to common	$76,635	$(64,608)	$(78,512)	$(66,485)

Total Assets	$724,338	$159,105	$65,008	$948,451

	For the year ended December 31, 2000
	Core Operations	Owned and Operated and Assets Held For Sale	Corporate and Other	Consolidated
	(In Thousands)
Operating Revenues	$112,758	$26,223	$—	$138,981
Operating Expenses	—	(25,173)	—	(25,173)

Net operating income	112,758	1,050	—	113,808
Adjustments to arrive at net income:
Other revenues	—	—	9,148	9,148
Interest expense	—	—	(42,947)	(42,947)
Depreciation and amortization	(21,204)	(814)	(2,193)	(24,211)
General and administrative	—	—	(5,231)	(5,231)
Legal	—	—	(386)	(386)
State Taxes	—	—	(503)	(503)
Severance and consulting agreement costs	—	—	—	—
Provision for uncollectable mortgages and notes receivable	—	—	—	—

	(21,204)	(814)	(42,112)	(64,130)

Income before gain on assets sold and impairment charges	91,554	236	(42,112)	49,678
Provision for impairment	—	(19,500)	—	(19,500)
Loss on assets sold—net	—	(10,507)	—	(10,507)
Preferred dividends	—	—	(9,631)	(9,631)

Net loss available to common	$91,554	$(29,771)	$(51,743)	$10,040

Total Assets	$841,558	$106,050	$91,123	$1,038,731

	For the year ended December 31, 1998
	Core Operations	Owned and Operated and Assets Held For Sale	Corporate and Other	Consolidated
	(In Thousands)
Operating Revenues	$102,471	$—	$—	$102,471
Operating Expenses	—	—	—	—

Net operating income	102,471	—	—	102,471
Adjustments to arrive at net income:
Other revenues	—	—	6,843	6,843
Interest expense	—	—	(32,436)	(32,436)
Depreciation and amortization	(19,838)	—	(1,704)	(21,542)
General and administrative	—	—	(4,852)	(4,852)
Legal	—	—	(155)	(155)
State Taxes	—	—	(358)	(358)
Severance and consulting agreement costs	—	—	—	—
Provision for uncollectable mortgages and notes receivable	—	—	—	—

	(19,838)	—	(32,662)	(52,500)

Income before gain on assets sold and impairment charges	82,633	—	(32,662)	49,971
Provision for impairment	—	(6,800)	—	(6,800)
Gain on assets sold—net	2,798	—	—	2,798
Gain on distribution of Omega Worldwide, Inc.	—	—	30,240	30,240
Preferred dividends	—	—	(8,194)	(8,194)

Net loss available to common	$85,431	$(6,800)	$(10,616)	$68,015

Total Assets	$936,414	$35,289	$65,504	$1,037,207

        The revenues, expenses, assets and liabilities in the Company's consolidated financial statements which related to owned and operated assets are as follows:

	Year Ended December 31,
	2000	1999
	(In Thousands)
Revenues(1)
Medicaid	$108,082	$16,636
Medicare	31,459	4,861
Private & Other	36,018	4,726

Total Revenues	175,559	26,223
Expenses
Administration	34,264	4,925
Property & Related	11,701	1,675
Patient Care Expenses	120,444	17,393

Total Expenses	166,409	23,993
Contribution Margin	9,150	2,230
Management Fees	8,778	1,180
Rent	3,788	—

EBITDA(2)	$(3,416)	$1,050

(1)
Nursing home revenues from these owned and operated assets are recognized as services are provided.

(2)
EBITDA represents earnings before interest, income taxes, depreciation and amortization. It is considered by the Company to be a meaningful measure of performance of its Owned and Operated Assets. EBITDA in and of itself does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net earnings as an indication of operating performance or to net cash flow from operating activities as determined by GAAP as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

	December 31,
	2000	1999
	(In thousands)
ASSETS
Cash	$5,364	$—
Accounts Receivable	30,030	9,588
Other Current Assets	5,098	60

Total Current Assets	40,492	9,648
Investment in leasehold	1,679	—
Land and Buildings	130,601	60,810
Less Accumulated Depreciation	(17,680)	(814)

Land and Buildings—Net	112,921	59,996

TOTAL ASSETS	$155,092	$69,644

LIABILITIES
Accounts Payable	$8,636	$3,962
Other Current Liabilities	6,108	8,101

Total Current Liabilities	14,744	12,063

TOTAL LIABILITIES	$14,744	$12,063

        Accounts receivable for owned and operated assets is net of an allowance for doubtful accounts of approximately $7 million in 2000 and $0.2 million in 1999.

NOTE 19—EARNINGS PER SHARE

        The following tables set forth the computation of basic and diluted earnings per share:

	Year Ended December 31,
	2000	1999	1998
	(In thousands, except per share amounts)
Numerator:
(Loss) earnings before gain (loss) on assets sold	$(59,546)	$30,178	$43,171
Preferred stock dividends	(16,928)	(9,631)	(8,194)

Numerator for (loss) earnings available to common before gain (loss) on assets sold—basic and diluted	(76,474)	20,547	34,977
Gain (loss) on assets sold—net	9,989	(10,507)	2,798
Gain on distribution of Omega Worldwide, Inc	—	—	30,240

Numerator for net loss (earnings) per share—basic and diluted	(66,485)	10,040	68,015

Denominator:
Denominator for net loss (earnings) per share—basic	20,052	19,877	20,034
Effect of dilutive securities:
Stock option incremental shares	—	—	7

Denominator for net loss (earnings) per share—diluted	20,052	19,877	20,041

	Year Ended December 31,
	2000	1999	1998
Net (loss) earnings per share—basic:
(Loss) earnings before gain (loss) on assets sold	$(3.82)	$1.04	$1.74
(Loss) gain on assets sold—net	0.50	(0.53)	1.65

Net (loss) earnings per share—basic	$(3.32)	$0.51	$3.39

Net (loss) earnings per share—diluted:
(Loss) earnings before gain (loss) on assets sold	$(3.82)	$1.04	$1.74
(Loss) gain on assets sold—net	0.50	(0.53)	1.65

Net (loss) earnings per share—diluted	$(3.32)	$0.51	$3.39

        The effect of converting the Series C Preferred Stock for the year 2000 and the effects of converting the 1996 convertible debentures have been excluded as all such effects are antidilutive.

SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION
OMEGA HEALTHCARE INVESTORS, INC.
December 31, 2000

					Gross Amount at Which Carried at Close of Period(6)
		Initial Cost to Company
			Cost Capitalized Subsequent to Acquisition						Life on Which Depreciation in Latest Income Statements is Computed
					Buildings and Land Improvements Total
Description(1)		Buildings and Land Improvements				(7) Accumulated Depreciation	Date of Renovation	Date Acquired
	Encumbrances		Improvements	Impairment
Sun Healthcare Group, Inc.:							1964-1995
Alabama (LTC)		$23,584,957			$23,584,957	$2,549,186		March 31, 1997	33 years
California (LTC, RH)	(4)(5)	65,912,924			65,912,924	5,913,927		October 8, 1997	33 years
Florida (LTC)		10,796,688			10,796,688	1,166,963		March 31, 1997	33 years
Florida (LTC)		10,700,000			10,700,000	1,182,106		February 28, 1997	33 years
Idaho (LTC)		600,000			600,000	66,286		February 28, 1997	33 years
Illinois (LTC)		4,900,000			4,900,000	673,130		August 30, 1996	30 years
Illinois (LTC)		3,942,726			3,942,726	426,151		March 31, 1997	33 years
Indiana (LTC)		3,000,000			3,000,000	412,120		August 30, 1996	30 years
Louisiana (LTC)		4,602,574			4,602,574	497,470		March 31, 1997	33 years
Massachusetts (LTC)		8,300,000			8,300,000	916,961		February 28, 1997	33 years
North Carolina (LTC)	(4)	19,970,418			19,970,418	3,936,793		June 4, 1994	39 years
North Carolina (LTC)	(5)	2,739,021			2,739,021	250,496		October 8, 1997	33 years
Ohio (LTC)	(4)(5)	11,884,567			11,884,567	1,070,766		October 8, 1997	33 years
Tennessee (LTC)	(2)	7,942,374			7,942,374	1,569,783		September 30, 1994	30 years
Texas (LTC)		9,415,056			9,415,056	1,017,629		March 31, 1997	33 years
Washington (LTC)	(4)	5,900,000			5,900,000	650,949		March 31, 1997	33 years
West Virginia (LTC)	(4)(5)	24,793,444			24,793,444	2,196,026		October 8, 1997	33 years

		218,984,749			218,984,749	24,496,742
Integrated Health Services, Inc.:							1979-1993
Florida (LTC)	(5)	10,000,000			10,000,000	792,958		January 13, 1998	33 years
Florida (LTC)		29,000,000			29,000,000	2,361,040		March 31, 1998	33 years
Illinois (LTC)	(5)	14,700,000			14,700,000	1,221,821		January 13, 1998	33 years
New Hampshire (LTC)	(5)	5,800,000			5,800,000	495,564		January 13, 1998	33 years
Ohio (LTC)	(5)	16,000,000			16,000,000	1,268,733		March 31, 1998	33 years
Pennsylvania (LTC)	(5)	14,400,000			14,400,000	1,230,365		January 13, 1998	33 years
Pennsylvania (LTC)		5,500,000			5,500,000	436,127		March 31, 1998	33 years
Washington (LTC)		10,000,000			10,000,000	2,118,746		September 1, 1996	20 years

		105,400,000			105,400,000	9,925,354
Advocat, Inc.:							1972-1994
Alabama (LTC)	(4)	11,638,797	707,998		12,346,795	3,015,242		August 14, 1992	31.5 years
Arkansas (LTC)	(4)	37,887,832	1,473,599		39,361,431	9,842,102		August 14, 1992	31.5 years
Kentucky (LTC)	(4)	14,897,402	1,816,000		16,713,402	2,798,615		July 1, 1994	33 years
Ohio (LTC)	(4)	5,854,186			5,854,186	970,874		July 1, 1994	33 years
Tennessee (LTC)	(2)	9,542,121			9,542,121	2,449,079		August 14, 1992	31.5 years
West Virginia (LTC)	(4)	5,283,525	502,338		5,785,863	975,555		July 1, 1994	33 years

		85,103,863	4,499,935		89,603,798	20,051,467

					Gross Amount at Which Carried at Close of Period(6)
		Initial Cost to Company
			Cost Capitalized Subsequent to Acquisition						Life on Which Depreciation in Latest Income Statements is Computed
					Buildings and Land Improvements Total
Description(1)		Buildings and Land Improvements				(7) Accumulated Depreciation	Date of Renovation	Date Acquired
	Encumbrances		Improvements	Impairment
Vencor Operating, Inc.:							1980-1994
Arizona (LTC)		24,029,032	44,924	(6,603,745)	17,470,211	1,327,091		December 31, 1998	33 years
Indiana (LTC)		8,383,671	100,914	(1,820,624)	6,663,961	1,997,691		December 23, 1992	31.5 years
Texas (LTC)		27,141,483	84,323		27,225,806	3,165,920		December 1, 1993	39 years

		59,554,186	230,161	(8,424,369)	51,359,978	6,490,702
Genesis Health Ventures, Inc.:
Connecticut (LTC)		28,483,164	185,670	(4,787,084)	23,881,750	1,143,510		July 14, 1999	33 years
Massachusetts (LTC)		34,559,901	421,567	(10,506,822)	24,474,646	1,373,516		July 14, 1999	33 years

		63,043,065	607,237	(15,293,906)	48,356,396	2,517,026
Alterra Healthcare Corporation:
Colorado (AL)		2,583,440			2,583,440	115,241		June 14, 1999	33 years
Indiana (AL)		11,641,805			11,641,805	519,313		June 14, 1999	33 years
Kansas (AL)		3,418,670			3,418,670	152,499		June 14, 1999	33 years
Ohio (AL)		3,520,747			3,520,747	157,052		June 14, 1999	33 years
Oklahoma (AL)		3,177,993			3,177,993	141,763		June 14, 1999	33 years
Tennessee (AL)		4,068,652			4,068,652	181,493		June 14, 1999	33 years
Washington (AL)		5,673,693			5,673,693	253,090		June 14, 1999	33 years

		34,085,000			34,085,000	1,520,451
Alden Management Services, Inc.:							1978
Illinois (LTC)		31,000,000	305,756		31,305,756	6,378,152		September 30, 1994	30 years
Atrium Living Centers, Inc.:
Indiana (LTC)		25,693,563	47,216	(12,846,628)	12,894,151	5,621,697		September 30, 1994	25 years
Indiana (LTC)		6,456,391	26,464	(2,773,242)	3,709,613	2,233,127		November 1, 1992	31.5 years

		32,149,954	73,680	(15,619,870)	16,603,764	7,854,824
TLC Healthcare, Inc.:							1972-1996
Illinois (LTC)	(5)	1,274,703			1,274,703	72,217		January 7, 1999	33 years
Illinois (LTC)	(5)	5,118,775			5,118,775	228,336		June 1, 1999	33 years
Ohio (LTC)	(5)	2,804,347			2,804,347	154,298		January 7, 1999	33 years
Texas (LTC)	(5)	4,942,000			4,942,000	220,451		June 30, 1999	33 years
Texas (LTC)	(5)	6,557,143			6,557,143	627,086		September 5, 1997	33 years
Texas (LTC)	(5)	2,442,858			2,442,858	198,479		March 4, 1998	33 years

		23,139,826			23,139,826	1,500,867
USA Healthcare, Inc.:							1974-1997
Iowa(LTC)		14,344,797	168,000		14,512,797	1,267,902		October 7, 1997	33 years
Iowa(LTC)		2,700,000			2,700,000	370,908		August 30, 1996	30 years

		17,044,797	168,000		17,212,797	1,638,810

					Gross Amount at Which Carried at Close of Period(6)
		Initial Cost to Company
			Cost Capitalized Subsequent to Acquisition						Life on Which Depreciation in Latest Income Statements is Computed
					Buildings and Land Improvements Total
Description(1)		Buildings and Land Improvements				(7) Accumulated Depreciation	Date of Renovation	Date Acquired
	Encumbrances		Improvements	Impairment
Pinon Management, Inc.:
Colorado (LTC)		14,170,968	109,931		14,280,899	817,633		December 31, 1998	33 years
Washington N & R, LLC.:
Missouri (LTC)	(5)	12,152,174			12,152,174	690,758		January 7, 1999	33 years
Peak Medical of Idaho, Inc.:
Idaho (LTC)	(5)	10,500,000			10,500,000	544,512		March 26, 1999	33 years
HQM of Floyd County, Inc.:
Kentucky (LTC)	(5)	10,250,000			10,250,000	358,673		June 30, 1997	33 years
Safe Harbor Florida Health Care Properties, Inc.:							1984
Florida (LTC)		8,150,000	866		8,150,866	1,384,872		September 13, 1993	39 years
Meadowbrook Healthcare of North Carolina:
North Carolina (AL)	(3)	7,500,000		(1,939,476)	5,560,524	1,444,027		September 30, 1994	31.5 years
Liberty Assisted Living Center:
Florida (AL)		5,994,730	760		5,995,490	1,464,958		September 30, 1994	27 years
Eldorado Care Center, Inc. & Magnolia Manor, Inc.:							1995-1998
Illinois (LTC)		5,100,000			5,100,000	276,157		February 1, 1999	33 years
Kansas & Missouri, Inc.:
Kansas (LTC)		2,500,000			2,500,000	513,922		September 30, 1994	30 years

		$745,823,312	$5,996,326	($41,277,621)	$710,542,017	$89,869,907

(1)
All of the real estate included in this schedule are being used in either the operation of long-term care facilities (LTC), assisted living facilities (AL), or rehabilitation hospitals (RH) located in the states indicated.

(2)
Certain of the real estate indicated are security for Industrial Development Revenue bonds totaling $8,375,000 at December 31, 2000.

(3)
Certain of the real estate indicated are security for HUD loans totaling $5,218,497 at December 31, 2000.

(4)
Certain of the real estate indicated are security for the Provident line of credit borrowings totaling $56,641,232 at December 31, 2000.

(5)
Certain of the real estate indicated are security for the Fleet line of credit borrowings totaling $129,000,000 at December 31, 2000.

	Year Ended December 31,
(6)	1998	1999	2000
Balance at beginning of period	$561,054,194	$643,378,340	$746,914,941
Additions during period:
Acquisitions	157,474,363	79,676,000	—
Conversion from mortgage	—	79,431,597	—
Impairment(a)	—	—	(37,456,499)
Improvements	—	168,000	1,302,828
Disposals/other	(75,150,217)	(55,738,996)	(219,253)

Balance at close of period	$643,378,340	$746,914,941	$710,542,017

  (a)
  The variance in impairment in the table shown above relates to assets previously classified as held for sale which were reclassified to owned and operated assets during 2000.

(7)	1998	1999	2000
Balance at beginning of period	$48,147,275	$56,385,853	$67,929,407
Additions during period:
Provisions for depreciation	19,749,781	21,119,252	21,683,180
Dispositions/other	(11,511,203)	(9,575,698)	257,320

Balance at close of period	$56,385,853	$67,929,407	$89,869,907

SCHEDULE IV MORTGAGE LOANS ON REAL ESTATE
OMEGA HEALTHCARE INVESTORS, INC.
December 31, 2000

Description (1)	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages(2) (3)	Principal Amount of Loans Subject to Delinquent Interest
Michigan (13 LTC facilities)	17.00%	August 13, 2007	Interest payable at 16.00% payable monthly	None	$58,800,000	$58,800,000	$58,800,000	(4)
North Carolina (3 LTC facilities)			Deferred interest at 1% accrues monthly and is payable at maturity of the note
Florida (4 LTC facilities)	11.50%	February 28, 2010	Interest plus $2,200 of principal payable monthly	None	12,891,500	12,804,956
Florida (2 LTC facilities)	11.50%	June 4, 2006	Interest payable monthly	None	11,090,000	11,024,884
Texas (6 LTC facilities)	9.00% to 10.00%	various	Interest plus $57,000 of principal payable monthly	None	8,106,487	5,951,566
Tennessee (2 LTC facilities)	16.16%	April 29, 2001	Interest payable monthly	None	8,932,000	8,932,000
Tennessee (2 LTC facilities)	11.56% to 13.50%	August 1, 2016	Interest payable monthly	None	12,650,000	12,613,539
Ohio (6 LTC facilities)	11.01%	January 1, 2015	Interest plus $42,500 of principal payable monthly	None	18,238,752	16,198,689
Georgia (2 LTC facilities)	10.08%	March 13, 2008	Interest payable monthly	None	12,000,000	12,000,000
Florida (5 LTC facilities)
Texas (2 LTC facilities)	10.55%	December 3, 2003	Interest payable monthly	None	37,500,000	37,500,000
Other Mortgage Notes:
Various	9.00% to 14.14%	2002 to 2012	Interest payable monthly Quarterly amortization of $50,000 commencing in the year 2002	None	37,503,181	30,883,936	$5,882,009	(5)

					$217,711,920	$206,709,570

(1)
The mortgage loans included in this schedule represent first mortgages on facilities used in the delivery of long-term healthcare, such facilities are located in the states indicated.

(2)
The aggregate cost for federal income tax purposes is equal to the carrying amount.

	Year Ended December 31,
(3)	1998	1999	2000
Balance at beginning of period	$218,353,007	$340,455,332	$213,616,645
Additions during period — Placements	125,850,000	22,986,500	—
Deductions during period — Collection of principal	(3,747,675)	(54,748,620)	(2,035,825)
Allowance for loss on mortgage loans	—	—	(4,871,250)
Conversion to purchase leaseback/other changes	—	(95,076,567)	—

Balance at close of period	$340,455,332	$213,616,645	$206,709,570

(4)
On January 18, 2000, the mortgagor filed for protection under Chapter 11 of the Bankruptcy Code. On February 1 2001, four facilities that were collateral for this mortgage were taken back in exchange for a reduction in principal of $4.5 million.

(5)
A mortgagor with a mortgage on two facilities in Florida declared bankruptcy on July 8, 1999. The bankruptcy court has ordered that all amounts owed to the Company (including default rate interest, late charges, attorney's fees and court costs), bear interest at an annual rate of 10% and that the mortgagor make monthly payments of $40,000 on a timely basis. As of December 31, 2000, the mortgagor had complied with the court order.

OMEGA HEALTHCARE INVESTORS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2001	December 31, 2000
	(Unaudited)
		(See Note)
ASSETS
Real estate properties
Land and buildings at cost	$701,370	$710,542
Less accumulated depreciation	(101,861)	(89,870)

Real estate properties—net	599,509	620,672
Mortgage notes receivable—net	185,861	206,710

	785,370	827,382
Other investments	47,818	53,242

	833,188	880,624
Assets held for sale—net	7,377	4,013

Total Investments	840,565	884,637
Cash and cash equivalents	14,145	7,172
Accounts receivable	6,881	10,497
Other assets	3,789	9,338
Operating assets for owned properties	45,885	36,807

Total Assets	$911,265	$948,451

LIABILITIES AND STOCKHOLDERS' EQUITY
Revolving lines of credit	$203,641	$185,641
Unsecured borrowings	199,641	225,000
Other long-term borrowings	22,755	24,161
Subordinated convertible debentures	—	16,590
Accrued expenses and other liabilities	16,708	18,002
Operating liabilities for owned properties	11,861	14,744

Total Liabilities	454,606	484,138
Preferred Stock	212,342	207,500
Common stock and additional paid-in capital	440,392	440,556
Cumulative net earnings	171,272	182,548
Cumulative dividends paid	(365,654)	(365,654)
Unamortized restricted stock awards	(202)	(607)
Accumulated other comprehensive loss	(1,491)	(30)

Total Stockholders' Equity	456,659	464,313

Total Liabilities and Stockholders' Equity	$911,265	$948,451

Note—The balance sheet at December 31, 2000, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements.

See notes to condensed consolidated financial statements.

OMEGA HEALTHCARE INVESTORS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2001	2000	2001	2000
Revenues
Rental income	$14,936	$15,503	$45,686	$49,652
Mortgage interest income	5,130	5,888	16,343	17,800
Other investment income—net	1,374	534	3,640	4,277
Nursing home revenues of owned and operated assets	43,820	45,960	133,613	123,461
Miscellaneous	1,575	126	2,384	483

	66,835	68,011	201,666	195,673
Expenses
Nursing home expenses of owned and operated assets	44,439	48,552	134,565	126,436
Depreciation and amortization	5,515	5,657	16,560	17,385
Interest	9,124	9,846	28,039	32,221
General and administrative	2,203	1,830	7,707	4,631
Legal	1,145	481	2,862	974
State taxes	126	15	339	241
Litigation settlement expense	—	—	10,000	—
Provision for impairment	—	49,849	8,381	54,349
Provision for uncollectable accounts	19	12,100	700	12,100
Severance, moving and consulting agreement costs	4,300	4,665	4,766	4,665
Charges for derivative accounting	561	—	1,113	—

	67,432	132,995	215,032	253,002

Loss before (loss) gain on assets sold and gain on early extinguishment of debt	(597)	(64,984)	(13,366)	(57,329)
(Loss) gain on assets sold—net	(1,485)	(109)	(873)	10,342
Gain on early extinguishment of debt	226	—	2,963	—

Net loss	(1,856)	(65,093)	(11,276)	(46,987)
Preferred stock dividends	(5,029)	(5,705)	(14,966)	(10,520)

Net loss available to common	$(6,885)	$(70,798)	$(26,242)	$(57,507)

Loss per common share:
Net loss per share—basic	$(0.34)	$(3.53)	$(1.31)	$(2.87)

Net loss per share—diluted	$(0.34)	$(3.53)	$(1.31)	$(2.87)

Net loss per common share before gain on early extinguishment of debt:
Net loss per share—basic	$(0.35)	$(3.53)	$(1.46)	$(2.87)
Net loss per share—diluted	$(0.35)	$(3.53)	$(1.46)	$(2.87)
Dividends declared and paid per common share	$—	$0.25	$—	$0.75

Weighted Average Shares Outstanding, Basic	20,071	20,064	20,032	20,058

Weighted Average Shares Outstanding, Diluted	20,071	20,064	20,032	20,058

Other comprehensive loss:
Unrealized Loss on Omega Worldwide, Inc	$(814)	$(1,745)	$(567)	$(2,944)

Unrealized Loss on Hedging Contracts	$(458)	$—	$(894)	$—

Total comprehensive loss	$(3,128)	$(66,838)	$(12,737)	$(49,931)

See notes to condensed consolidated financial statements.

OMEGA HEALTHCARE INVESTORS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In Thousands)

	Nine Months Ended September 30,
	2001	2000
Operating activities
Net loss	$(11,276)	$(46,987)
Adjustment to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	16,560	17,385
Provision for impairment	8,381	54,349
Provision for collection losses	700	12,100
Loss (Gain) on assets sold—net	873	(10,342)
Gain on early extinguishment of debt	(2,963)	—
Other	3,291	2,078
Net change in accounts receivable for Owned & Operated assets—net	(8,120)	(17,087)
Net change in accounts payable for Owned & Operated assets	(3,776)	5,421
Net change in other Owned & Operated assets and liabilities	(97)	(12,723)
Net change in operating assets and liabilities	3,875	(3,383)

Net cash provided by operating activities	7,448	811
Cash flow from financing activities
Proceeds of revolving lines of credit—net	18,000	25,041
Payments of long-term borrowings	(43,355)	(121,447)
Receipts from Dividend Reinvestment Plan	29	430
Dividends paid	—	(22,253)
Proceeds from preferred stock offering	—	100,000
Deferred financing costs paid	(852)	(4,976)
Other	(45)	(9,339)

Net cash used in financing activities	(26,223)	(32,544)
Cash flow from investing activities
Proceeds from sale of real estate investments—net	1,514	35,793
Fundings of other investments—net	1,444	(5,507)
Collection of mortgage principal	22,790	1,632

Net cash provided by investing activities	25,748	31,918

Increase in cash and cash equivalents	6,973	185
Cash and cash equivalents at beginning of period	7,172	4,105

Cash and cash equivalents at end of period	$14,145	$4,290

See notes to condensed consolidated financial statements.

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

September 30, 2001

Note A—Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements for Omega Healthcare Investors, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and impairment provisions to adjust the carrying value of assets) considered necessary for a fair presentation have been included. Certain reclassifications have been made to the 2000 financial statements for consistency with the current presentation. Such reclassifications have no effect on previously reported earnings or equity. Operating results for the three-month and nine-month periods ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2000.

Note B—Properties

        In the ordinary course of its business activities, the Company periodically evaluates investment opportunities and extends credit to customers. It also regularly engages in lease and loan extensions and modifications. Additionally, the Company actively monitors and manages its investment portfolio with the objectives of improving credit quality and increasing returns. In connection with portfolio management, the Company engages in various collection and foreclosure activities.

        When the Company acquires real estate pursuant to a foreclosure, lease termination or bankruptcy proceeding, and does not immediately re-lease the properties to new operators, the assets are included on the balance sheet as "real estate properties," and the value of such assets is reported at the lower of cost or fair value. (See "Owned and Operated Assets" below). Additionally, when a formal plan to sell real estate is adopted, the real estate is classified as "Assets Held for Sale," with the net carrying amount adjusted to the lower of cost or fair value, less cost of disposal.

        Based on management's current review of the Company's portfolio, a provision for impairment on the value of assets held for sale of $8.4 million was recorded for the nine-month period ended September 30, 2001. This provision relates to additional properties that were added to Assets Held for Sale during the three-month period ended June 30, 2001 as a result of the foreclosure of assets leased by a defaulting customer during that quarter.

        A summary of the number of properties by category for the quarter ended September 30, 2001 follows:

Facility Count	Purchase / Leaseback	Mortgages	Owned & Operated	Total Healthcare Facilities	Held for Sale	Total
Balance at June 30, 2001	129	57	63	249	9	258
Properties transferred to Held for Sale	—	—	(2)	(2)	2	—
Properties transferred to Owned & Operated	—	—	—	—	—	—
Properties Sold / Mortgages Paid	—	—	(1)	(1)	(1)	(2)
Properties Leased / Mortgages Placed	—	—	—	—	—	—
Properties transferred to Purchase/Leaseback	2	(2)	—	—	—	—

Balance at September 30, 2001	131	55	60	246	10	256

Gross Investment ($000's)
Balance at June 30, 2001	$581,468	$180,768	$121,368	$883,604	$5,698	$889,302
Properties transferred to Held for Sale	—	—	(2,230)	(2,230)	2,230	—
Properties transferred to Owned & Operated	—	—	—	—	—	—
Properties Sold / Mortgages Paid	—	—	(3,404)	(3,404)	(149)	(3,553)
Properties Leased / Mortgages Placed	—	9,360	—	9,360	—	9,360
Properties transferred to Purchase / Leaseback	3,900	(3,900)	—	—	—	—
Capex and other	—	(367)	268	(99)	(402)	(501)

Balance at September 30, 2001	$585,368	$185,861	$116,002	$887,231	$7,377	$894,608

Real Estate Dispositions

        The Company disposed of two facilities during the three-month period ended September 30, 2001. One facility, located in Texas, had a total of 120 beds and was classified as Owned & Operated Assets. The Company recognized a loss on disposition of this facility of $1.5 million. The other facility, located in Indiana, was classified as Assets Held for Sale. The Company recognized a net gain on disposition of assets during the nine-month period ended September 30, 2000 of $10.3 million. The net gain was comprised of a $10.9 million gain on the sale of four facilities previously leased to Tenet Healthsystem Philadelphia, Inc., offset by a loss of $0.6 million on the sale of a 57 bed facility in Colorado.

Notes and Mortgages Receivable

        Income on notes and mortgages that are impaired will be recognized as cash is received. During the nine-month period ended September 30, 2000 the Company recorded a charge of $12.1 million to provision for loss on mortgages ($4.9 million) and notes receivable ($7.2 million).

Owned and Operated Assets

        The Company owns 60 facilities that were recovered from customers and are operated for the Company's own account. These facilities have 4,701 beds and are located in nine states. During the three-month period ended September 30, 2001, one of the Company's previously Owned and Operated facilities was sold and two were closed and reclassified to Assets Held for Sale.

        The Company intends to operate these owned and operated assets for its own account until such time as these facilities' operations are stabilized and are re-leasable or saleable at lease rates or sale prices that maximize the value of these assets to the Company. As a result, these facilities and their respective operations are presented on a consolidated basis in the Company's financial statements. See Note J—"Subsequent Events."

        The revenues, expenses, assets and liabilities included in the Company's condensed consolidated financial statements which relate to such owned and operated assets are set forth in the table below. Nursing home revenues from these owned and operated assets are recognized as services are provided. The amounts shown in the condensed consolidated financial statements are not comparable, as the number of Owned and Operated facilities and the timing of the foreclosures and re-leasing activities have occurred at different times during the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2001	2000	2001	2000
	Unaudited (In Thousands)
Revenues (1)
Medicaid	$27,084	$29,176	$80,645	$75,535
Medicare	10,074	8,646	32,588	21,896
Private & Other	6,662	8,138	20,380	26,030

Total Revenues	43,820	45,960	133,613	123,461
Expenses
Patient Care Expenses	30,917	28,782	93,638	78,885
Administration	7,246	13,171	21,423	30,613
Property & Related	3,092	3,084	9,052	7,955

Total Expenses	41,255	45,037	124,113	117,453
Contribution Margin	2,565	923	9,500	6,008
Management Fees	2,217	2,337	7,084	6,235
Rent	967	1,178	3,368	2,748

Net Operating Loss	$(619)	$(2,592)	$(952)	$(2,975)

	September 30, 2001	December 31, 2000
	Unaudited (In Thousands)
ASSETS
Cash	$8,826	$5,364
Accounts Receivable—Net	38,150	30,030
Other Current Assets	6,013	5,098

Total Current Assets	52,989	40,492
Investment in leasehold	1,722	1,679
Land and Buildings	116,002	130,601
Less Accumulated Depreciation	(17,043)	(17,680)

Land and Buildings—Net	98,959	112,921

TOTAL ASSETS	$153,670	$155,092

LIABILITIES
Accounts Payable	$4,861	$8,636
Other Current Liabilities	6,967	6,108

Total Current Liabilities	11,828	14,744

TOTAL LIABILITIES	$11,828	$14,744

Assets Held for Sale

        At September 30, 2001, the carrying value of assets held for sale totals $7.4 million (net of impairment reserves of $15.9 million). The Company intends to sell the remaining facilities as soon as practicable. There can be no assurance if or when such sales will be completed or whether such sales will be completed on terms that allow the Company to realize the carrying value of the assets.

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

September 30, 2001

Note B—Properties (Continued)

Segment Information

        The following tables set forth the reconciliation of operating results and total assets for the Company's reportable segments for the three and nine-month periods ended September 30, 2001 and 2000.

	For the three months ended September 30, 2001
	Core Operations	Owned and Operated and Assets Held For Sale	Corporate and Other	Consolidated
	(In Thousands)
Operating Revenues	$20,066	$43,820	$—	$63,886
Operating Expenses	—	(44,439)	—	(44,439)

Net operating income (loss)	20,066	(619)	—	19,447
Adjustments to arrive at net income (loss):
Other revenues	—	—	2,949	2,949
Depreciation and amortization	(4,273)	(1,018)	(224)	(5,515)
Interest expense	—	—	(9,124)	(9,124)
General and administrative	—	—	(2,203)	(2,203)
Legal	—	—	(1,145)	(1,145)
State Taxes	—	—	(126)	(126)
Litigation settlement expense	—	—	—	—
Provision for impairment	—	—	—	—
Provision for uncollectable accounts	(19)	—	—	(19)
Severance, moving and consulting agreement costs	—	—	(4,300)	(4,300)
Charges for derivative accounting	—	—	(561)	(561)

	(4,292)	(1,018)	(14,734)	(20,044)

Income (loss) before net loss on assets sold and gain on early extinguishment of debt	15,774	(1,637)	(14,734)	(597)
Loss on assets sold—net	—	(1,485)	—	(1,485)
Gain on early extinguishment of debt	—	—	226	226
Preferred dividends	—	—	(5,029)	(5,029)

Net income (loss) available to common	$15,774	$(3,122)	$(19,537)	$(6,885)

Total Assets	$686,411	$161,047	$63,807	$911,265

	For the three months ended September 30, 2000
	Core Operations	Owned and Operated and Assets Held For Sale	Corporate and Other	Consolidated
	(In Thousands)
Operating Revenues	$21,391	$45,960	$—	$67,351
Operating Expenses	—	(48,552)	—	(48,552)

Net operating income (loss)	21,391	(2,592)	—	18,799
Adjustments to arrive at net income (loss):
Other revenues	—	—	660	660
Depreciation and amortization	(4,302)	(967)	(388)	(5,657)
Interest expense	—	—	(9,846)	(9,846)
General and administrative	—	—	(1,830)	(1,830)
Legal	—	—	(481)	(481)
State Taxes	—	—	(15)	(15)
Provision for impairment	(1,940)	(47,909)	—	(49,849)
Provision for uncollectable accounts	(12,100)	—	—	(12,100)
Severance and consulting agreement costs	—	—	(4,665)	(4,665)

	(18,342)	(48,876)	(16,565)	(83,783)

Income (loss) before net loss on assets sold	3,049	(51,468)	(16,565)	(64,984)
Loss on assets sold—net	(109)	—	—	(109)
Preferred dividends	—	—	(5,705)	(5,705)

Net income (loss) available to common	$2,940	$(51,468)	$(22,270)	$(70,798)

Total Assets	$719,848	$166,038	$78,803	$964,689

	For the nine months ended September 30, 2001
	Core Operations	Owned and Operated and Assets Held For Sale	Corporate and Other	Consolidated
	(In Thousands)
Operating Revenues	$62,029	$133,613	$—	$195,642
Operating Expenses	—	(134,565)	—	(134,565)

Net operating income (loss)	62,029	(952)	—	61,077
Adjustments to arrive at net income (loss):
Other revenues	—	—	6,024	6,024
Depreciation and amortization	(12,941)	(2,950)	(669)	(16,560)
Interest expense	—	—	(28,039)	(28,039)
General and administrative	—	—	(7,707)	(7,707)
Legal	—	—	(2,862)	(2,862)
State Taxes	—	—	(339)	(339)
Litigation settlement expense	—	—	(10,000)	(10,000)
Provision for impairment	—	—	(8,381)	(8,381)
Provision for uncollectable accounts	(700)	—	—	(700)
Severance, moving and consulting agreement costs	—	—	(4,766)	(4,766)
Charges for derivative accounting	—	—	(1,113)	(1,113)

	(13,641)	(2,950)	(57,852)	(74,443)

Income (loss) before net loss on assets sold and gain on early extinguishment of debt	48,388	(3,902)	(57,852)	(13,366)
Loss on assets sold—net	—	(873)	—	(873)
Gain on early extinguishment of debt	—	—	2,963	2,963
Preferred dividends	—	—	(14,966)	(14,966)

Net income (loss) available to common	$48,388	$(4,775)	$(69,855)	$(26,242)

Total Assets	$686,411	$161,047	$63,807	$911,265

	For the nine months ended September 30, 2000
	Core Operations	Owned and Operated and Assets Held For Sale	Corporate and Other	Consolidated
	(In Thousands)
Operating Revenues	$67,452	$123,461	$—	$190,913
Operating Expenses	—	(126,436)	—	(126,436)

Net operating income (loss)	67,452	(2,975)	—	64,477
Adjustments to arrive at net income (loss):
Other revenues	—	—	4,760	4,760
Depreciation and amortization	(13,723)	(2,545)	(1,117)	(17,385)
Interest expense	—	—	(32,221)	(32,221)
General and administrative	—	—	(4,631)	(4,631)
Legal	—	—	(974)	(974)
State Taxes	—	—	(241)	(241)
Provision for impairment	(1,940)	(52,409)	—	(54,349)
Provision for uncollectable accounts	(12,100)	—	—	(12,100)
Severance and consulting agreement costs	—	—	(4,665)	(4,665)

	(27,763)	(54,954)	(39,089)	(121,806)

Income (loss) before gain on assets sold	39,689	(57,929)	(39,089)	(57,329)
Gain on assets sold—net	10,342	—	—	10,342
Preferred dividends	—	—	(10,520)	(10,520)

Net income (loss) available to common	$50,031	$(57,929)	$(49,609)	$(57,507)

Total Assets	$719,848	$166,038	$78,803	$964,689

Note C—Concentration of Risk and Related Issues

      As of September 30, 2001, the Company's portfolio of domestic investments consisted of 246 healthcare facilities, located in 29 states and operated by 32 third-party operators. The Company's gross investments in these facilities totaled $887.2 million at September 30, 2001. This portfolio is made up of 129 long-term healthcare facilities and 2 rehabilitation hospitals owned and leased to third parties, fixed rate, participating and convertible participating mortgages on 55 long-term healthcare facilities and 48 long-term healthcare facilities that were recovered from customers and are currently operated through third-party management contracts for the Company's own account. In addition, 12 facilities subject to third-party leasehold interests are included in Other Investments. The Company also holds miscellaneous investments and closed healthcare facilities held for sale of approximately $55.2 million at September 30, 2001, including $22.3 million related to two non-healthcare facilities leased by the United States Postal Service, a $7.7 million investment in Omega Worldwide, Inc., Principal Healthcare Finance Limited, an Isle of Jersey (United Kingdom) company and Principal Healthcare Finance Trust, an Australian Unit Trust, and $14.3 million of notes receivable.

        Seven public companies operate approximately 73.7% of the Company's investments, including Sun Healthcare Group, Inc. (24.6%), Integrated Health Services, Inc. (18.1%, including 10.7% as the manager for and 50% owner of Lyric Health Care LLC), Advocat, Inc. (12.0%), Mariner Post-Acute

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

September 30, 2001

Note C—Concentration of Risk and Related Issues (Continued)

Network (6.7%), Kindred Healthcare, Inc. (formerly known as Vencor Operating, Inc.) (5.7%), Alterra Healthcare Corporation (3.8%), and Genesis Health Ventures, Inc. (2.8%). Kindred and Genesis manage facilities for the Company's own account, included in Owned & Operated Assets. The two largest private operators represent 3.5% and 2.5%, respectively, of investments. No other operator represents more than 2.5% of investments. The three states in which the Company has its highest concentration of investments are Florida (16.0%), California (7.5%) and Illinois (7.5%).

Government Healthcare Regulation, Reimbursements and Industry Concentration Risks

        Nearly all of the Company's properties are used as healthcare facilities, therefore, the Company is directly affected by the risk associated with the healthcare industry. The Company's lessees and mortgagors, as well as the facilities owned and operated for the Company's account, derive a substantial portion of their net operating revenues from third-party payers, including the Medicare and Medicaid programs. Such programs are highly regulated and subject to frequent and substantial changes. In addition, private payers, including managed care payers, are increasingly demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk of operating a healthcare facility. Any changes in reimbursement policies that reduce reimbursement levels could adversely affect revenues of the Company's lessees and borrowers and thereby adversely affect those lessees' and borrowers' abilities to make their monthly lease or debt payments to the Company.

        The possibility that the healthcare facilities will not generate income sufficient to meet operating expenses or will yield returns lower than those available through investments in comparable real estate or other investments are additional risks of investing in healthcare-related real estate. Income from properties and yields from investments in such properties may be affected by many factors, including changes in governmental regulation (such as zoning laws), general or local economic conditions (such as fluctuations in interest rates and employment conditions), the available local supply and demand for improved real estate, a reduction in rental income as the result of an inability to maintain occupancy levels, natural disasters (such as earthquakes and floods) or similar factors.

        Real estate investments are relatively illiquid and, therefore, tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. Thus, if the operation of any of the Company's properties becomes unprofitable due to competition, age of improvements or other factors such that the lessee or borrower becomes unable to meet its obligations on the lease or mortgage loan, the liquidation value of the property may be substantially less, particularly relative to the amount owing on any related mortgage loan, than would be the case if the property were readily adaptable to other uses.

Potential Risks from Bankruptcies

        Generally, the Company's lease arrangements with a single operator who operates more than one of the Company's facilities is designed pursuant to a single master lease (a "Master Lease" or collectively, the "Master Leases"). Although each lease or Master Lease provides that the Company may terminate the Master Lease upon the bankruptcy or insolvency of the tenant, the Bankruptcy

Reform Act of 1978 ("Bankruptcy Code") provides that a trustee in a bankruptcy or reorganization proceeding under the Bankruptcy Code (or debtor-in-possession in a reorganization under the Bankruptcy Code) has the power and the option to assume or reject the unexpired lease obligations of a debtor-lessee. In the event that the unexpired lease is assumed on behalf of the debtor-lessee, all the rental obligations thereunder generally would be entitled to a priority over other unsecured claims. However, the court also has the power to modify a lease if a debtor-lessee in a reorganization were required to perform certain provisions of a lease that the court determined to be unduly burdensome. It is not possible at this time to determine whether or not a court would hold that any lease or Master Lease contains any such provisions. If a lease is rejected, the lessor has a general unsecured claim limited to any unpaid rent already due plus an amount equal to the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of such lease, not to exceed the rent obligation for three years.

        Generally, with respect to the Company's mortgage loans, the imposition of an automatic stay under the Bankruptcy Code precludes the Company from exercising foreclosure or other remedies against the debtor. A mortgagee also is treated differently from a landlord in three key respects. First, the mortgage loan is not subject to assumption or rejection because it is not an executory contract or a lease. Second, the mortgagee's loan may be divided into (1) a secured loan for the portion of the mortgage debt that does not exceed the value of the property and (2) a general unsecured loan for the portion of the mortgage debt that exceeds the value of the property. A secured creditor such as the Company is entitled to the recovery of interest and costs only if and to the extent that the value of the collateral exceeds the amount owed. If the value of the collateral is less than the debt, a lender such as the Company would not receive or be entitled to any interest for the time period between the filing of the case and confirmation. If the value of the collateral does exceed the debt, interest and allowed costs may not be paid during the bankruptcy proceeding but accrue until confirmation of a plan or reorganization or some other time as the court orders. Finally, while a lease generally would either be rejected or assumed with all of its benefits and burdens intact, the terms of a mortgage, including the rate of interest and timing of principal payments, may be modified if the debtor is able to effect a "cramdown" under the Bankruptcy Code.

        The receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the property or the replacement of the operator licensed to manage the facility. In addition, certain significant expenditures associated with real estate investment (such as real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. In order to protect its investments, the Company may take possession of a property or even become licensed as an operator, which might expose the Company to successorship liability to government programs or require the Company to indemnify subsequent operators to whom it might transfer the operating rights and licenses. Third party payors may also suspend payments to the Company following foreclosure until the Company receives the required licenses to operate the facilities. Should such events occur, the Company's income and cash flows from operations would be adversely affected.

Risks Related to Owned and Operated Assets

        As a consequence of the financial difficulties encountered by a number of the Company's operators, the Company has recovered various long-term care assets, pledged as collateral for the operators' obligations, either in connection with a restructuring or settlement with certain operators or pursuant to foreclosure proceedings. Under normal circumstances, the Company would classify such assets as "Assets Held for Sale" and seek to re-lease or otherwise dispose of such assets as promptly as practicable. During 2000, a number of companies were actively marketing portfolios of similar assets and, in light of market conditions in the long-term care industry generally, it had become more difficult both to sell such properties and for potential buyers to obtain financing to acquire such properties. During 2000, $24.3 million of assets previously classified as held for sale were reclassified to "Owned and Operated Assets" as the timing and strategy for sale or, alternatively, re-leasing, were revised in light of prevailing market conditions.

        The Company is typically required to hold applicable leases and is responsible for the regulatory compliance at its owned and operated facilities. The Company's management contracts with third-party operators for such properties provide that the third-party operator is responsible for regulatory compliance, but the Company could be sanctioned for violation of regulatory requirements. In addition, the risk of third-party claims such as patient care and personal injury claims may be higher with respect to Company owned and operated properties as compared to the Company's leased and mortgaged assets.

Recent Developments

        In Note 15 to our Form 10-K for the year ended December 31, 2000, we announced continuing discussions with several of our lessees to resolve payment issues, including Alterra Healthcare Corp., Lyric Healthcare LLC, Alden Management Services, Inc. and TLC Healthcare Inc.

        Alterra Healthcare Corp. has been making reduced payments of their monthly rent since March 2001. Monthly rent payments of $306,138 were not paid for March through June; $100,000 was paid in each of the July and August months; and $185,097 was paid each month from September through December. All shortfalls were funded from Alterra's security deposit. Accordingly, revenues were recognized on the full contractual rent of $306,138 per month. A term sheet has been executed with Alterra whereby we would take back two facilities, receive a fee of approximately $1.1 million, and monthly rent payments of $187,000 in 2002 increasing to $268,000 per month in 2003. However, final documentation of this agreement has not been completed. The total gross investment in the properties leased to Alterra is $34.1 million, including $6.2 million for the two facilities that are to be taken back. These two facilities will be leased to a new operator or marketed for sale.

        Integrated Health Services, Inc. filed for Chapter 11 bankruptcy protection in February 2000. With the exception of a small portion of prepetition interest (approximately $63,000), IHS paid its contractual mortgage interest from its bankruptcy filing in February 2000 until October 2001. In November 2001 IHS informed us it did not intending to pay future rent and mortgage interest due. We hold three mortgages on properties owned by IHS: a $37.5 million mortgage collateralized by seven facilities located in Florida and Texas; a $12 million mortgage, collateralized by two facilities located in

Georgia; and a $4.9 million mortgage collateralized by one facility located in Florida. Annual contractual interest income on each of the mortgages is approximately $3.96 million, $1.25 million and $0.55 million, respectively. We also have a lease with IHS for one property in the state of Washington, representing an investment of $10 million and annualized contractual revenue of $1.45 million. IHS rejected this lease on November 9, 2001.

        We are currently negotiating with IHS to reach a permanent restructuring agreement or to transition the facilities to a new operator or operators. Rent under the lease was paid for November, but no payments were made on the October mortgage interest due November 1. As of the date of this filing, no further payments have been made. Accordingly, no revenue was recorded for the mortgage for October through December. Current appraisals of the properties underlying the mortgage loans indicate collateral value in excess of the mortgage loan balances. Accordingly, we do not expect to record any reserves relative to these loans at this time.

        We entered into a forbearance agreement with Lyric Healthcare LLC through August 31, 2001, whereby the Company received $541,266 of the $860,000 monthly rent due under the Lyric leases through November 2001. On November 7, we were notified by Lyric that we would no longer be receiving payments. As of the date of this filing Lyric had not made their December rent payments to us. Revenue has been recorded as received since April 2001. We will continue to record revenue in this manner until a resolution with Lyric is finalized. Discussions are continuing with Lyric to reach a permanent restructuring agreement or to transition the facilities to a new operator or operators. Our original investment in the ten facilities covered under the lease is $95.4 million, with annual contractual rent of $10.3 million.

        On March 30, 2001, we announced that affiliates of Alden Management, Inc. were delinquent in paying their lease and escrow payments on the four facilities they lease from us. During the month of April, Alden resumed regularly scheduled lease payments to us, and began making payments on a schedule designed to bring their past due amounts current by August 2001. The facilities which Alden leases are located in the state of Illinois and derive approximately 90% of their revenues from Illinois Medicaid. Alden adhered to the schedule and was current with their rental payments to us through November. However, Alden has indicated to us that the State of Illinois has been behind in processing reimbursements under the Medicaid system.

        In April 2001 we were informed by TLC Healthcare, Inc. that it could no longer meet its payroll and other operating obligations. We had leases and mortgages with TLC representing eight properties with 1,049 beds and an initial investment of $27.5 million. As a result of this action, one facility in Texas with an initial investment of $2.5 million was leased to a new operator, Lamar Healthcare, Inc. and four properties in Illinois, Indiana and Ohio, with an initial investment of $13.5 million, were taken back and placed under management agreements with Atrium Living Centers and Nexion Health Management, Inc. and are now operated for our own account and classified as Owned and Operated Assets. The remaining three properties, located in Texas, were closed and are being marketed for sale. These three facilities are classified as Assets Held for Sale and have been reduced to their fair value, less cost of disposal. Amounts due from TLC that were not collected were written off as bad debt expense during 2001.

        In several instances we hold security deposits that can be applied in the event of lease and loan defaults, subject to applicable limitations under bankruptcy law with respect to operators seeking protection under Chapter 11 of the Bankruptcy Act.

Note D—Dividends

        On February 1, 2001, the Company announced the suspension of all common and preferred dividends. This action is intended to preserve cash to facilitate the Company's ability to obtain financing to fund its 2002 maturing indebtedness. Prior to recommencing the payment of dividends on the Company's Common stock, all accrued and unpaid dividends on the Company's Series A, B and C preferred stock must be paid in full. The Company has made sufficient distributions to satisfy the distribution requirements under the REIT rules to maintain its REIT status for 2000 and intends to satisfy such requirements under the REIT rules for 2001. The accumulated and unpaid dividends relating to all series of the preferred stock, excluding the November 15, 2000 Series C dividends described below, total $14.9 million as of September 30, 2001.

        On March 30, 2001, the Company exercised its option to pay the accrued $4,666,667 Series C dividend from November 15, 2000 and the associated waiver fee by issuing 48,420 Series C preferred shares to Explorer on April 2, 2001, which are convertible into 774,722 shares of the Company's common stock at $6.25 per share. Such election resulted in an increase in the aggregate liquidation preference of Series C Preferred Stock as of April 2, 2001 to $104,842,000, including accrued dividends through that date.

        During the nine-month period ended September 30, 2000 the Company paid dividends of $4.0 million on its 9.25% Series A Cumulative Preferred Stock and 8.625% Series B Cumulative Preferred Stock.

Note E—Earnings Per Share

        The computation of basic earnings per share is determined based on the weighted average number of common shares outstanding during the respective periods. Diluted earnings per share reflect the dilutive effect, if any, of stock options and, beginning in the third quarter of 2000, the assumed conversion of the Series C Preferred Stock.

Note F—Omega Worldwide, Inc.

        As of September 30, 2001 the Company holds a $4.9 million investment in Omega Worldwide, Inc. ("Worldwide"), represented by 1,163,000 shares of common stock and 260,000 shares of preferred stock. The Company also holds a $1.6 million investment in Principal Healthcare Finance Limited, an Isle of Jersey (United Kingdom) company, and a $1.3 million investment in Principal Healthcare Finance Trust, an Australian Unit Trust. The Company had guaranteed repayment of Worldwide borrowings pursuant to a revolving credit facility in exchange for an initial 1% fee and an annual facility fee of 25 basis points. The Company was required to provide collateral in the amount of $8.8 million related to the guarantee of Worldwide's obligations. Worldwide repaid all borrowings under the revolving credit facility in June 2001. The Company's guarantee was terminated and the subject collateral was released.

        Additionally, the Company had a Services Agreement with Worldwide that provided for the allocation of indirect costs incurred by the Company to Worldwide. The allocation of indirect costs has been based on the relationship of assets under the Company's management to the combined total of those assets and assets under Worldwide's management. Upon expiration of this agreement on June 30, 2000, the Company entered into a new agreement requiring quarterly payments from Worldwide of $37,500 for the use of offices and certain administrative and financial services provided by the Company. Upon the reduction of the Company's accounting staff, the Service Agreement was renegotiated again on November 1, 2000 requiring quarterly payments from Worldwide of $32,500. Costs allocated to Worldwide for the three-month and nine-month periods ended September 30, 2001 were $32,500 and $97,500, respectively, compared with ($19,000) and $370,000 for the same periods in 2000.

Note G—Litigation

        The Company is subject to various legal proceedings, claims and other actions arising out of the normal course of business. While any legal proceeding or claim has an element of uncertainty, management believes that the outcome of each lawsuit claim or legal proceeding that is pending or threatened, or all of them combined, will not have a material adverse effect on its consolidated financial position or results of operations.

        On June 21, 2000, the Company was named as a defendant in certain litigation brought against it by Madison/OHI Liquidity Investors, LLC ("Madison"), a customer that claims that the Company has breached and/or anticipatorily breached a commercial contract. Ronald M. Dickerman and Bryan Gordon are partners in Madison and limited guarantors of Madison's obligations to the Company. Madison claims damages as a result of the alleged breach of approximately $700,000. Madison seeks damages as a result of the claimed anticipatory breach in the amount of $15 million or, in the alternative, Madison seeks specific performance of the contract as modified by a course of conduct that Madison alleges developed between Madison and the Company. The Company contends that Madison is in default under the contract in question. The Company believes that the litigation is meritless. The Company continues to vigorously defend the case and has filed counterclaims against Madison and the guarantors, seeking repayment of approximately $9.4 million, excluding default interest, that Madison owes the Company. The Company's Motion for Summary Judgment seeking dismissal of Madison's anticipatory breach claim is scheduled for November 19, 2001. The trial in this matter is set for February 2002.

        On December 29, 1998, Karrington Health, Inc. brought suit against the Company in the Franklin County, Ohio, Common Pleas Court (subsequently removed to the U.S. District Court for the Southern District of Ohio, Eastern Division) alleging that the Company repudiated and ultimately breached a financing contract to provide $95 million of financing for the development of 13 assisted living facilities. Karrington was seeking recovery of approximately $34 million in damages it alleged to have incurred as a result of the breach. On August 13, 2001, the Company paid Karrington $10 million to settle all claims arising from the suit, but without admission of any liability or fault by the Company, which liability is expressly denied. Based on the settlement, the suit has been dismissed with prejudice. The settlement was recorded in the quarter ended June 30, 2001.

Note H—Borrowing Arrangements

        The Company has a $175 million secured revolving credit facility that expires on December 31, 2002. Borrowings under the facility bear interest at 2.5% to 3.25% over London Interbank Offered Rates ("LIBOR"), based on the Company's leverage ratio. Borrowings of approximately $129 million are outstanding at September 30, 2001. Investments with a gross book value of approximately $240 million are pledged as collateral for this credit facility.

        The Company has a $75 million secured revolving credit facility that expires on March 31, 2002 as to $10 million and June 30, 2005 as to $65 million. Borrowings under the facility bear interest at 2.5% to 3.75% over LIBOR, based on the Company's leverage ratio and collateral assigned. Borrowings of approximately $74.6 million are outstanding at September 30, 2001. Real estate investments with a gross book value of approximately $95 million are pledged as collateral for this credit facility.

        During the three-month and nine-month periods ended September 30, 2001, the Company repurchased $3.9 million and $25.4 million, respectively, of its 6.95% Notes maturing in June 2002. At September 30, 2001, $99.6 million of these notes remain outstanding.

        As of September 30, 2001, the Company had an aggregate of $238.6 million of outstanding debt that matures in 2002, including $99.6 million of 6.95% Notes due June 2002 and $139 million on credit facilities expiring in 2002.

        The recognition of $10 million of expense associated with the settlement of the lawsuit with Karrington Health, Inc. described in Note G above resulted in a violation of certain financial covenants in the loan agreements relating to the Company's secured credit facilities as of June 30, 2001. For the quarter ended June 30, 2001, we were not in compliance with the maximum leverage covenant ratio of funded indebtedness to earnings before interest, taxes, depreciation and amortization, or EBITDA, in each of our credit facilities. For the quarter ended September 30, 2001, we were not in compliance with the maximum leverage covenant and the minimum EBITDA to interest expense covenants in each of our credit facilities. The Company previously obtained a waiver from the lenders under both credit facilities through September 14, 2001. The lenders under the Company's $175 million secured credit facility have extended their waiver through December 13, 2001 and the lenders under our $75 million secured credit facility extended their waiver through December 15, 2001. These covenant violations have been waived pursuant to the agreements described below, but currently prevent the Company from drawing upon the otherwise remaining availability under both credit facilities until a permanent resolution is attained.

        On December 21, 2001, we reached agreements with the lenders under both of our revolving credit facilities which include modifications and waivers to certain financial covenants including those with which we were not in compliance. In addition, certain other financial covenants will be either modified as eliminated going forward. As part of these agreements, the lenders extended their waivers through

February 28, 2002. The effectiveness of these agreements is subject to the completion of the rights offering and private placement to Explorer. Explorer has approved the amendments, and therefore the effectiveness of the amendments will satisfy the conditions to the rights offering and Explorer investment related to our credit facilities. See "The Rights Offering—Closing Conditions."

        These amendments to our credit facilities waive the covenant violations described above and will modify the following covenants effective as of the closing of the rights offering and the private placement to Explorer:

  •
  The minimum tangible net worth covenant will be reduced from $445 million plus 50% of net proceeds from any equity issuances to $425 million (increasing to $435 million in the third quarter of 2002) plus 50% of proceeds from any equity issuances (after reflecting the rights offering and the private placement to Explorer).

  •
  Minimum EBITDA / interest expense covenant will be increased from 200% to 225% beginning in the second quarter of 2002, 250% in the fourth quarter of 2002 and 275% thereafter.

  •
  The requirement for no loss in a fiscal year beginning December 31, 2001 has been removed.

  •
  The maximum leverage ratio covenant has been reduced to 5.0 times EBITDA in the second quarter of 2002 and 4.75 times EBITDA thereafter.

        In addition, adjusted EBITDA under the loan agreements has been redefined to exclude certain one-time charges including, but not limited to, the $10 million litigation settlement recognized in June 2001 and associated legal fees up to $1 million, up to $5 million for relocation of our corporate headquarters to Maryland, for which we recognized a charge of $4.3 million in September 2001.

        As of the closing of the rights offering and the private placement to Explorer and the effectiveness of the amendments, we will be in compliance with all covenants under our credit facilities as amended.

        As part of the amendment regarding our $75 million revolving credit facility we prepaid $10 million originally scheduled to mature in March 2002. This voluntary prepayment results in a permanent reduction in the total commitment, thereby reducing the credit facility to $65 million.

        The agreement regarding our $175 million revolving credit facility includes a one-year extension in maturity from December 31, 2002 to December 31, 2003, and a reduction in the total commitment from $175 million to $160 million. Amounts up to $150 million may be drawn upon to repay the maturing 6.95% Notes due in June 2002.

        At September 30, 2001 the Company would have had $14.5 million available under its secured revolving credit facilities if it were in compliance with the applicable financial covenants. Certain assets that served as collateral for one of the credit facilities were recovered from a customer during the June 30, 2001 quarter. These assets are no longer eligible to serve as collateral, resulting in reduced availability under the credit facility. The Company has the ability to replace this collateral and increase the availability under the line by up to an additional $18.1 million subject to compliance with the applicable financial covenants. (See Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources)

Note I—Effect of New Accounting Pronouncements

        The Company utilizes interest rate swaps to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations. In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000. The Company adopted the new Statement effective January 1, 2001. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedge item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

        At September 30, 2001, the Company had two interest rate swaps with notional amounts of $32 million each, based on 30-day LIBOR. Under the terms of the first agreement, which expires in December 2001, the Company receives payments when LIBOR exceeds 6.35% and pays the counterparty when LIBOR is less than 6.35%. At September 30, 2001, 30-day LIBOR was 2.63%. This interest rate swap may be extended for an additional twelve months at the option of the counterparty and therefore does not qualify for hedge accounting under FASB No. 133. The fair value of this swap at January 1, and September 30, 2001 was a liability of $351,344 and $1,200,369, respectively. The liability at January 1 was recorded as a transition adjustment in other comprehensive income and is being amortized over the initial term of the swap. Such amortization for the three-month and nine-month periods ended September 30, 2001 of $87,836 and $263,508, respectively, together with the change in fair value of the swap of $472,544 and $849,025, respectively, is included in charges for derivative accounting in the Company's Condensed Consolidated Statement of Operations.

        Under the second agreement, which expires December 31, 2002, the Company receives payments when LIBOR exceeds 4.89% and pays the counterparty when LIBOR is less than 4.89%. The fair value of this interest rate swap at September 30, 2001 was a liability of $805,928, which is included in other comprehensive income as required under FASB No. 133 for fully effective cash flow hedges.

        The fair values of these interest rate swaps are included in accrued expenses and other liabilities in the Company's Condensed Consolidated Balance Sheet at September 30, 2001.

FASB 144 Accounting for the Impairment or Disposal of Long-Lived Assets

        The Financial Accounting Standards Board recently issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The Company expects to adopt the new pronouncement effective January 1, 2002. This pronouncement supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed. The Company has not yet evaluated the impact of this pronouncement on its financial condition or results of operations.

Note J—Subsequent Events

        On October 30, 2001, the Company announced that it has reached an agreement with Explorer Holdings, L.P. ("Explorer") to facilitate Omega's ability to raise $50.0 million in new equity capital. Explorer has committed to invest approximately $22.8 million in a private placement and has agreed to "backstop" Omega's proposal to engage in a fixed price rights offering of Omega Common Stock to raise approximately $27.2 million from existing holders of Omega's Common Stock. Holders of Omega Common Stock (other than Explorer) will receive a non-transferable right to purchase at an exercise price of $2.92 per share, one full share of Omega Common Stock for every 2.15 shares of Omega Common Stock they hold as of the close of business on November 8, 2001 or such later date as the Registration Statement filed with the Securities and Exchange Commission to register the shares of Common Stock to be offered in the rights offering becomes effective. The Company intends to use the proceeds of the rights offering and Explorer's investment will be used to repay certain indebtedness maturing in 2002 and for general working capital purposes.

        Explorer, which beneficially owns 1,048,420 shares of Omega's Series C Convertible Preferred Stock constituting approximately 45.5% of Omega's issued and outstanding Common Stock on an as converted basis, will not receive rights in the rights offering. Instead, the amount of Explorer's private placement is equal to Explorer's percentage interest in the aggregate amount of the proposed $50.0 million offering. In addition, to the extent the Company's stockholders do not fully exercise their rights to purchase Common Stock in the rights offering, Explorer has committed to invest an additional amount equal to the exercise price of the unexercised rights.

        In exchange for its investment in the Company, Explorer will receive shares of the Company's Common Stock if stockholders have approved its issuance to Explorer at the closing of its investment. If the issuance of Common Stock to Explorer has not been approved by stockholders at the time of closing, Explorer will receive shares of a newly created series of non-voting convertible preferred stock which will automatically convert into Common Stock upon receipt of stockholder approval. Omega will call a special meeting of stockholders to seek approval of the issuance of Common Stock to Explorer among other matters.

        The closing of the rights offering and Explorer's investment will occur simultaneously no later than 10 days following the expiration of the subscription period for the rights offering. The closing is subject to the fulfillment or waiver of customary closing conditions as well as the amendment of Omega's two secured bank credit facilities and permanent waiver of Omega's current non-compliance with certain covenants on terms acceptable to Omega and Explorer. There can be no assurance that the proposed offering will be consummated.

        A registration statement relating to the rights and the underlying Common Stock to be offered in the rights offering has not yet been filed with the U.S. Securities and Exchange Commission ("SEC"). These securities, if registered, may not be sold nor may offers to buy be accepted prior to the time the proposed registration statement becomes effective.

        On November 1, 2001 seventeen properties previously classified as Owned and Operated Assets were sold to Hickory Creek Foundation, Inc., subject to a mortgage provided by us in the amount of $10.5 million. The initial term of the mortgage is three years and the initial yield is 7.6%.

INDEX TO APPENDICES

Investment Agreement	Appendix A
Articles Supplementary for Series D Convertible Preferred Stock	Appendix B
Opinion of Shattuck Hammond Partners LLC	Appendix C
Amended and Restated Articles Supplementary for Series C Convertible Preferred Stock	Appendix D

OMEGA HEALTHCARE INVESTORS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints C. Taylor Pickett and Robert O. Stephenson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on January 24, 2002 at the Special Meeting of Stockholders to be held on February 18, 2002 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, this Proxy will be voted FOR:

  1.
  The issuance to Explorer Holdings, L.P. of shares of our common stock either in connection with Explorer's commitment to invest $23.56 million plus an amount equal to the aggregate subscription price of any shares of common stock not purchased in the rights offering by other stockholders or upon the conversion of shares of Series D preferred stock issued to Explorer in lieu of common stock if we close Explorer"s investment prior to receiving the stockholder approval sought pursuant to the proxy statement to issue common stock to Explorer, and any change of control that may result from such issuance.

  2.
  An amendment to our Articles of Incorporation, which is our corporate charter, amending the terms of our Articles Supplementary for the Series C Convertible Preferred Stock by removing the provisions prohibiting Explorer from voting in excess of 49.9% of our common stock, by changing the number and manner in which holders of our Series C and Series D preferred stock can appoint directors if we fail to pay dividends for a specified period of time, by providing that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock and by making certain other technical changes to reflect the possible issuance of the Series D preferred stock.

  3.
  The amendments to our Articles of Incorporation and our Bylaws to increase the size of the Board of Directors from nine to eleven members, and to provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE

-- FOLD AND DETACH HERE --

[X] (Please mark your
votes as in this
example.

      The Directors recommend a vote "FOR" Proposals 1, 2 and 3.

		FOR	AGAINST	ABSTAIN
1.	The issuance to Explorer Holdings, L.P. of shares of our common stock either	[ ]	[ ]	[ ]
in connection with Explorer's commitment to invest $23.56 million plus an amount equal to the aggregate subscription price of any shares of common stock not purchased in the rights offering by other stockholders or upon the conversion of shares of Series D preferred stock issued to Explorer in lieu of common stock if we close Explorer's investment prior to receiving the stockholder approval sought pursuant to the proxy statement to issue common stock to Explorer, and any change of control that may result from such issuance.
2.	An amendment to our Articles of Incorporation, which is our corporate	[ ]	[ ]	[ ]
charter, amending the terms of our Articles Supplementary for the Series C Convertible Preferred Stock by removing the provisions prohibiting Explorer from voting in excess of 49.9% of our common stock, by changing the number and manner in which holders of our Series C and Series D preferred stock can appoint directors if we fail to pay dividends for a specified period of time, by providing that the subscription price in the rights offering will not result in an adjustment to the conversion price of our Series C preferred stock and by making certain other technical changes to reflect the possible issuance of the Series D preferred stock.
3.	The amendments to our Articles of Incorporation and our Bylaws to increase	[ ]	[ ]	[ ]
the size of the Board of Directors from nine to eleven members, and to provide that any future increase in the number of directors can be effected by an amendment to our Bylaws approved by our Board or our stockholders.

NOTE:  Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please check the box if you plan to attend the Special Meeting in person.        [  ]

Completing this proxy does NOT exercise your subscription rights in the rights offering. To exercise your subscription rights, you must complete and return the [COLOR] Subscription Agreement in accordance with the instructions included therein and in the accompanying rights offering prospectus.

SIGNATURE(S)	DATE
NOTE:
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy will not be used if you attend the meeting in person and so request.

 Appendix A

INVESTMENT AGREEMENT

        INVESTMENT AGREEMENT (this "Agreement"), dated as of October 29, 2001, by and among Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), and Explorer Holdings, L.P., a Delaware limited partnership ("Purchaser").

I. SHARE PURCHASE

        1.1    Share Purchase.    (a) The Board of Directors of the Company has authorized the issuance and sale to Purchaser hereunder of that number of newly issued shares (the "Shares") of (i) Series D Preferred Stock of the Company, par value $1.00 per share (the "Series D Preferred Stock", having the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof, set forth in the Articles Supplementary attached hereto as Exhibit A (the "Series D Articles Supplementary"), or (ii) if the Company Stockholder Approval shall have been obtained on or prior to the Closing Date, Common Stock, in each case equal to the Share Amount. The "Share Amount" shall mean (i) in the case of Series D Preferred Stock, that number of shares of Series D Preferred Stock that would upon conversion on the date of issuance of the Series D Preferred result in the issuance of a number of shares of Common Stock equal to the quotient of (A) the difference between $50 million and the gross proceeds received by the Company from the sale of Common Stock in the Rights Offering (such difference, the "Unsubscribed Purchase Amount") divided by (B) the Rights Offering Exercise Price (as defined in Exhibit G) and (ii) in the case of Common Stock, that number of shares of Common Stock equal to the quotient of (A) the Unsubscribed Purchase Amount divided by (B) the Rights Offering Exercise Price.

        (b)  At the Closing, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, the Shares for an aggregate purchase price equal to the Unsubscribed Purchase Amount.

        1.2    Unsubscribed Purchase Amount.    The Unsubscribed Purchase Amount will be payable on the Closing Date in cash by bank wire transfer of immediately available funds to an account of the Company designated by the Company by written notice to Purchaser at least two Business Days prior to the Closing.

        1.3    Closing.    Subject to the satisfaction or waiver by Purchaser of the conditions set forth in Article V, the closing (the "Closing") of the purchase and sale of the Shares will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York at 10:00 a.m. local time within the later of (i) ten Business Days after the expiration date of the Rights Offering (the "Closing Date") and (ii) the date of closing of the Rights Offering if it occurs.

        1.4    Closing Deliveries.    (a) At or prior to the Closing, Purchaser will deliver to the Company:

            (i)  the Unsubscribed Purchase Amount, in accordance with Section 1.2;

          (ii)  an Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholders Agreement"), duly executed by Purchaser;

          (iii)  an Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), duly executed by Purchaser; and

          (iv)  a letter relating to the Advisory Agreement between the Company and The Hampstead Group, L.L.C. (the "Advisory Agreement"), in the form attached hereto as Exhibit D (the "Advisory Letter"), duly executed by The Hampstead Group, L.L.C.

  (b)
  At or prior to the Closing, the Company will deliver to Purchaser:

            (i)  such number of validly issued stock certificates evidencing the Shares, registered in the name of Purchaser or its Affiliates, as Purchaser requests at least three Business Days prior to the Closing;

          (ii)  the Stockholders Agreement duly executed by the Company;

          (iii)  the Registration Rights Agreement duly executed by the Company;

          (iv)  the Advisory Letter, duly executed by the Company;

          (v)  the legal opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, addressed to Purchaser and dated as of the Closing Date, generally as to the matters set forth in Sections 2.1 (as to the Company only), 2.2, 2.3(a), 2.4 and 2.7(a)(i) and (ii);

          (vi)  the Bank Agreements; and

        (vii)  the amendment to the Company Rights Agreement, in the form attached hereto as Exhibit E (the "Rights Amendment"), duly executed by the Company and First Chicago Trust Company.

        (c)  At or prior to the Closing, the Company and Purchaser will deliver to each other such other supporting documents and certificates as the other party may reasonably request.

        (d)  At or prior to the Closing, if Series D Preferred Stock shall be issued on the Closing Date, the Series D Articles Supplementary shall have been filed and accepted for record by the appropriate Maryland governmental authority, and shall have become effective in accordance with the laws of the State of Maryland.

        1.5    Use of Proceeds.    The Company shall use the proceeds from the issuance and sale of the Shares and the Common Stock issued in the Rights Offering to pay indebtedness of the Company and for general working capital purposes.

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Purchaser specifically referencing this Agreement and delivered prior to or simultaneously with the execution of this Agreement and initialed by the parties hereto (the "Company Disclosure Letter"), as follows:

        2.1    Existence; Good Standing; Corporate Authority.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the Company's Articles of Restatement, as amended (the "Charter") and bylaws delivered to Purchaser on the Closing Date are true, correct and complete. As used in this Agreement, the term "Company Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) prevent or materially delay the Company's ability to consummate the transactions contemplated hereby; provided, however, that without waiving any representation, warranty or covenant in no event will any of the following constitute a Company Material Adverse Effect: (a) a change in the trading prices of any of the Company's securities, in and of itself; (b) effects, changes, events, circumstances or conditions generally affecting the long-term care or real estate finance industries or arising from changes in general business or economic conditions, provided that the effect thereof is not materially disproportionate on the Company and its Subsidiaries than the effect on similarly situated companies; (c) effects, changes, events, circumstances or conditions directly attributable to out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by the Transaction Documents; (d) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of any of the transactions provided for in the Transaction Documents; (e) any effects, changes, events, circumstances or conditions resulting from compliance by Purchaser or the Company with the terms of, or the taking of any actions specifically required to be taken in, the Transaction Documents; (f) the effect of the financial condition of any operator of any of the Company Properties described in Section 2.1 of the Company Disclosure Letter; (g) the effect of any operator of any of the Company Properties in bankruptcy proceedings as of the date hereof rejecting leases to Company Properties or Material Contacts; (h) the effect of any matters specifically disclosed in the Company Disclosure Letter; and (i) the effect of the closure of any of the securities exchanges on which the Company's securities are then traded for a period of not more than four consecutive trading days. As used in this Agreement, the term "Subsidiary" (i) when used with respect to any Person, means any corporation or other Person, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions and (ii) when used with respect to the Company, shall also include each of the following entities: (1) Bayside Street II, Inc., a Delaware corporation, (2) Bayside Alabama Healthcare Second, Inc., an Alabama corporation, (3) Bayside Arizona Healthcare Second, Inc., an Arizona corporation, and (4) Bayside Colorado Healthcare Second, Inc., a Colorado corporation.

        2.2    Authorization, Validity and Effect of Agreement.    The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Bank Amendments, the Advisory Letter, the Series D Articles Supplementary and the Rights Amendment (collectively, the "Transaction Documents") have been (or, in the case of agreements to be delivered at the Closing, will be at the Closing) duly and validly executed and delivered by the Company and constitute (or, in the case of agreements to be delivered at the Closing, will constitute at the Closing) the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

        2.3    Capitalization; Rights Agreement.    (a) The authorized capital stock of the Company consists of 100,000,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), 2,300,000 shares of 9.25% Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), 2,000,000 shares of 8.625% Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), 2,000,000 shares of Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), and 100,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 per share. As of the close of business on October 26, 2001 (the "Measurement Date"), (i) 20,076,024 shares of Common Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (ii) 2,300,000 shares of Series A Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (iii) 2,000,000 shares of Series B Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, and (iv) 1,048,420 shares of Series C Preferred Stock were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights. Section 2.3 of the Company Disclosure Schedule sets forth (i) the number of shares of Common Stock reserved for issuance under the stock option plans listed in Section 2.3 of the Company Disclosure Letter (the "Stock Option Plans"), (ii) the aggregate number of shares of Common Stock underlying outstanding options under the Stock Option Plans as more particularly described in Section 2.3 of the Company Disclosure Letter (including the holders thereof, the expiration date, the exercise prices thereof and the dates of grant), and (iii) the aggregate number of Deferred Compensation Units issued and outstanding pursuant to the Company's 1993 Deferred Compensation Plan as of the close of business on October 26, 2001. Since the Measurement Date, no additional shares of capital stock of the Company have been issued and no other options, warrants or other rights to acquire shares of the Company's capital stock (collectively, the "Rights To Acquire") have been granted. Except as described in the second preceding sentence, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are or were convertible into or exercisable for, voting securities, capital stock or other equity ownership interests in the Company. Except as set forth in Section 2.3 of the Company Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other Rights To Acquire which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries other than shares of Common Stock issuable under the Stock Option Plans or awards granted pursuant thereto. There are no outstanding contractual or legal obligations of the Company or any of its Subsidiaries (x) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or (y) to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. Except as contemplated by this Agreement or the transactions contemplated hereby, none of the Company or any of its Subsidiaries has any obligation to issue, transfer or sell any shares of the capital stock or other securities of the Company or any of its Subsidiaries.

        (b)  The Company has taken all necessary action so that neither the execution, delivery and performance of the Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall (i) cause Purchaser or any of its Affiliates to become an "Acquiring Person" or (ii) result in the occurrence of a "Triggering Event" or "Distribution Date" (as such terms are defined in the Company Rights Agreement, dated as of May 12, 1999, as amended on May 11, 2000 (the "Company Rights Agreement"), between the Company and First Chicago Trust Company, as rights agent). The board of directors of the Company (the "Company Board") has approved, and the Company has entered into, the Rights Amendment. Pursuant to the Rights Amendment, among other things, neither the execution, delivery and performance of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (x) result in the distribution of separate certificates representing Rights (as defined in the Company Rights Agreement), (y) cause the Rights to become exercisable, or (z) result in the occurrence of a "Triggering Event" or a "Distribution Date" (as such terms are defined the Company Rights Agreement).

        2.4    Validity of Shares, Etc.    Each of the Shares has been duly authorized for issuance and, when issued to Purchaser for the consideration set forth herein and as otherwise provided herein, will be duly and validity issued, fully paid, non-assessable and free of preemptive rights. Upon issuance of the Shares in accordance with the terms and conditions of this Agreement or upon conversion (if applicable) of the Shares from time to time, Purchaser will acquire good and valid title to such shares of Common Stock, free and clear of any and all liens, claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, "Liens"), except as may be created by Purchaser, the Transaction Documents or by applicable securities Laws.

        2.5    Subsidiaries.    Section 2.5 of the Company Disclosure Letter lists all of the Subsidiaries of the Company. Each of the Company's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or similar power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries, free and clear of all Liens, except as set forth in Section 2.5 of the Company Disclosure Letter. Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

        2.6    Other Interests.    Except for interests in the Company's Subsidiaries and as set forth in Section 2.6 of the Company Disclosure Letter, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any material interest or investment (whether equity or debt) in any domestic or foreign corporation, company, partnership, joint venture, business, trust or entity.

        2.7    No Conflict; Required Filings and Consents.    (a) Except as set forth in Section 2.7 of the Company Disclosure Letter, the execution, delivery and performance of the Transaction Documents by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) subject to the Company making any filings, notifications or registrations and obtaining any approvals identified in Section 2.7(b), conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement ("Law") or order, judgment, injunction or decree ("Order") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect, or (iv) result in the loss of the Company's status as a real estate investment trust ("REIT") under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code").

        (b)  The execution, delivery and performance of the Transaction Documents by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including without limitation any quasi-governmental, supranational, statutory, environmental entity and any stock exchange, court or arbitral body (each a "Governmental Entity") under any Law, except (i) for (A) applicable requirements, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) applicable requirements, if any, of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (C) the consents, approvals and authorizations set forth in

Section 2.7 of the Company Disclosure Letter, and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Company Material Adverse Effect.

        2.8    Compliance with Laws.    Except as set forth in Section 2.8 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (provided that no representation or warranty is made in this Section 2.8 with respect to Environmental Laws) or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under review or investigation with respect to or has been threatened to be charged with or given notice of any violation of any Law or Order, except in each case for such conflicts, defaults, violations, reviews or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries hold all licenses, permits, orders, registrations and other authorizations ("Permits") and have taken all actions required by applicable Law or regulations of any Governmental Entity in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not, individually or in the aggregate, have a Company Material Adverse Effect.

        2.9    SEC Documents.    (a) The Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1999 (collectively, the "Company Reports"). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement and until the Closing Date (i) complied, or will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations thereunder and (ii) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement. No Subsidiary of the Company is required to file any periodic reports with the SEC under the Exchange Act.

        (b)  Each of the financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) (the "Company Financial Statements") presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and, to the extent applicable, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments, none of which will be material in amount), in each case in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except as may be noted therein.

        2.10    No Undisclosed Material Liabilities.    There are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would result in such a liability, other than (a) liabilities or obligations disclosed in the Company Financial Statements or in Section 2.10 of the Company Disclosure Letter and (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since July 1, 2001 that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        2.11    Litigation.    Except as disclosed in Section 2.11 of the Company Disclosure Letter or such of the following as would not have a Company Material Adverse Effect, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and its Subsidiaries which are covered by adequate insurance, as of the date of this Agreement, there are no actions, suits or proceedings pending, publicly announced or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and there are no Orders of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

        2.12    Absence of Certain Changes.    From July 1, 2001 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been any Company Material Adverse Effect.

        2.13    Taxes.    (a) Each of the Company and its Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Subsidiary of the Company is or has been a member has timely filed all Tax Returns required to be filed by it (after giving effect to any extension properly granted by a Tax Authority having authority to do so) and has timely paid (or the Company has timely paid on its behalf) all material Taxes required to be paid by it (whether or not shown on such Tax Returns), except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Subsidiary of the Company shall have set aside on its books adequate reserves.

        (b)  The Company (i) for all taxable years commencing with its initial taxable year and through December 31, 2000 has been properly subject to taxation as a REIT within the meaning of Section 856 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 2000 in such a manner as to qualify as a REIT (determined without regard to the dividends paid deduction requirements for the current year) for the taxable year beginning January 1, 2001 determined as if the taxable year of the REIT ended as of the Closing, and (iii) has not taken or omitted to take any action that would result in loss of or a challenge to its status as a REIT, and no such challenge is pending or, to the Company's Knowledge, threatened. The Company has complied, and reasonably expects to continue complying, with the income qualification tests set out in Section 856(c)(2) and (3) of the Code. Neither the Company nor any Subsidiary has received, or reasonably expects to receive, any material rent that does not qualify as "rents from real property" within the meaning of Section 856(d) of the Code, including rent attributable to personal property under Section 856(d)(1)(C), any contingent rent under Section 856(d)(2)(A) of the Code, or any rent from a related-party tenant under Section 856(d)(2)(B) of the Code. Neither the Company nor any Subsidiary has received, or reasonably expects to receive, any contingent interest that does not qualify as "interest" under Section 856(f) of the Code or any income from a shared appreciation provision, as described under Section 856(j) of the Code, that is subject to the prohibited transaction tax under Section 857(b)(6).

        (c)  For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments), (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes, and (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

        2.14    Properties.    (a) Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries owns marketable fee simple or leasehold title to, or a valid first priority mortgage Lien on, all of the real properties identified as such in the Company Reports (collectively with all buildings, structures and other improvements thereon, the "Company Properties" and each, collectively with all buildings, structures and other improvements thereon, a "Company Property").

        (b)  Each material certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties and each agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is material to the operation of the property have been obtained and are in full force and effect, except to the extent that the failure to obtain or maintain any such certificate, permit, license, agreement, easement or other right would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any violation of any Law with respect to any of the Company Properties which, individually or in the aggregate, would have a Company Material Adverse Effect.

        2.15    Contracts.    Except as set forth in Section 2.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach or default under any material contract nor, to the Knowledge of the Company, is any other party to any material contract in breach or default thereunder, in either case except for such breaches and defaults of any material contract, either individually or in the aggregate, that would not have a Company Material Adverse Effect.

        2.16    Environmental Matters.    (a) Except as disclosed in Section 2.16 of the Company Disclosure Letter and for such exceptions to any of the following that, individually or in the aggregate, would not have a Company Material Adverse Effect, (A) none of the Company nor any of its Subsidiaries nor any other Person has caused or permitted (i) the presence of any Hazardous Substances on any of the Company's Properties, (ii) any spills, releases, discharges or disposal of Hazardous Substances to have occurred or be presently occurring on or from the Company Properties as a result of any construction on or operation and use of the Company Properties, (B) (i) the Company and its Subsidiaries have complied with all applicable local, state and federal Environmental Laws, including all regulations, ordinances and administrative and judicial orders relating to the generation, sale, storage, handling, transport and disposal of any Hazardous Substances, (ii) the Company and its Subsidiaries have obtained, currently maintain and, as currently operating are in compliance with, all Permits necessary under any Environmental Law ("Environmental Permits") for the conduct of the business and operations of the Company and its Subsidiaries in the manner now conducted, and, to the Knowledge of the Company, there are no actions or proceedings pending or threatened to revoke or materially modify such Permits; (iii) no Hazardous Substances have been used, stored, manufactured, treated, processed or transported to or from any such Company Property by the Company and its Subsidiaries or any other Person, except as necessary to the customary conduct of business and in compliance with Law and in a manner that does not result in any material liability under applicable Environmental Laws; and (iv) the Company and its Subsidiaries have not received any written notice of potential responsibility, letter of inquiry or written notice of alleged liability from any Person regarding such Company Property or the business conducted thereon. For the purposes of this Section 2.16 only, "Company Properties" shall be deemed to include all property formerly owned, operated or leased by the Company or its current or former Subsidiaries, solely, however, as to the period of time when such property was so owned, operated or leased by the Company or its current or former Subsidiaries.

        (b)  For purposes of this Agreement, the term (i) "Environmental Laws" means any national, federal, state or local Law (including, without limitation, common law), Order, Permit or any agreement with any Governmental Entity or other third party (whether domestic or foreign) relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, processing, distribution, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution of the environment, and (ii) "Hazardous Substances" means: (A) those materials, pollutants and/or substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act of 1980, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) radon; (E) asbestos; (F) any other contaminant; and (G) any materials, pollutants and/or substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation.

        2.17    Company Benefit Plans; ERISA Compliance.    (a) Each Company Benefit Plan has been administered in accordance with its terms, all applicable Laws, including ERISA and the Code, except to the extent that the failure to so administer the applicable plan would not have a Company Material Adverse Effect. All contributions to, and payments from, each Company Benefit Plan and "multiple employer plan" (within the meaning of Section 3(40) of ERISA) that are required to be made in accordance with such Plans and applicable Laws (including ERISA and the Code) have been timely made.

        (b)  Except as set forth on Section 2.17(b) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation, equity rights or benefits due any such employee, officer or director.

        (c)  The execution, delivery or performance of the transactions contemplated by the Transaction Documents does not constitute a "Change in Control" under the employment agreements, incentive stock option or nonqualified stock option agreements of any of the Company's officers (such agreements, the "Company Change in Control Agreements"). The Compensation Committee of the Company Board has taken all appropriate action to confirm that none of the issuance of the Shares to Purchaser, the issuance of shares of Common Stock to Purchaser upon conversion (if applicable) of the Shares or the execution and delivery by the Company of any of the Transaction Documents shall result in any adjustment pursuant to Section 5.2 of the Company's 2000 Stock Incentive Plan.

        (f)    "Company Benefit Plan" means each compensation, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option or other stock related fringe benefit, retirement, vacation, disability, death benefit, supplemental unemployment benefits, hospitalization, medical, dental, life, severance, post-employment benefits or other plan, agreement, arrangement, policies or understanding, or employment severance, retention, consulting, change of control or similar agreement whether formal or informal, oral or written, providing benefits to any current or former employee, officer, director or shareholder of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is or was obligated to contribute.

        2.18    No Brokers.    The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or Purchaser to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Shattuck Hammond Partners LLC as its financial advisor (the "Financial Advisor"), the arrangements with which have been disclosed to Purchaser prior to the date hereof. The Company will pay all amounts owed pursuant to the foregoing arrangements.

        2.19    Proxy and Registration Statement.    The proxy statement (as amended or supplemented, the "Proxy Statement") to be mailed to the holders of Common Stock of the Company (the "Company Stockholders") in connection with the meeting of the Company Stockholders (the "Company Stockholders Meeting") to approve (i) the issuance to Purchaser of shares of Common Stock upon the conversion of the Series D Preferred (including any change in control resulting therefrom), (ii) the amendment of the Company's Charter and Bylaws to increase the size of the Board that may be authorized to eleven members, and (iii) the amendment to the terms of the Series C Preferred contemplated by the Amended Series C Articles Supplementary (the matters to be considered for approval, the "Stockholder Approval Matters" and such approval, the "Stockholder Approval"), and the registration statement to be mailed to the Company Stockholders in connection with the Rights Offering (as amended or supplemented, the "Registration Statement"), at the date mailed to the Company Stockholders and at the time of the Company Stockholders Meeting, in the case of the Proxy Statement, and on the effective date of the Registration Statement, on the date mailed to the Company Stockholders, and on the date of closing of the Rights Offering, in the case of the Registration Statement, (i) will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        2.20    Fairness Opinion.    The Company has received the opinion of the Financial Advisor, dated October 29, 2001, to the effect that, as of such date, the Financial Terms of the Investment Agreement (as defined in the Financial Advisor's opinion), taken as a whole, are fair to the Company from a financial point of view, a signed copy of which has been delivered to Purchaser.

        2.21    Voting Requirements.    The affirmative vote of no more than the holders of a majority of the issued and outstanding shares of Common Stock (giving effect to the conversion of the Series C Preferred), voting as a single class, at the Company Stockholders Meeting to approve the Stockholder Approval Matters (the "Company Stockholder Approval"), is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the transactions contemplated hereby.

        2.22    State Takeover Statues.    The limitations on "business combinations" (as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law ("MGCL")) and the Charter and the limitations on voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) are not applicable to the transactions contemplated hereby. There is no other provision of the MGCL or the Company's bylaws or Charter under which special voting or waiting period requirements would become applicable, or Purchaser would not have rights possessed by other stockholders, had the Company issued to Purchaser all Shares and shares of Common Stock upon conversion of the Shares (if applicable) prior to the date hereof.

        2.23    Statements True and Correct.    The representations made by the Company pursuant to this Agreement and the Company Disclosure Letter do not contain as of the date hereof any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Company as follows:

        3.1    Existence; Good Standing; Corporate Authority.    Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly licensed or qualified to do business as a limited partnership and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Purchaser Material Adverse Effect. A "Purchaser Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, provided, however, that no event referred to in clauses (b), (c), (d) or (e) of the proviso to the definition of Company Material Adverse Effect will, as applied to Purchaser, constitute a Purchaser Material Adverse Effect, or (ii) prevent or materially delay Purchaser's ability to consummate the transactions contemplated hereby. Purchaser has all requisite limited partnership power and authority to own, operate and lease its properties and carry on its business as now conducted.

        3.2    Authorization, Validity and Effect of Transaction Documents.    Purchaser has all requisite limited partnership power and authority to execute and deliver the Transaction Documents to be executed by it. Each Transaction Document to which Purchaser is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by the general partner of Purchaser and the applicable governing body of Purchaser's general partner, and no other action on the part of Purchaser or Purchaser's general partner is necessary to authorize such Transaction Documents or to consummate the transactions contemplated hereby or thereby. All Transaction Documents executed and delivered by Purchaser constitute the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

        3.3    No Conflict; Required Filings and Consents.    (a) The execution, delivery and performance of each Transaction Document to which Purchaser is a party do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation, bylaws or other similar constituent documents of Purchaser or any of its Subsidiaries, (ii) subject to Purchaser making any filings, notifications or registrations and obtaining any approvals, consents or authorizations identified in Section 3.3(b), conflict with or violate any Law or Order applicable to Purchaser or any of its Subsidiaries or by which any property or asset of Purchaser or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of Purchaser or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries or any property or asset of Purchaser or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

        (b)  The execution, delivery and performances of each Transaction Document to which Purchaser is a party do not, and the consummation of the transactions contemplated hereby and thereby by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (A) applicable requirements, if any, of the Securities Act and the Exchange Act and (B) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

        3.4    No Brokers.    Purchaser has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or any Subsidiary of the Company to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, any such amounts to be the sole liability of Purchaser.

        3.5    Proxy and Registration Statement.    None of the information provided by Purchaser or its officers, directors, representatives, agents or employees specifically for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, and, in the case of the Registration Statement, on the effective date of the Registration Statement, on the date mailed to the Company Stockholders, and on the date of closing of the Rights Offering contain any untrue statement of a material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.6    Sufficient Funds.    Purchaser will have sufficient funds available to (a) pay all amounts required to be paid pursuant to this Agreement when due and (b) pay all nonreimbursable fees, costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated herein.

        3.7    Investment Intent.    Purchaser is purchasing the Shares to be purchased by it for its own account and for investment purposes, and does not intend to redistribute the Shares (except in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws). Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state blue sky or securities Laws and that the transfer of the Shares may be subject to compliance with such Laws (in addition to the restrictions set forth in the Stockholders Agreement). As of the date hereof, Purchaser has no present intention to transfer the Shares.

        3.8    Investor Sophistication; Etc.    Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of an investment in the Shares, and, without limiting the scope or effect of any of the representations and warranties of the Company in Article II or Purchaser's indemnification rights under Article VI, has had access to such information as it has deemed necessary in order to formulate an informed decision to purchase the Shares. Purchaser is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

IV. COVENANTS

        4.1    Filings, Reasonable Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation (i) obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining, in writing, of all necessary consents, approvals or waivers from third parties in form reasonably satisfactory to Purchaser, and (iii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        4.2    Publicity.    The initial press release relating to this Agreement will be in the form of a joint press release previously agreed between Purchaser and the Company and thereafter the Company and Purchaser will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

        4.3    Proxy Statement.    The Company will promptly prepare the Proxy Statement and file it with the SEC as soon as practicable after the date hereof and will use its commercially reasonable best efforts to have the Proxy Statement cleared by the SEC within 75 calendar days after the date of filing and promptly thereafter will mail the Proxy Statement to the Company Stockholders in order for the Company Stockholders Meeting to occur within 90 calendar days after the date hereof. Purchaser will use its commercially reasonable best efforts to cooperate with the Company in the preparation and finalization of the Proxy Statement. Any Proxy Statement will disclose the recommendation of the Company Board as of the date hereof that the Company Stockholders approve the Stockholder Approval Matters. The Company agrees not to mail the Proxy Statement to the Stockholders until Purchaser confirms that the information provided by Purchaser continues to be accurate. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its Subsidiaries or Affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to any Proxy Statement, the Company will inform Purchaser, supplement such Proxy Statement and mail such supplement to the Company Stockholders. The Company will promptly advise the Purchaser of any oral or written comments to the Proxy Statement from the SEC or the issuance of any stop order with respect to the Proxy Statement. The Company will provide the Purchaser and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing such with the SEC, and will provide the Purchaser with a copy of all such filings made with the SEC.

        4.4    NYSE Listing.    The Company will use its best efforts to cause the shares of the Common Stock to be issued hereunder or upon the conversion of the Series D Preferred Stock, if applicable, and the shares of Common Stock to be issued in the Rights Offering to be approved for listing on The New York Stock Exchange ("NYSE"), subject to official notice of issuance.

        4.5    Company Stockholders Meeting.    (a)The Company will take all action necessary in accordance with applicable Law and its Charter and bylaws to duly call, give notice of, convene and hold a special meeting of the Company Stockholders as promptly as practicable (but in no event later February 28, 2002) and to include for consideration and vote at the Company Stockholders Meeting the Stockholder Approval Matters. The Company Board will recommend approval of the Stockholder Approval Matters and the Company will take all lawful action to solicit such approval, including without limitation timely mailing of the Proxy Statement. In the event the Stockholder Approval Matters are not approved at the Company Stockholders Meeting, the Company will (i) use reasonable efforts to obtain as promptly as practicable a waiver from the NYSE of Stockholder Approval of the conversion of the Series D Preferred Stock into Common Stock and (ii) if such waiver is not obtained prior to March 1, 2002, convene and hold a meeting of the Company Stockholders at least one time during each six month period commencing on the date of the first Company Stockholders Meeting and include for consideration and vote at such Company Stockholders Meeting, and recommend approval of, the Stockholder Approval Matters until such matters have been approved in accordance with the rules and regulations of NYSE.

        (b)  Purchaser will, and will cause its Affiliates and any other entity that becomes an assignee of any voting securities of the Company owned by Purchaser or its Affiliates to, vote such securities in favor of the Stockholder Approval Matters at each meeting of the Company Stockholders in which such matters are considered.

        4.6    REIT-Related Matters.    (a) The Company will take such further actions and engage in such further transactions as Purchaser reasonably requests to preserve the Company's status as a REIT under the Code (including with respect to the period following the Closing Date) and to avoid the payment of any Taxes under Sections 857(b), 859(f), 860(c) or 4981 of the Code. The Company will not make or rescind any express or deemed election relative to Taxes (unless required by Law or necessary to preserve the Company's status as a REIT or the status of any Subsidiary as a partnership for federal income Tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be).

        (b)  The Company Board will take no action that would render Section 4 of Article V of the Charter applicable to, and will not exercise any right provided under such section with respect to, Purchaser or to the transactions contemplated by the Transaction Documents.

        (c)  Purchaser will take such actions as may be required to ensure that Purchaser's manner of holding ownership of the Company's securities will not cause REIT disqualification under Section 856(a)(6) of the Code and will not cause more than 9.9% of the value of the Company's securities to be owned, directly or indirectly, by an individual as determined under the REIT provisions of the Code, including Section 544 of the Code.

        4.7    Rights Offering.    (a) As promptly as practical after the date hereof, the Company shall establish a record date (the "Record Date") for the distribution to all holders of Common Stock as of the Record Date a right (the "Right") to purchase shares of Common Stock on the terms set forth on Exhibit G hereto (such offering, the "Rights Offering"). The Company will promptly prepare the Registration Statement and file it with the SEC as soon as practicable after the date hereof and will use its commercially reasonable best efforts to have the Registration Statement cleared by the SEC within 30 calendar days after the date of filing and promptly thereafter will mail the prospectus included as part of such Registration Statement to the Company Stockholders as of the Record Date.

        4.8    Further Action.    Each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of the Transaction Documents and consummate and make effective the transactions contemplated hereby and thereby.

        4.9    Other Matters.    The Company will use all reasonable efforts to arrange for the signature of the Rights Amendment by First Chicago Trust Company as soon as practicable after the date hereof. Promptly after the receipt of Stockholder Approval with respect to the Amended and Restated Series C Articles Supplementary in the form attached hereto as Exhibit F (the "Amended Series C Articles Supplementary"), the Company will cause the Amended Series C Articles Supplementary to be filed and accepted for record by the appropriate Maryland governmental authority. Notwithstanding anything in the Amended Series C Articles Supplementary or any of the other Transaction Documents to the contrary, the letter agreement, dated January 31, 2001, between Purchaser and the Company shall remain in full force and effect, and all references therein to the Articles Supplementary for the Series C Preferred Stock shall include the Amended Series C Articles Supplementary.

        4.10    No Participation in Rights Offering or Adjustment to Series C Preferred.    Purchaser agrees that, notwithstanding anything to the contrary in the Articles Supplementary for the Series C Preferred Stock, (i) Purchaser shall not be entitled to any dividend distributed in the Rights Offering in respect of its Series C Preferred Stock and (ii) there shall be no adjustment to the conversion price of the Series C Preferred Stock as a result of the declaration of a dividend, or distribution or exercise of Rights, in the Rights Offering.

V. CONDITIONS TO CLOSING

        5.1    Conditions to Each Party's Obligations.    The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to there not being in effect on the Closing Date any Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement (a "Governmental Restraint").

        5.2    Conditions to Obligations of Purchaser.    The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of each of the following conditions:

        (a)    Litigation.    No action, suit or proceeding shall have been commenced or threatened in writing by or before any court or other Governmental Entity against Purchaser, the Company or any of their respective Affiliates, seeking to restrain or materially and adversely alter the transactions contemplated hereby or by the other documents contemplated hereby, which (i) is reasonably likely to render it impossible or unlawful to consummate the transactions contemplated hereby or thereby, or (ii) in the good faith judgment of Purchaser could reasonably be expected to have a Company Material Adverse Effect or materially limit or restrict the rights of the Purchaser under the Transaction Documents.

        (b)    Rights Amendment.    The Rights Amendment shall continue to be in effect and no "Triggering Event," "Distribution Date" or "Stock Acquisition Date" shall have occurred pursuant to and as defined in the Company Rights Agreement.

        (c)    Bank Agreements.    Fleet Bank, N.A. and The Provident Bank shall have (i) entered into amendments to their respective loan agreements with the Company on terms and conditions satisfactory to each of Purchaser and the Company in their respective sole discretion, (ii) waived any and all then-existing covenant defaults, as well as the waiver of the right to assert a default or give notice of an event which, with the giving of notice and/or the passing of time, could become an event of default under such agreements, and (iii) with respect to Fleet, extended the current maturity date of its loan by not less than 12 months (such agreements, the "Bank Agreements").

Each of the conditions set forth in this Section 5.2 shall be deemed satisfied, without any further action by the Company or Purchaser, upon the closing of the Rights Offering (provided that the Closing Condition described in Exhibit G has been satisfied).

VI. INDEMNIFICATION

        6.1    Indemnification of Purchaser.    (a) Right of Indemnification. Subject to the terms of this Article VI, the Company covenants and agrees to indemnify and hold harmless each of Purchaser and its Affiliates and their respective partners, members, officers, directors, employees, attorneys, advisors and agents controlling, and any person or entity controlling, controlled by or under common control with, any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including without limitation The Hampstead Group, L.L.C. and its Affiliates (collectively, the "Indemnified Parties"), from and against all losses, claims, liabilities, damages, costs (including without limitation costs of preparation and reasonable attorneys' fees and charges) and reasonable expenses (including without limitation expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Party is a party) or actions in respect thereof suffered by any Indemnified Party, directly or indirectly, arising out of (i) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any other document contemplated hereby or (ii) any actual or threatened claim against such

Indemnified Party by a person or entity related to or arising out of or in connection with any Transaction Document or any actions taken by any Indemnified Party pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (whether or not the transactions contemplated hereby or thereby are consummated) (collectively, "Losses").

        (b)    Losses.    The Company will not be liable to any Indemnified Party for any Losses to the extent, but only to the extent, that it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Losses resulted primarily from (i) such Indemnified Party's breach of this Agreement, (ii) a misstatement or omission contained in a report filed by such Indemnified Party pursuant to the Exchange Act, the Securities Act or any other Law unless such misstatement or omission relates to information furnished or confirmed by or on behalf of the Company, or (iii) a misstatement or omission contained in a report filed by the Company pursuant to the Exchange Act, the Securities Act or any other Law based on information furnished in writing by the Indemnified Party to the Company expressly for use therein. The indemnification provisions of this Section 6.1 are expressly intended to cover Losses relating to an Indemnified Party's own negligence. The Company will promptly reimburse each Indemnified Party for all such Losses as they are incurred. If the foregoing indemnity is unavailable to any Indemnified Party or insufficient to hold any Indemnified Party harmless, then the Company will contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Indemnified Party, on the other, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Company or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any action, suit or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by prorata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (c)    Threshold.    No Indemnified Party will be entitled to indemnification pursuant to this Section 6.1 with respect to any Losses in respect of breaches of representations and warranties until the aggregate amount of all such Losses suffered by Indemnified Parties in the aggregate exceeds $500,000 (the "Threshold"), whereupon Indemnified Parties will be entitled to indemnification pursuant to this Section 6.1 from the Company for the full amount of all such Losses suffered by Indemnified Parties (regardless of the Threshold) up to an aggregate total amount of the Unsubscribed Purchase Amount (the "Cap"). The foregoing provision of this Section 6.1(c) notwithstanding, the Threshold and the Cap will not apply with respect to any Loss or Losses relating directly or indirectly to claims of any nature whatsoever (i) relating to, resulting from or arising out of any breach of any covenant or agreement made by the Company in this Agreement or in any Transaction Documents or (ii) against any Indemnified Party or Parties made by or on behalf of any director or officer of the Company or any of its Subsidiaries.

        (d)    Survival.    No Indemnified Party will be entitled to give a Notice of Claim with respect to any actual or alleged breach of any representation or warranty herein after the second anniversary of the date of the Closing.

        6.2    Procedure for Claims.    (a) Notice of Claim. After obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this

Article VI (referred to herein as an "Indemnification Claim"), an Indemnified Party will be required to give written notice to the Company of such Indemnification Claim ("Notice of Claim"). A Notice of Claim will be given with respect to all Indemnification Claims, whether or not the Threshold has been reached; provided, however, that the failure to give Notice of Claim to the Company will not relieve the Company from any liability that it may have to an Indemnified Party hereunder to the extent that the Company is not prejudiced by such failure. The Notice of Claim will be required to set forth the amount (or a reasonable estimate) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to the Company such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

        (b)    Third Party Claim.    (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Company will have 15 calendar days after the date of receipt by the Company of the Notice of Claim (the "Notice Date") to notify the Indemnified Parties in writing of the election by the Company to defend the Third Party Claim on behalf of the Indemnified Parties, provided, however, that the Company will be entitled to assume the defense of any such Third Party Claim only if it unconditionally and irrevocably undertakes to indemnify all Indemnified Parties in respect thereof (subject to any applicable limitations set forth in Section 6.1).

        (ii)  If the Company elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to the Company and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim, and the Company will pay all expenses payable in connection with the defense of the Third Party Claim as they are incurred (subject to any applicable limitations set forth in Section 6.1).

        (iii)  In no event may the Company settle or compromise any Third Party Claim without the Indemnified Parties' consent, which may not be unreasonably withheld, provided, however, that if a settlement is presented by the Company to the Indemnified Parties for approval and the Indemnified Parties withhold their consent thereto, then any amount by which the final Losses (including reasonable attorneys' fees and charges) resulting from the resolution of the matter exceeds the sum of the rejected settlement amount plus attorneys' fees incurred to such date will be excluded from the amount covered by the indemnification provided for in this Agreement and shall be borne by the Indemnified Parties.

        (iv)  If the Company elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement), provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and the Company and there may be legal defenses available to Indemnified Parties which are different from or additional to those available to the Company; (C) within 10 calendar days after being advised by the Company of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) the Company shall have authorized the Indemnified Parties to retain a single separate counsel at the expense of the Company, such authorization to be made by the directors who are not designees of Purchaser or its Affiliates.

        (v)  If the Company does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim.

        (c)    Cooperation in Defense.    The Indemnified Parties will cooperate with the Company in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties' defense of, or their participation in, the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

        6.3    Indemnification of the Company.    Purchaser will indemnify and hold harmless the Company and its current and future officers, directors, employees and agents from and against all Losses suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of Purchaser under this Section 6.3 will be the same as those set forth in Section 6.1 and 6.2.

        6.4    Non-Exclusivity of Indemnification.    The rights of any Indemnified Party hereunder will not be exclusive of the rights of any Indemnified Party under any other agreement or instrument to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting an Indemnified Party's rights hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the Indemnified Party's rights under any such other agreement or instrument; provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Losses. The indemnity, contribution and expense reimbursement obligation of the Company in this Agreement will be in addition to any liability the Company may otherwise have. The obligations of the Company to each Indemnified Party will be separate obligations, and the liability of the Company to any Indemnified Party will not be extinguished solely because any other Indemnified Party is not entitled to indemnity or contribution hereunder.

        6.5    Survival of Indemnification.    The provisions of this Article VI will survive notwithstanding any termination hereof or the Closing of any of the transactions contemplated hereby.

VII. TERMINATION AND WAIVER

        7.1    Termination by Mutual Consent.    This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of Purchaser and the Company.

        7.2    Termination by Purchaser.    This Agreement may be terminated by Purchaser if the Closing shall not have occurred on or before February 28, 2002 (the "Outside Date"); provided, however, (i) that Purchaser may not terminate this Agreement pursuant to this Section 7.2 if Purchaser's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before the Outside Date.

VIII. GENERAL PROVISIONS

        8.1    Notices.    Any notice or other communication required to be given hereunder shall be in writing, and sent by reputable courier service (with proof of service), by hand delivery or by facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

  If to Purchaser:

    Explorer Holdings, L.P.
    4200 Texas Commerce Tower West
    2200 Ross Avenue
    Dallas, Texas 75201
    Attn: William T. Cavanaugh, Jr.
    Fax No.: (214) 220-4949

  With copies to:

    Jones, Day, Reavis & Pogue
    599 Lexington Avenue
    New York, New York 10022
    Attn: Thomas W. Bark
    Fax No.: (212) 755-7306

  If to the Company:

    Omega Healthcare Investors, Inc.
    9690 Deereco Road, Suite 100
    Timonium, Maryland 21093
    Attn: Chief Financial Officer
    Fax No.: (734) 887-0388

  With copies to:

    Powell, Goldstein, Frazer & Murphy LLP
    191 Peachtree Street, N.E.
    Suite 1600
    Atlanta, Georgia 30303
    Attn: Rick Miller or Eliot Robinson
    Fax No.: (404) 572-6999

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.

        8.2    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except that Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Purchaser or to the partners of Purchaser any and all rights and obligations of Purchaser under this Agreement, provided, that any such assignment will not relieve Purchaser from any of its obligations hereunder. Any assignment not granted in accordance with the foregoing shall be null and void. Subject to the first sentence of this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article VI, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        8.3    Entire Agreement.    This Agreement, the Company Disclosure Letter, the other Transaction Documents and any documents delivered by the parties in connection herewith or therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, including, without limitation, any draft proposal or letter of intent with respect to the transactions contemplated herein.

        8.4    Amendment.    This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, or other equivalent governing bodies, at any time before or after approval of matters presented to the Company Stockholders, but after any such Company Stockholder approval, no amendment will be made which by Law requires the further approval of the Company Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.5    Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

        8.6    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

        8.7    Headings.    Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

        8.8    Certain Definitions/Interpretations.    (a) For purposes of this Agreement:

            (i)  An "Affiliate" of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (ii)  "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by Law to close;

          (iii)  "Knowledge" of any Person which is not an individual means the actual knowledge of any of such Person's officers after reasonable inquiry; and

          (iv)  "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (b)  When a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation", except when used in conjunction with a negative predicate. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by written waiver or written consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

        8.9    Waivers.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        8.10    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

        8.11    Enforcement of Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.12    Expenses.    Without limiting the generality or effect of any other provision hereof, including without limitation Section 6.1 or any agreement or instrument contemplated hereby, whether or not the Closing occurs, the Company will reimburse Purchaser for all Purchaser Expenses at the Closing or the termination of this Agreement, and from time to time thereafter promptly upon request by Purchaser, not to exceed $1 million. As used in this Agreement, "Purchaser Expenses" shall be an amount equal to all out-of-pocket costs and expenses of Purchaser and Purchaser's partners incurred in connection with this Agreement and the transactions contemplated hereby and any litigation associated therewith (including, without limitation, all fees and expenses payable to accountants, counsel, consultants and due diligence expenses, but expressly excluding the costs of Purchaser's employees and Purchaser's overhead). "Purchaser Expenses" shall not include (i) any out-of-pocket costs and expenses of Purchaser or its Affiliates for which Purchaser or its Affiliates would be entitled to indemnification pursuant to Article VI or to payment pursuant to the Advisory Agreement and (ii) any fee payable to The Hampstead Group, L.L.C. pursuant to the Advisory Agreement in respect of the transactions contemplated by this Agreement.

        8.13    Jurisdiction; Consent to Service of Process.    (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court located in the State of Delaware (a "Delaware Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

        (b)  It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

        (c)  No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

        (d)  Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law. Notwithstanding the foregoing, this Section 8.13 will not apply to any suit, action or proceeding to enforce a judgment of a Delaware Court.

        8.14    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        8.15    No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page intentionally blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

OMEGA HEALTHCARE INVESTORS, INC.
By:	C. Taylor Pickett Chief Executive Officer
EXPLORER HOLDINGS, L.P.
By:	Explorer Holdings GenPar, LLC, its General Partner
By:	William T. Cavanaugh, Jr. Vice President

        Appendix B

OMEGA HEALTHCARE INVESTORS, INC.
ARTICLES SUPPLEMENTARY
FOR SERIES D CONVERTIBLE PREFERRED STOCK

        OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to authority contained in the charter of the Company (the "Charter"), 1,000,000 shares of authorized but unissued shares of the Company's Preferred Stock have been duly classified by the Board of Directors of the Company (the "Board") as authorized but unissued shares of the Company's Series D Preferred Stock.

        SECOND: A description of the Series D Preferred Stock is as follows:

        1.    Designation and Number.    A series of Preferred Stock, designated the "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"), is hereby established. The number of shares of the Series D Preferred Stock shall be 1,000,000, subject to increase pursuant to Section 4(b) prior to payment by the Company of any dividend in shares of Series D Preferred Stock in accordance with Section 4.

        2.    Maturity.    The Series D Preferred Stock has no stated maturity.

        3.    Rank.    The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, (ii) on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the "Parity Preferred"), and (iii) junior to all existing and future indebtedness of the Company. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series D Preferred Stock prior to conversion of such debt securities.

        4.    Dividends.    (a) Except as set forth in Section 4(b), if the Stockholder Approval Date does not occur on or prior to February 28, 2002, holders of shares of the Series D Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, preferential cumulative dividends at the greater of (i) 10% per annum of the Liquidation Preference per share (equivalent to a fixed annual amount of $            per share) and (ii) the amount per share declared or paid or set aside for payment based on the number of shares of Common Stock into which such shares of Series D Preferred Stock are then convertible in accordance with Section 8. Subject to the preceding sentence, dividends on each share of the Series D Preferred Stock shall be cumulative commencing from the date of issuance (the "Issue Date") of such share of Series D Preferred Stock and shall be payable in arrears for each period ended July 31, October 31, January 31 and April 30 (each a "Dividend Period") on or before the 15th day of August, November, February and May of each year, or, if not a Business Day, the next succeeding Business Day (each, a "Dividend Payment Date"). Any dividend payable on shares of the Series D Preferred Stock for any partial period will be computed based on the actual number of days elapsed (commencing with and including the date of issuance of such shares) and on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the last day of the preceding calendar month prior to the applicable Dividend Payment Date or on such other date designated by the Board that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

          (b)  Dividends will be payable, (1) at the election of the holders of a majority of the Series D Preferred Stock, in respect of any period after June 30, 2002 and (2) at the election of the Board, in respect of any period on or prior to June 30, 2002, either (i) by the issuance as of the relevant Dividend Payment Date of additional shares of fully paid, nonassessable Series D Preferred Stock having an aggregate liquidation preference equal to the amount of such accrued dividends or (ii) in cash. In the event that dividends are declared and paid pursuant to clause (i), (A) such dividends will be deemed paid in full and will not accumulate and (B) prior to paying any such dividends, the Board will take such action as is necessary to increase the number of authorized shares of Series D Preferred Stock by the number of shares to be issued pursuant to this Section 4, including but not limited to the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland in accordance with Article VII of the Charter. The Company will deliver certificates representing shares of Series D Preferred Stock issued pursuant to this Section 4(b) promptly after the relevant Dividend Payment Date.

          (c)  No dividends on shares of Series D Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (d)  Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series D Preferred Stock will not bear interest.

          (e)  Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock (other than a dividend in shares of the Company's Common Stock or in shares of any other class of stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

          (f)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series D Preferred Stock as to dividends and upon liquidation or redemption or for the purpose of preserving the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code")). Holders of shares of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series D Preferred Stock as provided above. Any dividend payment made on shares of the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

        5.    Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each holder of shares of Series D Preferred Stock shall, at the election of such holder, be entitled to be paid out of the assets of the Company legally available for distribution to its shareholders the Liquidation Preference (as defined in Section 10(e)) before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series D Preferred Stock as to liquidation rights. The Company will promptly provide to the holders of Series D Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Company. A Change in Control (as defined in Section 10(b)), or the sale, lease or conveyance of all or substantially all of the property, business or assets of the Company shall be deemed to constitute a liquidation, dissolution or winding up of the Company for purposes of Section 5 of these Articles Supplementary only and shall not be deemed a liquidation, dissolution or winding up of the Company for any other series of Preferred Stock unless the terms of such series of Preferred Stock expressly provide.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law (the "MGCL"), no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

        6.    Redemption.    The Series D Preferred Stock is not redeemable without the consent of the holder of such share of Series D Preferred Stock.

        7.    Voting Rights.    (a) Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below.

          (b)  Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for two or more Dividend Periods (a "Preferred Dividend Default"), the number of directors then constituting the Board shall be increased by two (if not already increased by reason of a similar arrearage with respect to the Series C Preferred Stock). The holders of such shares of Series D Preferred Stock and the holders of Series C Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) will be entitled to fill the vacancies thereby created by the addition of such number of directors of the Company determined pursuant to the first sentence of this Section 7(b) (the "Additional Series C/D Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series D Preferred Stock or the holders of record of at least 20% of the Series C Preferred Stock until all dividends accumulated on such shares of Series D Preferred Stock and Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside. In any vote to elect or remove additional directors pursuant to this Section 7, each such holder of shares of Series D Preferred Stock and Series C Preferred Stock entitled to vote will be entitled to one vote for each share held by such holder. In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible. Each Additional Series C/D Preferred Stock Director, as a qualification for election as such (and regardless of how elected), shall submit to the Board a duly executed, valid, binding and enforceable letter of resignation from the Board, to be effective upon the date upon which all dividends accumulated on such shares of Series D Preferred Stock and Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Additional Series C/D Preferred Stock Directors by the holders of such shares of Series D Preferred Stock and Series C Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board shall be reduced accordingly. A quorum for any such meeting shall exist if the holders of at least a majority of the outstanding shares of Series D Preferred Stock and Series C Preferred Stock so entitled to vote are represented in person or by proxy at such meeting. Such Additional Series C/D Preferred Stock Directors shall be elected upon the affirmative vote of a plurality (based on the number of votes entitled to be cast) of the shares of Series D Preferred Stock and Series C Preferred Stock so entitled to vote that are present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on such shares of Series D Preferred Stock and Series C Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof in full shall have been set aside, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and the term of office of each Additional Series C/D Preferred Stock Director so elected shall terminate. Any Additional Series C/D Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series D Preferred Stock and Series C Preferred Stock entitled to vote (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of an Additional Series C/D Preferred Stock Director may be filled by written consent of the Additional Series C/D Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock and Series C Preferred Stock so entitled to vote (voting together as a single class). The Additional Series C/D Preferred Stock Directors shall each be entitled to one vote per director on any matter.

          (c)  So long as any shares of Series D Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together with any other classes of Preferred Stock adversely affected in the same manner as a single class), amend, alter or repeal the provisions of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof, including without limitation, the creation of any series of Preferred Stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, but not including the creation or issuance of Parity Preferred.

          (d)  Except as expressly stated in these Articles Supplementary, the Series D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series D Preferred Stock.

        8.    Conversion.    The holders of Series D Preferred Stock shall have the following conversion rights with respect to such shares:

          8.1    Automatic Conversion.    Each share of Series D Preferred Stock (including all accrued and unpaid dividends thereon) shall automatically be converted into fully paid and nonassessable shares of Common Stock upon the earlier of (i) the date the holders of a majority of the shares of Common Stock (giving effect to the conversion of the Series C Preferred) present and entitled to vote at a duly convened meeting of the Company's stockholders vote to approve the issuance of Common Stock pursuant to Section 8 hereof (such date, the "Stockholder Approval Date") or (ii) the date the New York Stock Exchange waives any requirement for stockholder approval of the conversion of the Series D Preferred into Common Stock under its rules and policies.

          8.2    Conversion Price.    Each share of Series D Preferred Stock will be converted into such number of shares of Common Stock as is equal to the quotient obtained by dividing the Original Issue Price for such share by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price initially shall be equal to $            per share of Common Stock, subject to adjustment from time to time as provided herein (the "Conversion Price") from and after the Issue Date, irrespective of whether the Series D Preferred Stock is convertible at such time.

          8.3    Mechanics of Conversion.    Upon the occurrence of an event specified in Section 8.1 above, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversation unless the certificates evidencing such shares of Series D Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Promptly following the conversion of the Series D Preferred Stock, the holders thereof shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series D Preferred Stock, as applicable. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its names as shown on such surrendered certificate or certificates, or such other name or names as such holder shall notify the Company in writing, a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock surrendered were convertible on the date on which such conversion occurred.

          8.4    Adjustment for Stock Splits and Combinations.    If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Issue Date combines the outstanding Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 8.4 shall become effective at the close of business on the date such subdivision or combination becomes effective.

          8.5    Adjustment for Certain Dividends and Distributions.    If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 8.5 as of the time of actual payment of such dividends or distributions.

          8.6    Adjustments for Other Dividends and Distributions.    In the event the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Stock or other assets or property of the Company (other than ordinary cash dividends and any special dividends necessary to preserve the Company's qualification as a REIT), then and in each such event provision shall be made so that the holders of Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or other assets or property of the Company which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other assets or property of the Company receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the holders of the Series D Preferred Stock.

          8.7    Adjustment for Reclassification, Exchange and Substitution.    In the event that at any time or from time to time after the Issue Date, the Common Stock or other securities as provided herein issuable upon the conversion of the Series D Preferred Stock are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 8), then and in any such event each holder of Series D Preferred Stock shall have the right thereafter to convert such Series D Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of Common Stock or other securities as provided herein into which such shares of Series D Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          8.8    Reorganizations, Mergers, Consolidations or Transfers of Assets.    If at any time or from time to time after the Issue Date there is a capital reorganization of the Common Stock or other securities issuable upon conversion of Series D Preferred Stock as provided herein (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation or statutory binding share exchange of the Company with or into another Person, or the transfer of all or substantially all of the

  Company's properties and assets to any other Person and such capital reorganization, merger, consolidation or transfer does not constitute a Change in Control, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer, provision shall be made so that the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of Series D Preferred Stock the number of shares of stock or other securities, cash or property to which a holder of the number of shares of Common Stock or other securities deliverable upon conversion of the Series D Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series D Preferred Stock after the capital reorganization, merger, consolidation, exchange or transfer to the end that the provisions of this Section 8 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

          8.9    Sale of Shares Below Fair Market Value.    (a) If at any time or from time to time after the Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 8.9 to have issued or sold, Additional Common Stock (as defined below), other than as a dividend or other distribution on any class of stock as provided in Section 8.5 above and other than upon a subdivision or combination of Common Stock as provided in Section 8.4 above, for an Effective Price (as defined below) less than the Fair Market Value, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the Business Day immediately preceding the date of such issue or sale, (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Company for the total number of shares of Additional Common Stock so issued or sold would purchase at such Fair Market Value, (C) the number of shares of Common Stock into which all outstanding Series C Preferred Stock and Series D Preferred Stock would be convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale (whether or not the Series D Preferred Stock is then convertible), and (D) the number of shares of Common Stock underlying all Convertible Securities (as defined below) at the close of business on the Business Day immediately preceding the date of such issuance or sale, and (ii) the denominator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Common Stock, (B) the number of shares of Common Stock into which all outstanding Series C Preferred Stock and Series D Preferred Stock would be convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale (whether or not the Series D Preferred Stock is then convertible), and (C) the number of shares of Common Stock underlying all Convertible Securities at the close of business on the Business Day immediately preceding the date of such issuance or sale.

          (b)  For the purpose of making any adjustment required under this Section 8.9, the consideration for any issuance or sale of securities shall be deemed to be (A) to the extent it consists of cash, equal to the gross amount paid in such issuance or sale, (B) to the extent it consists of property other than cash, equal to the Fair Market Value of that property, and (C) if Additional Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Common Stock or Convertible Securities are issued or sold together with other stock, securities or assets of the Company for a consideration which covers both, that portion of the consideration so received that is determined in good faith by the Board to be allocable to such Additional Common Stock, Convertible Securities or rights or options.

          (c)  For the purpose of the adjustment required under this Section 8.9, if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable or exercisable for, Additional Common Stock (such convertible or exchangeable or exercisable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Common Stock is less than the Fair Market Value, then in each case the Company shall be deemed to have (i) issued at the time of the issuance of such rights or options or Convertible Securities the number of shares of Additional Common Stock issuable upon exercise, conversion or exchange thereof irrespective of whether the holders thereof have the fully vested legal right to exercise, convert or exchange the Convertible Securities for Additional Common Stock and (ii) received as consideration for the issuance of such Additional Common Stock an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the exercise, conversion or exchange thereof. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Additional Common Stock so issued were the shares of Additional Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such shares of Additional Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of the rights or options whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

          (d)  "Additional Common Stock" shall mean all Common Stock issued or issuable by the Company after the Issue Date, whether or not subsequently reacquired or retired by the Company, other than (i) Common Stock issued or issuable upon conversion of, or as a dividend on, any Series C Preferred Stock or Series D Preferred Stock, (ii) Common Stock issued or issuable pursuant to any employee benefit plan or similar plan or arrangement intended to provide compensation and other benefits to officers, directors, employees and consultants of the Company provided that such plans and any grants or awards thereunder have been approved by the Board or a committee thereof, (iii) securities issued by the Company in payment of a purchase price to the seller or any Person who beneficially owns equity securities of such seller for any acquisition of assets or a business, which acquisition is approved by the Board, or (iv) Common Stock issued or issuable pursuant to the Rights Offering, the Investment Agreement or upon issuance or conversion of the Series D Preferred Stock. The "Effective Price" of Additional Common Stock shall mean the quotient determined by dividing the total number of shares of Additional Common Stock issued or sold, or deemed to have been issued or sold by the Company, by the aggregate consideration received, or deemed to have been received, by the Company for such Additional Common Stock. The share numbers in this Section 8.9(d) shall be appropriately adjusted for any stock dividends, combinations, splits, reverse splits, recapitalizations and similar events affecting the securities of the Company.

          8.10    Certificate of Adjustment.    In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred Stock, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series D Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price in effect immediately prior to the occurrence of the event giving rise to such adjustment, (3) the number of shares of Additional Common Stock, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series D Preferred Stock.

          8.11    Notices of Record Date.    In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series D Preferred Stock at least ten days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          8.12    Fractional Shares.    No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled (calculated based on the aggregate number of shares of Common Stock to which such holder is entitled upon such conversion), the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of conversion.

          8.13    Reservation of Stock Issuable Upon Conversion.    The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of its Common Stock and other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock.

          8.14    Notices.    Any notice required or permitted by this Section 8 to be given to a holder of Series D Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or five days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or (ii) to the Company at its registered office, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

          8.15    Payment of Taxes.    The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue and delivery of Common Stock upon conversion of Series D Preferred Stock, including without limitation any tax or other charge imposed in connection with the issue and delivery of Common Stock or other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 in a name other than that in which the Series D Preferred Stock so converted were registered.

          8.16    Cancellation of Shares.    Any shares of Series D Preferred Stock which are converted in accordance with Section 8 or which are redeemed, repurchased or otherwise acquired by the Company, shall be canceled and added to the authorized but undesignated Preferred Stock of the Company but shall not be reissued as Series D Preferred Stock.

        9.    Restrictions on Ownership and Transfer.    Once there is a completed public offering of the Series D Preferred Stock, if the Board shall, at any time and in good faith, be of the opinion that actual or constructive ownership of at least 9.9% or more of the value of the outstanding capital stock of the Company has or may become concentrated in the hands of one owner (other than Explorer Holdings, L.P. and its direct and indirect equity owners), the Board shall have the power (i) by means deemed equitable by the Board, and pursuant to written notice, to call for the purchase from any shareholder of the corporation a number of shares of Series D Preferred Stock sufficient, in the opinion of the Board, to maintain or bring the direct or indirect ownership of such beneficial owner to no more than 9.9% of the value of the outstanding capital stock of the corporation, and (ii) to refuse to transfer or issue shares of Series D Preferred Stock to any person whose acquisition of such Series D Preferred Stock would, in the opinion of the Board, result in the direct or indirect ownership by that person of more than 9.9% of the value of the outstanding capital stock of the Company. The purchase price for any shares of Series D Preferred Stock shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the purchase price shall be equal to the Liquidation Preference of such shares of Series D Preferred Stock. Payment of the purchase price shall be made within thirty days following the date set forth in the notice of call for purchase, and shall be made in such manner as may be determined by the Board. From and after the date fixed for purchase by the Board, as set forth in the notice, the holder of any shares so called for purchase shall cease to be entitled to distributions and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Series D Preferred Stock that would create an actual or constructive owner of more than 9.9% of the value of the outstanding shares of capital stock of this Company shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Series D Preferred Stock shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such shares and to hold such shares on behalf of the Company.

Notwithstanding anything herein to the contrary, nothing herein shall authorize the Company or its transfer agent to refuse to transfer any shares of Series D Preferred Stock, passing either by voluntary transfer, by operation of law, or under the last will and testament of any shareholder, if such transfer would not, in the written opinion of counsel to the transferor reasonably acceptable to the Company, disqualify the Company as a Real Estate Investment Trust under the Code. Nothing herein contained shall limit the ability of the Company to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Company's tax status as a qualified Real Estate Investment Trust.

        10.    Certain Defined Terms.    In addition to the terms defined elsewhere in these Articles Supplementary or the Charter, the following terms will have the following meanings when used herein with initial capital letters:

          (a)  "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in New York City, or any day on which banks in New York City are authorized by law to close).

          (b)  "Change in Control" means the occurrence of any of the following in one or a series of related transactions: (A) any consolidation, merger, reorganization, share exchange or other form of business combination transaction involving the Company in which the holders of the Company's Voting Stock immediately before such transaction do not, immediately after such transaction, retain Voting Stock representing a majority of the voting power of the acquiring entity, the Company or the entity surviving such transaction or (B) the sale, transfer or assignment of Voting Stock of the Company representing a majority of the voting power of the Company to an acquiring Person; provided, however, that any transaction described in clause (A) or (B) in which Voting Stock of the Company or the acquiring or surviving entity in such transaction representing a majority of the voting power of such Person is acquired by or from Explorer Holdings, L.P., its partners and/or their respective Affiliates in one transaction or a series of related transactions shall not be deemed a Change in Control.

          (c)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (d)  "Fair Market Value" of any security or other asset means:

              (i)  In the case of any security:

              (A)  if the security is traded on a securities exchange, the weighted average trading volume of the per share closing prices of the security on such exchange over the five trading day period ending three trading days prior to the date on which such value is measured;

              (B)  if the security is traded over-the-counter, the weighted average trading volume of the per share closing bid prices of the security over the five trading day period ending three trading days prior to the date on which such value is measured; or

              (C)  if there is no public market for such security that meets the criteria set forth in (A) or (B) above, the Fair Market Value shall be the per share fair market value of such security as of the date on which such value is measured, as determined in good faith by the Board.

            (ii)  In the case of assets other than securities, the Fair Market Value shall be the fair market value of such assets, as determined in good faith by the Board.

          (e)  "Liquidation Preference" measured per share of Series D Preferred Stock as of any date in question (the "Relevant Date"), means an amount equal to the Original Issue Price of such share, plus an amount equal to any accrued and unpaid dividends at the rate set forth in Section 4 hereof, if any, for such share of Series D Preferred Stock. In connection with the determination of the Liquidation Preference of a share of Series D Preferred Stock upon liquidation, dissolution or winding up of the Company, the Relevant Date shall be the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

          (f)    "Original Issue Price" means $    per share of Series D Preferred Stock, subject to appropriate adjustment to reflect any stock dividends, combinations, splits, reverse splits, recapitalizations or similar events affecting the Series D Preferred Stock after the Issue Date.

          (g)  "Person" means any individual, firm, corporation, partnership, limited liability company, or group (within the meaning of Section 13(d)(3) of the Exchange Act).

          (h)  "Rights Offering" means the offering of shares of common stock by the Company pursuant to Section 4.7 of the Investment Agreement, dated as of October 29, 2001, relating to the Series D Preferred Stock (the "Investment Agreement").

          (i)    "Voting Stock" means, with respect to any Person, the shares of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person, and for purposes hereof, the Series D Preferred Stock whether or not then convertible. For avoidance of doubt, Common Stock and Series C Preferred Stock both constitute Voting Stock of the Company; provided, however, that no class of Preferred Stock shall be deemed to be Voting Stock by virtue of the rights of such holder upon any Preferred Dividend Default.

        11.    Amendment; Waiver.    Except as expressly prohibited by law, these Articles Supplementary may be amended and any provision herein may be waived with the approval of the holders of a majority of the Series D Preferred Stock and a majority of the members of the Board who are not Affiliates of any holder of Series D Preferred Stock. Any amendment or waiver so effected shall be binding upon each holder of Series D Preferred Stock.

        THIRD: The classification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Company or the aggregate par value thereof.

        FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

        FIFTH: The undersigned Vice President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Vice President of the Company acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on this     day of                        , 2001.

ATTEST		OMEGA HEALTHCARE INVESTORS, INC.
By:		By:
	Secretary		Vice President

Appendix C

[Shattuck Hammond Partners LLC Letterhead]

October 29, 2001

The Committee of Independent Directors and
    The Board of Directors
Omega Healthcare Investors, Inc.
900 Victors Way
Ann Arbor, MI 48108

Members of the Committee of Independent Directors and the Board of Directors:

        We understand that Omega Healthcare Investors, Inc. ("OHI") has entered into an Investment Agreement (including the exhibits attached thereto), dated as of October 29, 2001 (the "Investment Agreement"), with Explorer Holdings, L.P. ("Explorer"). Explorer currently owns, and its only investment in OHI is, 1,048,420 shares of OHI's Series C Preferred Stock, constituting all the shares of that class presently outstanding (the "Preferred C") and representing approximately 45.5% of OHI's common stock on an as converted basis. Pursuant to the Investment Agreement as described in more detail below, among other things, Explorer will commit to invest, subject to certain conditions being satisfied or waived, up to $50.0 million (the "Capital Infusion Amount") in payment for OHI common stock or a newly created security, Series D Preferred stock of OHI ("Preferred D") (the "Explorer Investment"). The actual amount of the Explorer Investment will be equal to the difference between the Capital Infusion Amount and the gross proceeds received by OHI through a Rights Offering (the "Rights Offering") to OHI common stockholders other than Explorer (the "Unsubscribed Purchase Amount"). If all rights offered in the Rights Offering were exercised, we understand that the proportional ownership of OHI by stockholders other than Explorer and by Explorer on an as converted basis would, upon Explorer's payment of the Unsubscribed Purchase Amount and the issuance to it of shares of OHI common stock, remain approximately the same as such ownership on the date of this letter.

        We understand that the price per common OHI share in the Rights Offering and the price per common OHI share or the conversion price of the Preferred D to be paid by Explorer will be the same; i.e., $2.92 per share as determined in accordance with the provisions of the Investment Agreement. Explorer's commitment to fund the Unsubscribed Purchase Amount is irrespective of the actual price per OHI common share at the time of the expiration of the Rights Offering.

        This opinion to the Committee of Independent Directors and the Board of Directors of OHI addresses the fairness, from a financial point of view, to OHI of the financial terms of the Investment Agreement taken as a whole (the "Financial Terms of the Investment Agreement").

        We further understand that the Investment Agreement, among other things, includes the following Financial Terms which are more fully set forth in the Investment Agreement:

  •
  Distribution of Rights: OHI will undertake a Rights Offering whereby each OHI common stockholder other than Explorer will receive a dividend of one right ("Right") for every 2.15 shares of OHI common stock owned by such stockholder on the record date. An OHI stockholder who exercises all of the Rights issued to him or her will maintain their proportional interest in OHI common stock on an as converted basis. Each Right will entitle the holder to purchase one share of OHI common stock at the Exercise Price as described below;

  •
  Explorer Investment: Explorer will not receive any Rights pursuant to the Rights Offering. Explorer commits within ten days after the expiration date of the Rights Offering to purchase either OHI common stock or Preferred D shares for an aggregate amount equal to the

    Unsubscribed Purchase Amount. In this regard, if the issuance of OHI common stock has not been approved by OHI's stockholders at the time of the Explorer Investment, the Explorer Investment will be in the form of Preferred D shares which will be substantially the same as the Preferred C and which will be automatically converted into OHI common stock upon the earlier of receipt of stockholder approval for the issuance of OHI common stock to Explorer and the date the New York Stock Exchange waives any requirement under its rules and policies for stockholder approval of the conversion of the Preferred D into OHI common stock. We understand that Explorer has agreed to vote its Preferred C shares in favor of stockholder approval;

  •
  Over-Subscription Right: There will be no over-subscription right for unexercised Rights;

  •
  Transferability and Trading of Rights: The Rights will not be transferable or assignable and will not trade as a separate security;

  •
  Exercise Price: The exercise price of each Right (the "Exercise Price") is $2.92 determined in accordance with the terms of the Investment Agreement;

  •
  Closing Condition: The closing of the Rights Offering and the Explorer Investment will be conditioned upon Fleet Bank, NA ("Fleet") and The Provident Bank: (i) amending their loan agreements with OHI in a manner and on terms and conditions satisfactory to each of OHI and Explorer in their respective sole discretion; (ii) waiving any then existing defaults as well as the right to assert a default based on OHI's current non-compliance with certain covenants; and (iii) with respect to Fleet, extending the current maturity date of its loan by no less than 12 months;

  •
  Termination: OHI will have the right to amend the terms of or terminate the Rights Offering at any time prior to the expiration of the subscription period in the Rights Offering;

  •
  Control of OHI: In the event that upon consummation of the Rights Offering and the transactions contemplated by the Investment Agreement, Explorer holds more than 50% of the voting securities of OHI, Explorer will have voting control of OHI, the unrestricted right to vote the OHI voting securities which it holds and the power to designate a majority of the Directors of OHI subject to the following restrictions imposed by the Investment Agreement and any other limitation or restriction imposed by law: (i) a limitation on the number of Directors of OHI which Explorer can designate; (ii) so long as Explorer holds at least 15% of the voting securities of OHI, a commitment by Explorer to vote in favor of the election of three directors who are "independent" under the rules of the New York Stock Exchange and otherwise unaffiliated with Explorer and, upon the increase in the number of directors to ten, one additional person who is unaffiliated with Explorer; and (iii) except in a transaction approved by a committee of the Board of OHI comprised entirely of independent directors and under certain limited circumstances, a prohibition against Explorer's acquiring beneficial ownership of more than 80% of the voting securities of OHI then issued and outstanding; and

  •
  Transferability of Voting Securities Owned by Explorer: Transfers by Explorer of its voting securities that cause the transferee's beneficial ownership to exceed 9.9% of OHI's total voting securities are subject to the transferee agreeing to be bound by certain provisions of the Amended and Restated Stockholders Agreement to be executed in connection with the closing of the Rights Offering (the "Amended and Restated Stockholders Agreement").

For the purposes of this opinion, we have:

(i)	Reviewed the Investment Agreement (including the exhibits attached thereto) between OHI and Explorer, dated as of October 29, 2001;

(ii)	Reviewed the Investment Agreement between OHI and Explorer, dated as of May 11, 2000 and the First Amendment thereto, dated June 2, 2000;
(iii)	Reviewed the Stockholders Agreement between OHI and Explorer, dated July 14, 2000, which will be superceded by the Amended and Restated Stockholders Agreement;
(iv)
Reviewed the following documents filed by OHI with the Securities and Exchange Commission: Form 10-K for OHI for the year ended December 31, 2000; Forms 10-Q for the quarters ended March 31, and June 30, 2001; 2000 Annual Report; and Proxy Statement for the Annual Meeting of Stockholders, dated as of April 18, 2001;
(v)	Reviewed various reports and analyses prepared by OHI management;
(vi)	Discussed the business, operations, projections, capital structure and prospects of OHI with OHI's management;
(vii)	Reviewed financial projections and other financial information prepared by OHI management for the years ending December 31, 2001 and 2002;
(viii)
Reviewed Explorer's pro forma ownership of OHI under various assumptions related to the Rights Offering. With regard to this review, we noted that Explorer's current ownership in OHI common stock on an as converted basis is approximately 45.5% and based on various assumptions concerning the number of shares of OHI common stock which are purchased in the Rights Offering, Explorer's ownership of OHI's voting securities on as converted basis could exceed 50%;
(ix)
Discussed with management of OHI (a) OHI's efforts to negotiate with its banks; (b) the financial implications for OHI if agreement for covenant waivers and a term extension were not reached with OHI's banks; (c) the importance to OHI of securing an equity or junior capital investment in order to potentially obtain such waivers and extensions; and (d) OHI's efforts to access alternative sources of capital including the timing and risk of closing associated with such alternative investments;
(x)
Discussed with a principal of Explorer, among other things Explorer's: (a) timing of the Explorer Investment; (b) additional due diligence requirements; (c) definitive agreement requirements; and (d) ability to make the investment contemplated in the Investment Agreement without any additional approvals by Explorer's partners;
(xi)	Reviewed publicly available financial and stock market data with respect to publicly-traded companies in lines of business we believe to be generally comparable to those of OHI;
(xii)	Reviewed over a five year, twelve month and three month period ending October 26, 2001 the trading price history of OHI's common stock;
(xiii)	Reviewed over the twelve month and three month period ending October 26, 2001 the trading price history of OHI's Series A Preferred Stock and Series B Preferred Stock;
(xiv)	Reviewed the price and yield to maturity of OHI's senior unsecured debt;
(xv)	Reviewed the trading performance and other data of selected publicly-traded companies which have undertaken a rights offering since January 1, 2001;
(xvi)	Reviewed the draft dated October 25, 2001 of OHI's Registration Statement on Form S-1; and
(xvii)	Conducted such other studies, analyses, investigations and inquiries, and considered such other information, as we deemed relevant.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all documents and other information supplied or otherwise made available to us by OHI or obtained by us from other sources, and we have relied upon the assurances of the management of OHI that they are unaware of any information or facts that would make the information provided to us incomplete or misleading. We have further assumed that the Investment Agreement, including but not limited to the Rights Offering, will not be amended after the date hereof. While we have discussed the information provided to us with management of OHI, we have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of OHI or been furnished with any such appraisals of OHI. With respect to financial forecasts furnished to us by OHI, we have been advised by the management of OHI, and we have assumed, that they have been reasonably prepared and reflect management's best currently available estimates and judgment as to the expected future financial performance of such entities. The terms of our engagement did not include soliciting interest in an investment transaction from investors, and we have made no such solicitation.

        Our opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion expressed herein that may come or be brought to our attention after the date hereof.

        As part of its investment banking business, Shattuck Hammond Partners LLC is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have acted as financial advisor to the Committee of Independent Directors in connection with a review of other financing alternatives that might be available to OHI and a review of any proposals related to Explorer and will receive from OHI a fee for such services and an additional fee upon the delivery of this opinion.

        The opinion expressed herein does not constitute a recommendation as to any action the Committee of Independent Directors, the Board of Directors or any stockholder of OHI should take in connection with the Investment Agreement. This opinion addresses only the fairness, from a financial point of view, of the Financial Terms of the Investment Agreement taken as a whole. Further, we express no opinion herein as to the structure, terms (other than the Financial Terms) or effect of any other aspect of the investment by Explorer or the Rights Offering, including, without limitation, the tax consequences thereof or the corporate governance changes occurring in connection therewith except to the extent that such changes constitute Financial Terms of the Investment Agreement.

        Based upon and subject to the foregoing, it is our opinion, as investment bankers, that, as of the date hereof, the Financial Terms of the Investment Agreement taken as a whole are fair to OHI from a financial point of view.

                      Very truly yours,
                      /s/ Shattuck Hammond Partners LLC
                      Shattuck Hammond Partners LLC

 Appendix D

OMEGA HEALTHCARE INVESTORS, INC.
AMENDED AND RESTATED ARTICLES SUPPLEMENTARY
FOR SERIES C CONVERTIBLE PREFERRED STOCK

        OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to authority contained in the charter of the Company (the "Charter"), 2,000,000 shares of authorized but unissued shares of the Company's Preferred Stock have been duly classified by the Board of Directors of the Company (the "Board") as authorized but unissued shares of the Company's Series C Preferred Stock.

        SECOND: A description of the Series C Preferred Stock is as follows:

        1.    Designation and Number.    A series of Preferred Stock, designated the "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), is hereby established. The number of shares of the Series C Preferred Stock shall be 2,000,000, subject to increase pursuant to Section 4(b) prior to payment by the Company of any dividend in shares of Series C Preferred Stock in accordance with Section 4.

        2.    Maturity.    The Series C Preferred Stock has no stated maturity.

        3.    Rank.    The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company, (ii) on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the "Parity Preferred"), and (iii) junior to all existing and future indebtedness of the Company. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series C Preferred Stock prior to conversion of such debt securities.

        4.    Dividends.    (a) Except as set forth in Section 4(b), holders of shares of the Series C Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, preferential cumulative dividends at the greater of (i) 10% per annum of the Liquidation Preference per share (equivalent to a fixed annual amount of $10.00 per share) and (ii) the amount per share declared or paid or set aside for payment based on the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible in accordance with Section 8. Dividends on each share of the Series C Preferred Stock shall be cumulative commencing from the date of issuance of such share of Series C Preferred Stock and shall be payable in arrears for each period ended July 31, October 31, January 31 and April 30 (each a "Dividend Period") on or before the 15th day of August, November, February and May of each year, or, if not a Business Day, the next succeeding Business Day (each, a "Dividend Payment Date"). The first dividend will be paid on November 15, 2000, with respect to the period commencing on the date of first issuance of Series C Preferred Stock (the "Issue Date") and ending on October 31, 2000. Any dividend payable on shares of the Series C Preferred Stock for any partial period will be computed based on the actual number of days elapsed (commencing with and including the date of issuance of such shares) and on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the last day of the preceding calendar month prior to the applicable Dividend Payment Date or on such other date designated by the Board that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

          (b)  For any Dividend Period ending prior to February 1, 2001, dividends will be payable, at the election of the Board, (i) by the issuance as of the relevant Dividend Payment Date of additional shares of fully paid, nonassessable Series C Preferred Stock having an aggregate liquidation preference equal to the amount of such accrued dividends or (ii) in cash. In the event that dividends are declared and paid pursuant to clause (i), (A) such dividends will be deemed paid in full and will not accumulate and (B) prior to paying any such dividends, the Board will take such action as is necessary to increase the number of authorized shares of Series C Preferred Stock by the number of shares to be issued pursuant to this Section 4, including but not limited to the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland in accordance with Article VII of the Charter. The Company will deliver certificates representing shares of Series C Preferred Stock issued pursuant to this Section 4(b) promptly after the relevant Dividend Payment Date. For any Dividend Period ending after February 1, 2001, dividends will be payable in cash.

          (c)  No dividends on shares of Series C Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (d)  Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series C Preferred Stock will not bear interest and holders of the Series C Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock (other than a dividend in shares of the Company's Common Stock or in shares of any other class of stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

          (e)  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series C Preferred Stock as to dividends and upon liquidation or redemption or for the purpose of preserving the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code")). Holders of shares of the Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series C Preferred Stock as provided above. Any dividend payment made on shares of the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

        5.    Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each holder of shares of Series C Preferred Stock shall, at the election of such holder, be entitled to be paid out of the assets of the Company legally available for distribution to its shareholders the Liquidation Preference (as defined in Section 10(e)) before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series C Preferred Stock as to liquidation rights. The Company will promptly provide to the holders of Series C Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Company. A Change in Control (as defined in Section 10(b)), or the sale, lease or conveyance of all or substantially all of the property, business or assets of the Company, shall be deemed to constitute a liquidation, dissolution or winding up of the Company for purposes of Section 5 of these Articles Supplementary only and shall not be deemed a liquidation, dissolution or winding up of the Company for any other series of Preferred Stock unless the terms of such series of Preferred Stock expressly provide.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law (the "MGCL"), no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

        6.    Redemption.    The Series C Preferred Stock is not redeemable without the consent of the holder of such share of Series C Preferred Stock.

        7.    Voting Rights.    (a) Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below.

          (b)  Each holder of shares of Series C Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the bylaws of the Company (the "Bylaws"), shall be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Series C Preferred Stock held by such holder could then be converted pursuant to Section 8, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall vote together as a single class with holders of Common Stock, except as expressly required by law. Fractional votes shall not be permitted, and any fractional voting rights resulting from the right of any holder of Series C Preferred Stock to vote on an as converted basis (after aggregating the shares into which all shares of Series C Preferred Stock held such holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of Series C Preferred Stock shall have no separate class or series vote on any matter except as expressly required by law or as otherwise set forth in these Articles Supplementary.

          (c)  Whenever dividends on any shares of Series C Preferred Stock shall be in arrears for four or more Dividend Periods (a "Preferred Dividend Default"), the number of directors then constituting the Board shall be increased by two (if not already increased by reason of a similar arrearage with respect to the Series D Preferred Stock). The holders of such shares of Series C Preferred Stock and the holders of Series D Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) will be entitled to fill the vacancies thereby created by the addition of such number of directors of the Company determined pursuant to the first sentence of this Section 7(c) (the "Additional Series C/D Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series C Preferred Stock or the holders of record of at least 20% of the Series D Preferred Stock until all dividends accumulated on such shares of Series C Preferred Stock and Series D Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside. In any vote to elect or remove additional directors pursuant to this Section 7, each such holder of shares of Series C Preferred Stock and Series D Preferred Stock entitled to vote will be entitled to one vote for each share held by such holder. In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible. Each Additional Series C/D Preferred Stock Director, as a qualification for election as such (and regardless of how elected), shall submit to the Board a duly executed, valid, binding and enforceable letter of resignation from the Board, to be effective upon the date upon which all dividends accumulated on such shares of Series C Preferred Stock and Series D Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Additional Series C/D Preferred Stock Directors by the holders of such shares of Series C Preferred Stock and Series D Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board shall be reduced accordingly. A quorum for any such meeting shall exist if the holders of at least a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock so entitled to vote are represented in person or by proxy at such meeting. Such Additional Series C/D Preferred Stock Directors shall be elected upon the affirmative vote of a plurality (based on the number of votes entitled to be cast) of the shares of Series C Preferred Stock and Series D Preferred Stock so entitled to vote that are present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on such shares of Series C Preferred Stock and Series D Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof in full shall have been set aside, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and the term of office of each Additional Series C/D Preferred Stock Director so elected shall terminate. Any Additional Series C/D Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock and Series D Preferred Stock entitled to vote (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of an Additional Series C/D Preferred Stock Director may be filled by written consent of the Additional Series C/D Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock so entitled to vote (voting together as a single class). The Additional Series C/D Preferred Stock Directors shall each be entitled to one vote per director on any matter.

          (d)  Explorer Holdings, L.P. ("Explorer") hereby waives, for the period from the date hereof through and including December 31, 2002 (the "Governance Right Deferral Period"), its rights under Section 7(c) of these Amended and Restated Articles Supplementary to elect Additional Series C/D Preferred Stock Directors, provided that the dividends on any shares of Series C Preferred Stock shall not be in arrears for six or more Dividend Periods during the Governance Right Deferral Period. For the avoidance of doubt, if (i) at any time during the Governance Right Deferral Period the holders of any Parity Preferred shall be entitled to elect Additional Preferred Stock Directors then Explorer shall be entitled to simultaneously exercise its rights under Section 7(c) of these Amended and Restated Articles Supplementary and (ii) on or after January 1, 2003 the dividends on any shares of Series C Preferred Stock shall then be in arrears for four or more Dividend Periods (including any Dividend Periods prior to January 1, 2003), the holders of the Series C Preferred Stock shall be entitled to elect Additional Series C/D Preferred Stock Directors in accordance with the provisions of Section 7(c) of these Amended and Restated Articles Supplementary.

          (e)  So long as any shares of Series C Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together with any other classes of Preferred Stock adversely affected in the same manner as a single class), amend, alter or repeal the provisions of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof, including without limitation, the creation of any series of Preferred Stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, but not including the creation or issuance of Parity Preferred.

          (f)    Except as expressly stated in these Articles Supplementary, the Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series C Preferred Stock.

        8.    Conversion.    The holders of Series C Preferred Stock shall have the following conversion rights with respect to such shares:

          8.1    Optional Conversion.    Each share of Series C Preferred Stock (including all accrued and unpaid dividends thereon, to the extent declared) may be converted, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock (and any other securities or property expressly provided in this Section 8) as set forth in this Section 8.

          8.2    Conversion Price.    Each share of Series C Preferred Stock may be converted into such number of shares of Common Stock as is equal to the quotient obtained by dividing the Original Issue Price for such share by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price initially shall be equal to $6.25 per share of Common Stock, subject to adjustment from time to time as provided herein (the "Conversion Price").

          8.3    Mechanics of Conversion.    A holder of Series C Preferred Stock who desires to convert the same into Common Stock shall surrender the certificate or certificates representing such shares, duly endorsed, at the office of the Company or at the office of any transfer agent for the Series C Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein both the number of shares of Series C Preferred Stock being converted and the name or names in which the holder wishes the certificate or certificates for Common Stock to be issued. The Company shall, as soon as practicable after such surrender, issue and deliver at such office to such holder a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled and a new certificate or certificates representing the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered by the holder minus the number of Series C Preferred Stock so converted by the holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Series C Preferred Stock to be converted, and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. Any Series C Preferred Stock converted into Common Stock shall be retired and may not be reissued by the Company.

          8.4    Adjustment for Stock Splits and Combinations.    If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Issue Date combines the outstanding Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 8.4 shall become effective at the close of business on the date such subdivision or combination becomes effective.

          8.5    Adjustment for Certain Dividends and Distributions.    If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 8.5 as of the time of actual payment of such dividends or distributions.

          8.6    Adjustments for Other Dividends and Distributions.    In the event the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Stock or other assets or property of the Company (other than ordinary cash dividends, any special dividends necessary to preserve the Company's qualification as a REIT and the dividend payable pursuant to the Rights Offering), then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or other assets or property of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other assets or property of the Company receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the holders of the Series C Preferred Stock.

          8.7    Adjustment for Reclassification, Exchange and Substitution.    In the event that at any time or from time to time after the Issue Date, the Common Stock or other securities as provided herein issuable upon the conversion of the Series C Preferred Stock are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 8), then and in any such event each holder of Series C Preferred Stock shall have the right thereafter to convert such Series C Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of Common Stock or other securities as provided herein into which such shares of Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          8.8    Reorganizations, Mergers, Consolidations or Transfers of Assets.    If at any time or from time to time after the Issue Date there is a capital reorganization of the Common Stock or other securities issuable upon conversion of Series C Preferred Stock as provided herein (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation or statutory binding share exchange of the Company with or into another Person, or the transfer of all or substantially all of the Company's properties and assets to any other Person and such capital reorganization, merger, consolidation or transfer does not constitute a Change in Control, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of Series C Preferred Stock the number of shares of stock or other securities, cash or property to which a holder of the number of shares of Common Stock or other securities deliverable upon conversion of the Series C Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series C Preferred Stock after the capital reorganization, merger, consolidation, exchange or transfer to the end that the provisions of this Section 8 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

          8.9    Sale of Shares Below Fair Market Value.    (a) If at any time or from time to time after the Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 8.9 to have issued or sold, Additional Common Stock (as defined below), other than as a dividend or other distribution on any class of stock as provided in Section 8.5 above and other than upon a subdivision or combination of Common Stock as provided in Section 8.4 above, for an Effective Price (as defined below) less than the Fair Market Value, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the Business Day immediately preceding the date of such issue or sale, (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Company for the total number of shares of Additional Common Stock so issued or sold would purchase at such Fair Market Value, (C) the number of shares of Common Stock into which all outstanding Series C Preferred Stock and Series D Preferred Stock would be convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale (whether or not the Series D Preferred Stock is then convertible), and (D) the number of shares of Common Stock underlying all Convertible Securities (as defined below) at the close of business on the Business Day immediately preceding the date of such issuance or sale, and (ii) the denominator of which shall be equal to the sum of (A) the number of shares of Common Stock issued and outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Common Stock, (B) the number of shares of Common Stock into which all outstanding Series C Preferred Stock and Series D Preferred Stock would be convertible at the close of business on the Business Day immediately preceding the date of such issuance or sale (whether or not the Series D Preferred Stock is then convertible), and (C) the number of shares of Common Stock underlying all Convertible Securities at the close of business on the Business Day immediately preceding the date of such issuance or sale.

            (b)  For the purpose of making any adjustment required under this Section 8.9, the consideration for any issuance or sale of securities shall be deemed to be (A) to the extent it consists of cash, equal to the gross amount paid in such issuance or sale, (B) to the extent it consists of property other than cash, equal to the Fair Market Value of that property, and (C) if Additional Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Common Stock or Convertible Securities are issued or sold together with other stock, securities or assets of the Company for a consideration which covers both, that portion of the consideration so received that is determined in good faith by the Board to be allocable to such Additional Common Stock, Convertible Securities or rights or options.

            (c)  For the purpose of the adjustment required under this Section 8.9, if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable or exercisable for, Additional Common Stock (such convertible or exchangeable or exercisable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Common Stock is less than the Fair Market Value, then in each case the Company shall be deemed to have (i) issued at the time of the issuance of such rights or options or Convertible Securities the number of shares of Additional Common Stock issuable upon exercise, conversion or exchange thereof irrespective of whether the holders thereof have the fully vested legal right to exercise, convert or exchange the Convertible Securities for Additional Common Stock and (ii) received as consideration for the issuance of such Additional Common Stock an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the exercise, conversion or exchange thereof. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Additional Common Stock so issued were the shares of Additional Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such shares of Additional Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of the rights or options whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the

    Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

            (d)  "Additional Common Stock" shall mean all Common Stock issued or issuable by the Company after the Issue Date, whether or not subsequently reacquired or retired by the Company, other than (i) Common Stock issued or issuable upon conversion of, or as a dividend on, any Series C Preferred Stock or Series D Preferred Stock, (ii) Common Stock issued or issuable pursuant to any employee benefit plan or similar plan or arrangement intended to provide compensation and other benefits to officers, directors, employees and consultants of the Company provided that such plans and any grants or awards thereunder have been approved by the Board or a committee thereof, (iii) securities issued by the Company in payment of a purchase price to the seller or any Person who beneficially owns equity securities of such seller for any acquisition of assets or a business, which acquisition is approved by the Board, or (iv) Common Stock issued or issuable pursuant to the Rights Offering, the Investment Agreement or upon issuance or conversion of the Series D Preferred Stock. The "Effective Price" of Additional Common Stock shall mean the quotient determined by dividing the total number of shares of Additional Common Stock issued or sold, or deemed to have been issued or sold by the Company, by the aggregate consideration received, or deemed to have been received, by the Company for such Additional Common Stock. The share numbers in this Section 8.9(d) shall be appropriately adjusted for any stock dividends, combinations, splits, reverse splits, recapitalizations and similar events affecting the securities of the Company.

          8.10    Certificate of Adjustment.    In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price in effect immediately prior to the occurrence of the event giving rise to such adjustment, (3) the number of shares of Additional Common Stock, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series C Preferred Stock.

          8.11    Notices of Record Date.    In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series C Preferred Stock at least ten days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          8.12    Fractional Shares.    No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled (calculated based on the aggregate number of shares of Common Stock to which such holder is entitled upon such conversion), the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of conversion.

          8.13    Reservation of Stock Issuable Upon Conversion.    The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of its Common Stock and other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock.

          8.14    Notices.    Any notice required or permitted by this Section 8 to be given to a holder of Series C Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or five days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or (ii) to the Company at its registered office, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

          8.15    Payment of Taxes.    The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue and delivery of Common Stock upon conversion of Series C Preferred Stock, including without limitation any tax or other charge imposed in connection with the issue and delivery of Common Stock or other securities, if any, issuable upon conversion thereof as expressly provided in Section 8 in a name other than that in which the Series C Preferred Stock so converted were registered.

          8.16    Cancellation of Shares.    Any shares of Series C Preferred Stock which are converted in accordance with Section 8 or which are redeemed, repurchased or otherwise acquired by the Company, shall be canceled and added to the authorized but undesignated Preferred Stock of the Company but shall not be reissued as Series C Preferred Stock.

        9.    Restrictions on Ownership and Transfer.    Once there is a completed public offering of the Series C Preferred Stock, if the Board shall, at any time and in good faith, be of the opinion that actual or constructive ownership of at least 9.9% or more of the value of the outstanding capital stock of the Company has or may become concentrated in the hands of one owner (other than Explorer Holdings, L.P. and its direct and indirect equity owners), the Board shall have the power (i) by means deemed equitable by the Board, and pursuant to written notice, to call for the purchase from any shareholder of the corporation a number of shares of Series C Preferred Stock sufficient, in the opinion of the Board, to maintain or bring the direct or indirect ownership of such beneficial owner to no more than 9.9% of the value of the outstanding capital stock of the corporation, and (ii) to refuse to transfer or issue shares of Series C Preferred Stock to any person whose acquisition of such Series C Preferred Stock would, in the opinion of the Board, result in the direct or indirect ownership by that person of more than 9.9% of the value of the outstanding capital stock of the Company. The purchase price for any shares of Series C Preferred Stock shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or if the shares are not then listed on a national securities exchange, the purchase price shall be equal to the Liquidation Preference of such shares of Series C Preferred Stock. Payment of the purchase price shall be made within thirty days following the date set forth in the notice of call for purchase, and shall be made in such manner as may be determined by the Board. From and after the date fixed for purchase by the Board, as set forth in the notice, the holder of any shares so called for purchase shall cease to be entitled to distributions and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of Series C Preferred Stock that would create an actual or constructive owner of more than 9.9% of the value of the outstanding shares of capital stock of this Company shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Series C Preferred Stock shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such shares and to hold such shares on behalf of the Company.

Notwithstanding anything herein to the contrary, nothing herein shall authorize the Company or its transfer agent to refuse to transfer any shares of Series C Preferred Stock, passing either by voluntary transfer, by operation of law, or under the last will and testament of any shareholder, if such transfer would not, in the written opinion of counsel to the transferor reasonably acceptable to the Company, disqualify the Company as a Real Estate Investment Trust under the Code. Nothing herein contained shall limit the ability of the Company to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Company's tax status as a qualified Real Estate Investment Trust.

        10.    Certain Defined Terms.    In addition to the terms defined elsewhere in these Articles Supplementary or the Charter, the following terms will have the following meanings when used herein with initial capital letters:

          (a)  "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in New York City, or any day on which banks in New York City are authorized by law to close).

          (b)  "Change in Control" means the occurrence of any of the following in one or a series of related transactions: (A) any consolidation, merger, reorganization, share exchange or other form of business combination transaction involving the Company in which the holders of the Company's Voting Stock immediately before such transaction do not, immediately after such transaction, retain Voting Stock representing a majority of the voting power of the acquiring entity, the Company or the entity surviving such transaction or (B) the sale, transfer or assignment of Voting Stock of the Company representing a majority of the voting power of the Company to an acquiring Person; provided, however, that any transaction described in clause (A) or (B) in which Voting Stock of the Company or the acquiring or surviving entity in such transaction representing a majority of the voting power of such Person is acquired by or from Explorer Holdings, L.P., its partners and/or their respective Affiliates in one transaction or a series of related transactions shall not be deemed a Change in Control.

          (c)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (d)  "Fair Market Value" of any security or other asset means:

              (i)  In the case of any security:

              (A)  if the security is traded on a securities exchange, the weighted average trading volume of the per share closing prices of the security on such exchange over the five trading day period ending three trading days prior to the date on which such value is measured;

              (B)  if the security is traded over-the-counter, the weighted average trading volume of the per share closing bid prices of the security over the five trading day period ending three trading days prior to the date on which such value is measured; or

              (C)  if there is no public market for such security that meets the criteria set forth in (A) or (B) above, the Fair Market Value shall be the per share fair market value of such security as of the date on which such value is measured, as determined in good faith by the Board.

            (ii)  In the case of assets other than securities, the Fair Market Value shall be the fair market value of such assets, as determined in good faith by the Board.

          (e)  "Liquidation Preference" measured per share of Series C Preferred Stock as of any date in question (the "Relevant Date"), means an amount equal to the Original Issue Price of such share , plus an amount equal to any accrued and unpaid dividends, but without interest, at the rate set forth in Section 4 hereof, if any, for such share of Series C Preferred Stock. In connection with the determination of the Liquidation Preference of a share of Series C Preferred Stock upon liquidation, dissolution or winding up of the Company, the Relevant Date shall be the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

          (f)    "Original Issue Price" means $100 per share of Series C Preferred Stock, subject to appropriate adjustment to reflect any stock dividends, combinations, splits, reverse splits, recapitalizations or similar events affecting the Series C Preferred Stock after the Issue Date.

          (g)  "Person" means any individual, firm, corporation, partnership, limited liability company, or group (within the meaning of Section 13(d)(3) of the Exchange Act).

          (h)  "Rights Offering" means the offering of shares of Common Stock by the Company pursuant to Section 4.7 of the Investment Agreement, dated as of October 29, 2001, relating to the Series D Preferred Stock (the "Investment Agreement").

          (i)    "Voting Stock" means, with respect to any Person, the shares of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person, and for purposes hereof, the Series D Preferred Stock whether or not then convertible. For avoidance of doubt,  Common Stock and Series C Preferred Stock both constitute Voting Stock of the Company; provided, however, no class of Preferred Stock shall be deemed to be Voting Stock by virtue of the rights of such holder upon any Preferred Dividend Default.

        11.    Amendment; Waiver.    Except as expressly prohibited by law, these Amended and Restated Articles Supplementary may be amended and any provision herein may be waived with the approval of the holders of a majority of the Series C Preferred Stock and a majority of the members of the Board who are not Affiliates of any holder of Series C Preferred Stock. Any amendment or waiver so effected shall be binding upon each holder of Series C Preferred Stock.

        THIRD: The classification of authorized but unissued shares as set forth in these Amended and Restated Articles Supplementary does not increase the authorized capital of the Company or the aggregate par value thereof.

        FOURTH: These Amended and Restated Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

        FIFTH: The undersigned Vice President of the Company acknowledges these Amended and Restated Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Vice President of the Company acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Company has caused these Amended and Restated Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on this    day of                        , 2001.

ATTEST		OMEGA HEALTHCARE INVESTORS, INC.
By:	Secretary	By:	Vice President

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VOTING SECURITIES
VOTING
PROPOSAL 1—APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH EXPLORER HOLDINGS, L.P.'s INVESTMENT
Omega Senior Unsecured Debt
Series A and Series B Preferred (Actual Dollars)
Ownership Analysis (Shares in Millions)
Rights Offering Analysis Analysis by Announcement Date
Omega Pro Forma Float Analysis (Shares in Millions)
Omega Pro Forma Debt to Capitalization Analysis (Dollars in Millions)
Comparable Public Companies' Price/FFO Multiples
Comparable Public Companies' EV as a % of TEV
Comparable Public Companies' TEV/EBITDA
Comparable Public Companies' FFO/Debt
Comparable Public Companies' Debt/EBITDA
Comparable Public Companies' EBITDA/Interest
Comparable Public Companies' EBITDA/Revenue
Comparable Public Companies' Net Income/Revenue
Summary Net Asset Value per Share (Actual Dollars)
Calculation of Omega's Net Asset Value (Dollars in Millions)
PROPOSAL 2—APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AMENDING TERMS OF OUR ARTICLES SUPPLEMENTARY FOR SERIES C CONVERTIBLE PREFERRED STOCK
PROPOSAL 3—APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BYLAWS INCREASING THE MAXIMUM NUMBER OF DIRECTORS
SELECTED FINANCIAL DATA
PRINCIPAL STOCKHOLDERS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FORWARD-LOOKING STATEMENTS
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDERS PROPOSALS
EXPENSES OF SOLICITATION
AVAILABLE INFORMATION REGARDING RIGHTS OFFERING AND OMEGA
OTHER MATTERS
OMEGA HEALTHCARE INVESTORS, INC. INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED BALANCE SHEETS (In Thousands)
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands, Except Per Share Amounts)
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (In thousands, except per share amounts)
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (In thousands, except per share amounts)
OMEGA HEALTHCARE INVESTORS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands)
OMEGA HEALTHCARE INVESTORS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SCHEDULE IV MORTGAGE LOANS ON REAL ESTATE OMEGA HEALTHCARE INVESTORS, INC. December 31, 2000
OMEGA HEALTHCARE INVESTORS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands)
OMEGA HEALTHCARE INVESTORS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited (In Thousands, Except Per Share Amounts)
OMEGA HEALTHCARE INVESTORS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (In Thousands)
OMEGA HEALTHCARE INVESTORS, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) September 30, 2001
INDEX TO APPENDICES
OMEGA HEALTHCARE INVESTORS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  Appendix A
INVESTMENT AGREEMENT
I. SHARE PURCHASE
II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
VIII. GENERAL PROVISIONS
OMEGA HEALTHCARE INVESTORS, INC. ARTICLES SUPPLEMENTARY FOR SERIES D CONVERTIBLE PREFERRED STOCK
  Appendix D
OMEGA HEALTHCARE INVESTORS, INC. AMENDED AND RESTATED ARTICLES SUPPLEMENTARY FOR SERIES C CONVERTIBLE PREFERRED STOCK